Filed Pursuant to Rule 424(b)(3)

Registration No. 333-225920

PROSPECTUS

Conversion Labs, Inc.

4,782,610 Shares of Common Stock

This prospectus relates to the offering and resale by the Selling Stockholders identified herein of up to 4,782,610 shares of Common Stock of Conversion Labs, Inc. (formerly known as Immudyne, Inc. the “Company”). These shares include 2,391,305 shares of Common Stock underlying those certain Senior Secured Convertible Promissory Notes (each a “Note” and together the “Notes”) issuable to the Selling Stockholders, and 2,391,305 shares of Common Stock issuable upon exercise of warrants (collectively, the “Warrants”) issued and sold to the Selling Stockholders in connection with the Notes. The Notes and Warrants were issued to the selling stockholders pursuant to that certain Securities Purchase Agreement, dated May 29, 2018, by and among between the Company and the Selling Stockholders. The selling stockholders are herein referred to as the “Selling Stockholders” and each a “Selling Stockholder”.

The Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the securities in a number of different ways and at varying prices. See “Plan of Distribution” beginning on page 19 of this prospectus for more information.

We are not selling any shares of Common Stock in this offering, and we will not receive any proceeds from the sale of shares by the Selling Stockholders.

Our Common Stock is currently quoted on the OTCQB under the symbol “CVLB.” On July 10, 2018 the closing price as reported on the OTCQB was $0.22 per share. This price will fluctuate based on the demand for our Common Stock.

The Selling Stockholders may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices.

This prospectus provides a general description of the securities being offered. You should review this prospectus and the registration statement of which it forms a part before you invest in any securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Our auditors have issued a going concern opinion. For more information please see the going concern opinion on page F-1 and the risk factors herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 12, 2018.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus is correct as of any time after its date.

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PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in our Common Stock and warrants, especially the risks and other information we discuss under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes beginning on page F-1. Our fiscal year end is December 31 and our fiscal years ended December 31, 2016 and 2017 are sometimes referred to herein as fiscal years 2016 and 2017, respectively. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”. Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our”, the “Company” or “our Company” or “Immudyne” refer to Conversion Labs, Inc., a Delaware corporation, and our majority owned subsidiary, Immudyne PR, LLC, unless the context indicates otherwise.

Our Company

We are an internet based direct response marketing company that in-licenses, acquires or creates innovative and proprietary products that can be sold to consumers around the world via our technology infrastructure and relationships with agencies, third party marketers, and online advertising platforms such as Facebook and Google. We currently have two commercial stage products and intend to launch an additional four products in 2018. Our leading product, launched in the second quarter of 2017, is a patented shampoo, conditioner, and leave-in foamer for thicker, fuller hair. Our second product, launched in the first quarter of 2018, is a nutritional supplement for immune support.

We launched our online direct marketing business in the fourth quarter of 2015 with the establishment of a partnership with Inate Skincare, LLC (“Inate”). Our initial intention was to launch a skin care line containing our proprietary ingredients and to market such products directly to consumers. The Company entered into a limited liability company operating agreement with its joint venture partners with respect to Inate under the legal name Immudyne PR, LLC (“Immudyne PR”). On April 1, 2016, the original operating agreement of Immudyne PR was amended and restated and we increased our ownership and voting interest in Immudyne PR to 78.16667%.

Divestiture of Yeast Beta Glucan Business

Throughout 2017, we manufactured, distributed and sold natural immune support products containing our proprietary yeast beta glucans, a group of beta glucans naturally occurring in the cell walls of yeast that have been shown through testing and analysis to support the immune system. Beta glucans, or β-Glucans, are a natural extract that are considered to be “biological response modifiers” that support the immune system. The most common sources of beta glucans are from the cell walls of baker’s yeast, the cellulose in plants, the bran of cereal grains and certain fungi and bacteria.

In 2017, our yeast beta glucan nutraceutical and cosmetic product lines consisted of our natural, premium yeast beta glucans in oral and topical applications. We offered our yeast beta glucans as natural raw material ingredients in bulk quantities, our “Nutraceutical and Cosmetic Additives” segment, and finished, consumer products packaged under our brands as well as private label brands, our “Finished Cosmetic Products” segment, which were marketed directly to consumers.

In the first quarter of 2018 we sold assets and certain liabilities related to our legacy business that manufactured raw yeast beta glucan. As a result of this divestiture, we solely operate our online direct marketing business owned by Immudyne PR.

Products

We currently have 2 commercial stage products and 2 development stage products in our portfolio. We have several additional products that we intend to in-license in 2018, subject to negotiations and definitive agreements. Generally, our business model is to license or acquire innovative products that address large, global unmet needs which can be placed onto our internet based or “online” direct response marketing platform. All of our products are proprietary and exclusively marketed by Immudyne and our partners. We seek to protect the market position of our products with intellectual property, trade secrets, trademarks and brand equity.

Shapiro MD

The Shapiro MD product line is a unique hair care aid developed to help men & women regain thicker, fuller and healthier looking hair. Shapiro MD Shampoo & Conditioner are the result of 15 years of research and development by thought-leading dermatologists Dr. Steven Shapiro and Dr. Michael Borenstein.

The Shapiro MD product line is protected by two U.S. patents and contains three naturally-occurring dihydrotestosterone (DHT) blocking ingredients.  DHT is widely believed to be the main culprit of balding/hair-loss. Clinical research on the ingredients used in Shapiro MD products has been published in prominent scientific journals, including US National Library of Medicine National Institutes of Health, International Journal of Dermatology and European Hair Research Society.

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iNR Wellness

iNR Wellness is a daily nutritional supplement that contains yeast, oat, and mushroom beta glucans. Beta glucans, or β-Glucans, are a natural extract considered to be “biological response modifiers” that support the immune system. Our three naturally occurring beta glucans have clinically shown to support the human immune system and are commonly used as an OTC supplement to reduce cholesterol levels, manage blood glucose levels, and support the immune system.

General scientific research on beta glucan derived from yeast cell walls has been conducted in recent years by renowned medical laboratories, including Baylor College of Medicine, U.S. Armed Forces Radiobiology Institute, Stanford University, Southwest Research Institute, and North Carolina State University. As more studies are conducted on beta glucans, we believe the potential benefits to human health will continue to emerge.

Although the Food and Drug Administration (“FDA”) has historically endorsed the consumption of oat glucan/dietary fiber as an aid to lower cholesterol, most of the testing and analysis or scientific research mentioned in this annual report has not been subject to oversight of the FDA or any comparable regulatory body, and no regulatory body has attested to the efficacy of beta glucans in supporting the immune system or otherwise treating disease. Further, the marketing of beta glucans is not subject to FDA approval, and we are prohibited by Federal Trade Commission (“FTC”) and FDA regulations from suggesting in advertisements and product labels that our products mitigate, treat, cure or prevent a specific disease or class of disease.

Scarology

Scarology is a scar healing topical solution delivered through a day and night routine. Three essential ingredients work together to achieve dramatic results in appearance and feel. The product is clinically tested and developed by prominent dermatologists. We expect the Scarology product launch in the third quarter of 2018.

None of the testing and analysis or scientific research mentioned in this annual report on Form 10-K has been subject to the oversight of the FDA or any comparable regulatory body, and no regulatory body has attested to the efficacy of our products. Further, our current products are marketed as cosmetics and nutritional supplements, and we are prohibited by FTC and FDA regulations from suggesting in advertisements and product labels that our products mitigate, treat, cure or prevent a specific disease or class of disease.

PURPUREX

PURPUREX is the first and only treatment for solar purpura, a common skin condition which affects approximately 12% of individuals over the age of 50 worldwide. We expect the PURPUREX product launch in the third quarter of 2018.

Recent Developments

Name Change and Symbol Change

Effective June 22, 2018 the Company changed its name from ImmuDyne, Inc. to Conversion, Labs, Inc. All references to the “Company” or “Immudyne” or “Immudyne, Inc.” in this Registration Statement on Form S-1 refer to Conversion Labs, Inc., unless stated otherwise. Further, in connection with changing its name, the Company changed its trading symbol to CVLB.

Securities Purchase Agreement and Registration Rights Agreement

On May 29, 2018 (the “Closing Date”), the Company entered into a securities purchase agreement (the “Purchase Agreement”) with Alpha Capital Anstalt and Brio Capital Master Fund Ltd. (together, the “Investors” or “Selling Stockholders”). Pursuant to the terms of the Purchase Agreement, the Company issued and sold to the Investors the Notes in the aggregate original principal amount of $550,000 (the “Notes”), and the Warrants to purchase up to 2,391,305 shares of the Company’s Common Stock (the “Warrants” together with the Notes the “Securities”). The Warrants are exercisable at any time on or after the date of the issuance of the Warrants and entitle the Investors to purchase shares of the Company’s Common Stock for a period of five years from the initial date the warrants become exercisable. The Warrants are exercisable at a price of $0.28 per share, subject to adjustment as described therein. The Warrants can be exercised cashlessly after six months from the Closing Date only in the event that the shares of Common Stock underlying the Warrants are not registered under an effective registration statement.

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The Purchase Agreement provides, among other things, that the Company will (i) not issue any securities from the period commencing on the date of the Purchase Agreement and ending on May 29, 2019, subject to certain Exempted Issuances (as defined therein), (ii) not enter into a variable rate transaction at any time while the Notes are outstanding. Additionally, for a period of one year from the Closing Date, the Investors will have the right to participate in the purchase of their respective pro rata portion of no less than 100% of the securities offered by the Company in any future financing transactions.

The Notes will mature on the first anniversary of the Closing Date (the “Maturity Date”). The Company shall pay, interest on the outstanding principal amount of the Notes compounded annually at the annual rate of twelve percent (12%), subject to adjustments.

The Notes may be converted into the Company’s Common Stock, at the option of the holder, at any time following issuance, unless the conversion or share issuance under the conversion would cause the holder to beneficially own in excess of 4.99% of the Company’s Common Stock. The conversion price for the principal and interest, if any, in connection with voluntary conversion by the Holder shall be $0.23 per share of Common Stock, subject to adjustment (the “Conversion Price”). In the event the average VWAP (as defined in the Note) for the consecutive five (5) Trading Days preceding but not including the six month anniversary of the Original Issue Date of the Note is less than the then Conversion Price in effect on such six month anniversary date, then the Conversion Price with respect to unconverted principal and interest on the Note shall be reduced (and only reduced) to eighty percent (80%) of the VWAP for the ten (10) Trading Days following (but not including) such six month anniversary date, subject to further reduction.

If the Company, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents (as defined in the Note) entitling anyone to acquire Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) then the Conversion Price shall be reduced to equal the Base Conversion Price, subject to adjustment for reverse and forward stock splits and the like.

The Notes contain standard event of default provisions, certain covenants and restrictions, including, among others, that, for so long as the Notes are outstanding, the Company will not incur any indebtedness, permit liens on its properties (other than permitted indebtedness or permitted liens under the Notes), make dividends or transfer certain assets.

The Notes are secured by a security interest granted to the Holder pursuant to the Security Agreement. As an inducement for the Investors to extend the loans as evidenced by the Notes, the Company and Immudyne PR, LLC unconditionally and irrevocably granted the Investors a security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, substantially all of the Company’s assets. After the occurrence and during the continuance of any Event of Default (as defined in the Security Agreement), the Alpha Capital Anstalt, as Collateral Agent, shall have the right to exercise all of the remedies conferred under the Security Agreement and under the Notes.

Guaranty Agreement

As a subsidiary of the Company, Immudyne PR, LLC entered into that certain Guaranty, for the benefit of the Investors in consideration of the Loans made by the Investors to the Company and as security for the performance by the Company of its obligations under the Notes and as security for the repayment of the Loans and all other sums due from the Company to the Investors arising under the Notes (collectively, the “Obligations”).The Guaranty Agreement provides, amongst other things, that the punctual payment, performance and observance when due, whether at stated maturity, by acceleration or otherwise, of all of the Obligations now or hereafter existing, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any insolvency, bankruptcy or reorganization of Parent, whether or not constituting an allowed claim in such proceeding), fees, commissions, expense reimbursements, liquidated damages, indemnifications or otherwise arising under the Notes, Security Agreement, or any other document related to the transaction.

Registration Rights Agreement

In connection with the Purchase Agreement, the Company entered into the Registration Rights Agreement with the Investors pursuant to which the Company agreed to file a registration statement on Form S-1, or such applicable form (the “Registration Statement) with the U.S. Securities and Exchange Commission (the “SEC”) to register that number of shares of Common Stock issuable upon conversion of the Notes and upon exercise of the Warrants. Pursuant to the Registration Rights Agreement, the Company is required to file the Registration Statement within thirty (30) days of the Closing (the “Initial Filing Deadline”) and to use its best efforts for the Registration Statement to be declared effective within the earlier of (x) (i) in the event that the initial Registration Statement is not subject to a full review by the SEC, forty-five (45) calendar days after the Initial Filing Deadline, or (ii) in the event that the initial Registration Statement is subject to a full review by the SEC, ninety (90) calendar days after the Initial Filing Deadline, and (y) the fifth (5th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such initial Registration Statement will not be reviewed or will not be subject to further review.

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Lock-Up Agreement

As a further condition to the sale of the Securities, the Company’s Chief Executive Officer, Mr. Justin Schreiber, entered into a lock-up agreement on behalf of JOJ Holdings, LLC and JLS Ventures, LLC, entities wholly owned by Mr. Schreiber, in which pursuant to which entities agreed not to offer, sell, pledge, contract to sell, hypothecate or otherwise transfer their shares commencing on the date of the Closing and ending on the date that is one year after the effective date of the Registration Statement, subject to certain exceptions. In addition to the Lock- Up Agreement, as further inducement to enter into the transaction, JOJ Holdings, LLC and JLS Ventures, LLC, entities wholly owned by the Company’s Chief Executive Officer, Mr. Justin Schreiber entered into a stock pledge agreement for the benefit of Alpha Capital Anstalt (the “Pledge”) whereby JOJ Holdings, LLC and JLS Ventures, LLC pledged all of its capital stock and other equity interests to Alpha.

Pledge Agreement

JOJ Holdings, LLC and JLS Ventures, LLC, entities wholly owned by the Company’s Chief Executive Officer, Mr. Justin Schreiber entered into a stock pledge agreement for the benefit of Alpha Capital Anstalt (the “Pledge”) whereby JOJ Holdings, LLC and JLS Ventures, LLC pledged all capital stock and other equity interests to Alpha.

Closing of Membership Interest Purchase Agreement

On May 29, 2018 (the “Closing Date”), Immudyne, PR, LLC, a majority-owned subsidiary of Immudyne, Inc. (the “Company”) entered into that certain Membership Interest Purchase Agreement (the “Purchase Agreement”) by and among nine individuals, as sellers (together, the “Sellers”), and Immudyne PR, LLC, as buyer (“Buyer”), pursuant to which Buyer acquired from Sellers all of Sellers’ right, title and interest in and to 51% of the membership interests (the “Membership Interests”) of LegalSimpli Software, LLC, a Puerto Rico limited liability company (“LSS”), which operates a marketing-driven software solutions business.

In consideration for Buyer’s purchase of the Membership Interests the Buyer paid $150,000 (the “Initial Payment”) to the Sellers upon execution of the Purchase Agreement. Additionally, Buyer may be obligated to pay up to an additional $200,000 in accordance with the following milestones (the “Milestones”): (i) $100,000 to the Sellers on the 90-day anniversary of the Purchase Agreement, so long LSS’s gross revenue for the preceding 30-day period is equal to or greater than $75,000; and (ii) $100,000 to the Sellers on the 180-day anniversary of the Purchase Agreement, so long as LSS’s gross revenue for the preceding 30-day period is equal to or greater than $150,000, with a minimum net profit margin of 25% in each instance.

Regardless of whether LSS achieves either or both of the Milestones, Buyer will retain full ownership of the Membership Interests.

The Purchase Agreement contains customary representations, warranties and covenants and closing occurred upon satisfaction of customary closing conditions.

In connection with the Purchase Agreement, Sellers amended LSS’s operating agreement (the “Amended Operating Agreement”) to include Buyer accordingly. LSS will have the right to make distributions of cash and property to its members on a pro rata basis in proportion to the respective percentage interest held by each member; provided, however, notwithstanding the foregoing, the Amended Operating Agreement establishes a bonus pool equal to 5% of net profits of LSS that may only be distributed to the four founding members of LSS. For each $10,000,000 in revenue, up to a maximum of $50,000,000 that LSS generates with a net profit margin equal to or greater than 20%, the founding members of LSS will receive 1% of the pretax profits, for a possible aggregate total of 5% of the pretax profits.

Line of Credit

In connection with the Buyer’s purchase of the Membership Interests, Buyer and LSS entered into that certain revolving line of credit agreement, (the “Line of Credit Agreement”) with respect to Buyer’s extending advances in the amount up to $1,000,000 for the benefit of LSS; provided, however, that Buyer is not obligated to advance any funds upon request and may unilaterally terminate LSS’s privilege to request advances under the Line of Credit.

Any amounts advanced pursuant to the Line of Credit Agreement will be memorialized with a promissory note, issued at the time of such advance at a rate of interest to be determined and stated on the face of such note.

The foregoing descriptions of the Purchase Agreement, Amended Operating Agreement and the Line of Credit Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of such documents. Copies of the Form of Purchase Agreement, Amended Operating Agreement and the Form of Line of Credit Agreement are attached to the Company’s Current Report on Form 8-K filed with the SEC on June 1, 2018 as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

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THE OFFERING

This prospectus relates to the offer and sale from time to time of up to an aggregate of 4,782,610 shares of the Company’s Common Stock, consisting of 2,391,305 shares of our common stock by the Selling Stockholders that may be issued upon conversion of the Notes, and up to 2,391,305 shares of our common stock by the Selling Stockholders that may be issued upon the exercise of Warrants.

In connection with the Private Offering, under the terms of the Registration Rights Agreement entered into with the Selling Stockholders on the same date and in connection with the Securities Purchase Agreement, we must register with the U.S. Securities and Exchange Commission 2,391,305 shares of common stock underlying the Notes, and 2,391,305 shares of common stock underlying the Warrants. The number of shares ultimately offered for resale by the Selling Stockholders depends upon how much of the Notes and Warrants the Selling Stockholders elect to convert and exercise, respectively, and the liquidity and market price of our common stock.

Common Stock to be offered by the Selling Stockholders offered by us:	We are offering 4,782,610 shares of Common Stock consisting of: (i) 2,391,305 shares underlying the Notes and (ii) 2,391,305 shares underlying the Warrants. The Notes are convertible immediately and have a conversion price of $0.23 per share. The warrants are exercisable immediately, have an exercise price of $0.28 per share and expire five years from the date of issuance.

Common Stock outstanding prior to this offering (1)	43,943,063

Common stock to be outstanding after the offering (1)	46,334,368 shares of common stock if the shares of Common Stock underlying the Notes is issued and 48,725,673 shares of common stock if all the Warrants that are a part of this offering are also exercised in full.

Use of proceeds	We will not receive any proceeds from the sale of common stock by the Selling Stockholders. All of the net proceeds from the sale of our common stock will go to the Selling Stockholders as described below in the sections entitled “Selling Stockholders” and “Plan of Distribution”. We have agreed to bear the expenses relating to the registration of the common stock for the Selling Stockholders.

Risk factors	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 8 before deciding to invest in our securities.

Trading symbol	Our common stock is currently quoted on the OTCQB under the trading symbol “CVLB”.

Lock-ups	Our Chief Executive Officer has agreed not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of 365 days after the date of this prospectus.

(1)	The number of shares of our Common Stock outstanding prior to and to be outstanding immediately after this offering, as set forth in the table above, is based on 43,943,063 shares outstanding as of July 10, 2018, and including or excluding the following as of such date:

●	Excludes 15,510,800 shares of Common Stock issuable upon exercise of outstanding options with a weighted average exercise price of $0.28 per share.

●	Excludes 3,189,119 shares of Common Stock issuable upon exercise of warrants outstanding as of July 10, 2018 having a weighted average exercise price of $0.41 per share;

●	Excludes 2,391,305 shares of Common Stock issuable upon conversion of the Notes offered in this offering;

●	Excludes 2,391,305 shares of Common Stock issuable upon exercise of the Warrants offered in this offering; and

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SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following summary consolidated statements of operations data for the fiscal years ended December 31, 2017 and 2016 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. Additionally, the three months ended March 31, 2018 and 2017 have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The summary consolidated balance sheet data as of March 31, 2018 are derived from our consolidated financial statements that are included elsewhere in this prospectus. The historical financial data presented below is not necessarily indicative of our financial results in future periods, and the results for the quarter ended March 31, 2018 is not necessarily indicative of our operating results to be expected for the full fiscal year ending December 31, 2018 or any other period. You should read the summary consolidated financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our consolidated financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. Our consolidated financial statements have been prepared on a basis consistent with our audited financial statements and include all adjustments, consisting of normal and recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations as of and for such periods.

Immudyne, Inc.

Consolidated Statements of Operations

	Year Ended December 31,
	2017	2016

Net Sales	$5,054,706	$5,238,604

Cost of Sales	1,483,686	1,946,055

Gross Profit	3,571,020	3,292,549

Operating expenses
Compensation and related expenses	1,698,814	1,247,195
Professional fees	431,326	477,401
Marketing expenses	1,657,158	1,710,357
General and administrative expenses	851,256	1,032,278
Total operating expenses	4,638,554	4,467,231

Operating (Loss)	(1,067,534)	(1,174,682)

Change in fair value of derivative liability	502,830	-
Loss on extinguishment of debt	(553,222)	-
Interest (expense)	(100,523)	(48,611)

Net Income (Loss)	(1,218,449)	(1,223,293)

Net (loss) income attributable to noncontrolling interests	(12,488)	(115,749)

Net Income (loss) attributable to Immudyne, Inc.	$(1,205,961)	$(1,107,544)

Basic income (loss) per share attributable to Immudyne, Inc.	$(0.03)	$(0.03)
Diluted income (loss) per share attributable to Immudyne, Inc.	$(0.03)	$(0.03)

Average number of common shares outstanding
Basic	41,738,101	33,478,229
Diluted	41,738,101	33,478,229

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	Three Months Ended March 31,
	2018	2017

Net Sales	$1,606,491	$167,899

Cost of Sales	355,453	88,173

Gross Profit	1,251,038	79,726

Operating expenses
Compensation and related expenses	143,646	263,886
Professional fees	132,115	98,844
Marketing expenses	897,164	10,800
General and administrative expenses	357,427	107,989
Total operating expenses	1,530,352	481,519

Operating Loss	(279,314)	(401,793)

Change in fair value of derivative liability	-	(48,192)
Interest (expense)	(6,450)	(649,357)

Loss from continuing operations	(285,764)	(1,099,342)
Income from discontinued operations, including gain on sale, net of income taxes	925,738	26,807
Net income (loss)	639,974	(1,072,535)

Net income (loss) attributable to noncontrolling interests	12,697	(27,730)

Net Income (loss) attributable to Immudyne, Inc.	$627,277	$(1,044,805)

Basic loss per share attributable to Immudyne, Inc. from continuing operation	$(0.01)	$(0.03)
Basic income per share attributable to Immudyne, Inc. from discontinued operation	0.02	0.00
Diluted loss per share attributable to Immudyne, Inc. from continuing operation	(0.01)	(0.03)
Diluted income per share attributable to Immudyne, Inc. from discontinued operation	$0.02	$0.00

Average number of common shares outstanding
Basic	43,509,730	37,581,987
Diluted

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RISK FACTORS

Investing in our securities involves a great deal of risk. Careful consideration should be made of the following factors as well as other information included in this prospectus before deciding to purchase our securities. There are many risks that affect our business and results of operations, some of which are beyond our control. Our business, financial condition or operating results could be materially harmed by any of these risks. This could cause the trading price of our securities to decline, and you may lose all or part of your investment. Additional risks that we do not yet know of or that we currently think are immaterial may also affect our business and results of operations.

Risks Related to Our Business

The report of our independent registered public accounting firm contains explanatory language that substantial doubt exists about our ability to continue as a going concern.

The independent auditor’s report on our financial statements contains explanatory language that substantial doubt exists about our ability to continue as a going concern as of December 31, 2017. If we are unable to fund operations through our operating business and are unable to obtain sufficient financing in the near term as required or achieve profitability, then we would, in all likelihood, experience severe liquidity problems and may have to curtail our operations. If we curtail our operations, we may be placed into bankruptcy or undergo liquidation, the result of which will adversely affect the value of our common shares.

We have generated losses and not yet achieved positive cash flows, which may adversely affect our liquidity and ability to continue as a going concern.

We cannot assure you that we will be able to achieve revenue growth, profitability or positive cash flow, on either a quarterly or annual basis, or that profitability, if achieved, will be sustained. Our ability to meet our long-term business objectives likely will be dependent upon establishing increased cash flow from operations or securing other sources of financing. If our losses continue, however, our liquidity may be severely impaired, our stock price may fall and our shareholders may lose all or a significant portion of their investment.

We may not be able to implement our growth and marketing strategy successfully or on a timely basis or at all.

Our future success depends, in large part, on our ability to implement our growth strategy of expanding distribution and sales of our product portfolio, attracting new consumers to our brand and introducing new product lines and product extensions. Our ability to implement this growth strategy depends, among other things, on our ability to:

●	enter into distribution and other strategic arrangements with other potential distributors of our all-natural raw material products;

●	increase our brand recognition;

●	expand and maintain brand loyalty; and

●	research new applications for existing products and develop new product lines and extensions.

Our sales and operating results will be adversely affected if we fail to implement our growth strategy or if we invest resources in a growth strategy that ultimately proves unsuccessful.

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Our debt financing is secured by the grant of a security interest in all of our assets and upon a default the lender may foreclose on all of our assets.

In May 2018, we entered into a loan and security agreement with Alpha Capital Anstalt (the “Loan and Security Agreement”) and issued the Notes in connection therewith (the “Notes” together with the Loan and Security Agreement, the “Alpha Obligations”). The Alpha Obligations, which have an outstanding balance of principal and interest in the aggregate of $557,770 as of July 10, 2018, are secured by the grant of a security interest in substantially all of the Company’s assets. In the event of the Company’s failure to make such payments or to comply with the terms of the Loan and Security Agreement or the Notes, Alpha can declare a default and seek to foreclose on the Company’s assets.

If the Company is unable to repay or refinance its indebtedness to Alpha it may be forced to cease operations and the holders of the Company’s Common Stock may lose their entire investment. See also “Prospectus Summary — Recent Developments — “Securities Purchase Agreement and Registration Rights Agreement.”

Cyber security risks and the failure to maintain the integrity of data belonging to our Company could expose us to data loss, litigation and liability, and our reputation could be significantly harmed.

We collect and retain large volumes of data relating to our business and from our customers for business purposes, including for transactional and promotional purposes, and our various information technology systems enter, process, summarize and report such data. The integrity and protection of this data is critical to our business. We are subject to significant security and privacy regulations, as well as requirements imposed by the credit card industry. Maintaining compliance with these evolving regulations and requirements could be difficult and may increase our expenses. In addition, a penetrated or compromised data system or the intentional, inadvertent or negligent release or disclosure of data could result in theft, loss or fraudulent or unlawful use of data relating to our company or our employees, independent distributors or preferred customers, which could harm our reputation, disrupt our operations, or result in remedial and other costs, fines or lawsuits.

If we undertake product recalls or incur liability claims with respect to our products, such recalls or claims could increase our costs and adversely affect our reputation, business and results of operations.

Our yeast beta glucan nutraceutical products are designed for human consumption and we face product recalls or liability claims if the use of our products is alleged to have resulted in injury or death. To date, we have not (i) conducted any product recalls, (ii) received any product liability claims from third parties, or (iii) received any reports from an end consumer of any adverse effect resulting from our products. A product recall or liability claim against us could result in increased costs and could adversely affect our reputation with our customers, which, in turn, could have an adverse effect on our business, financial condition and results of operations.

While we do maintain product liability insurance coverage we cannot be sure that we will be able to maintain insurance coverage at acceptable costs or in a sufficient amount, that our insurer will not disclaim coverage as to a future claim or that a product liability claim would not otherwise adversely affect our business, financial condition and results of operations. The cost of any product liability litigation or other proceeding, even if resolved in our favor, could be substantial. Uncertainties resulting from the initiation and continuation of product liability litigation or other proceedings could have an adverse effect on our ability to compete in the marketplace.

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If we lose our President and Chief Executive Officer, or are unable to attract and retain additional qualified personnel, the quality of our products may decline and our business may be adversely affected.

We rely heavily on the expertise, experience and continued services of our President and Chief Executive Officer, Justin Schreiber. Loss of his services could adversely affect our ability to achieve our business objectives, if we are unable to find a suitable replacement. Mr. Schreiber is an integral factor in establishing relationships and the continued development of our business depends upon his continued employment. If he were to resign or retire, we would have to find a suitable replacement who shared his expertise and relationships. Any delay in finding a suitable replacement would adversely affect the pace at which we are able to successfully grow our business and could harm our existing business, resulting in a decrease in sales and revenue.

We believe our future success will depend upon our ability to retain key employees and our ability to attract and retain other skilled personnel and consultants. While we have been able to find a sufficient number of skilled personnel consistent with our growth to date, we cannot guarantee that any employee will remain employed by us for any period of time or that we will be able to attract, train or retain qualified personnel in the future consistent with our growth. Such loss of personnel could have a material adverse effect on our business and company. Furthermore, we may need to employ additional personnel to expand our business. Qualified employees and consultants in the dietary supplement industry are in great demand and may be unavailable in the time frame required to satisfy our customers’ requirements. There is no assurance we will be able to attract and retain sufficient numbers of highly skilled employees in the future. The loss of personnel or our inability to hire or retain sufficient personnel at competitive rates could impair the growth of our business.

Risk Factors related to Marketing

Our capital requirements will depend on many factors.

Our capital requirements will depend on many factors, including:

●	the revenues generated by sales of our products;

●	the costs associated with expanding our sales and marketing efforts, including efforts to hire independent agents and sales representatives and obtain required regulatory approvals and clearances;

●	the expenses we incur in developing and commercializing our products, including the cost of obtaining and maintaining regulatory approvals; and

●	unanticipated general and administrative expenses.

Because of these factors, we may seek to raise additional capital both to meet our projected operating plans and to fund our longer term strategic objectives. Additional capital may come from public and private equity or debt offerings, borrowings under lines of credit or other sources. These additional funds may not be available on favorable terms, or at all. There can be no assurance we will be successful in raising these additional funds. Furthermore, if we issue equity or debt securities to raise additional funds, our existing stockholders may experience dilution and the new equity or debt securities we issue may have rights, preferences and privileges senior to those of our existing stockholders. In addition, if we raise additional funds through collaboration, licensing or other similar arrangements, it may be necessary to relinquish valuable rights to our products or proprietary technologies, or grant licenses on terms that are not favorable to us. If we cannot raise funds on acceptable terms, we may not be able to develop or enhance our products, obtain the required regulatory clearances or approvals, execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated customer requirements. Any of these events could adversely affect our ability to achieve our development and commercialization goals, which could have a material and adverse effect on our business, results of operations and financial condition.

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Our future growth and profitability of our consumer product business will depend in large part upon the effectiveness and efficiency of our marketing efforts and our ability to select effective markets and media in which to advertise.

Our consumer products business success depends on our ability to attract and retain customers, which significantly depends on our marketing practices. Our future growth and profitability will depend in large part upon the effectiveness and efficiency of our marketing efforts, including our ability to:

●	create greater awareness of our brand;

●	identify the most effective and efficient levels of spending in each market, media and specific media vehicle;

●	determine the appropriate creative messages and media mix for advertising, marketing and promotional expenditures;

●	effectively manage marketing costs (including creative and media) to maintain acceptable customer acquisition costs;

●	acquire cost-effective television advertising;

●	select the most effective markets, media and specific media vehicles in which to advertise; and

●	convert consumer inquiries into actual orders.

Unfavorable publicity or consumer perception of our products and any similar products distributed by other companies could have a material adverse effect on our business.

We believe the nutritional supplement market is highly dependent upon consumer perception regarding the safety, efficacy and quality of nutritional supplements generally, as well as of products distributed specifically by us. Consumer perception of our products can be significantly influenced by scientific research or findings, regulatory investigations, litigation, national media attention and other publicity regarding the consumption of nutritional supplements. We cannot assure you that future scientific research, findings, regulatory proceedings, litigation, media attention or other favorable research findings or publicity will be favorable to the nutritional supplement market or any product, or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention or other publicity that are perceived as less favorable than, or that question, such earlier research reports, findings or publicity could have a material adverse effect on the demand for our products and consequently on our business, results of operations, financial condition and cash flows.

Our dependence upon consumer perceptions means that adverse scientific research reports, findings, regulatory proceedings, litigation, media attention or other publicity, if accurate or with merit, could have a material adverse effect on the demand for our products, the availability and pricing of our ingredients, and our business, results of operations, financial condition and cash flows. Further, adverse public reports or other media attention regarding the safety, efficacy and quality of nutritional supplements in general, or our products specifically, or associating the consumption of nutritional supplements with illness, could have such a material adverse effect.  Any such adverse public reports or other media attention could arise even if the adverse effects associated with such products resulted from consumers’ failure to consume such products appropriately or as directed and the content of such public reports and other media attention may be beyond our control.

Many of our competitors are larger and have greater financial and other resources than we do.

Our products compete and will compete with other similar products produced by our competitors. These competitive products could be marketed by well-established, successful companies that possess greater financial, marketing, distributional, personnel and other resources than we possess. Using these resources, these companies can implement extensive advertising and promotional campaigns, both generally and in response to specific marketing efforts by competitors, and enter into new markets more rapidly to introduce new products. In certain instances, competitors with greater financial resources also may be able to enter a market in direct competition with us, offering attractive marketing tools to encourage the sale of products that compete with our products or present cost features that consumers may find attractive.

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We may never develop any additional products to commercialize.

We have invested a substantial amount of our time and resources in developing various new products. Commercialization of these products will require additional development, clinical evaluation, regulatory approval, significant marketing efforts and substantial additional investment before they can provide us with any revenue. Despite our efforts, these products may not become commercially successful products for a number of reasons, including but not limited to:

●	we may not be able to obtain regulatory approvals for our products, or the approved indication may be narrower than we seek;

●	our products may not prove to be safe and effective in clinical trials;

●	we may experience delays in our development program;

●	any products that are approved may not be accepted in the marketplace;

●	we may not have adequate financial or other resources to complete the development or to commence the commercialization of our products or will not have adequate financial or other resources to achieve significant commercialization of our products;

●	we may not be able to manufacture any of our products in commercial quantities or at an acceptable cost;

●	rapid technological change may make our products obsolete;

●	we may be unable to effectively protect our intellectual property rights or we may become subject to claims that our activities have infringed the intellectual property rights of others; and

●	we may be unable to obtain or defend patent rights for our products.

If we are unable to maintain sales, marketing and distribution capabilities or maintain arrangements with third parties to sell, market and distribute our products, our business may be harmed.

To achieve commercial success for our products, we must sell our product lines and/or technologies at favorable prices. In addition to being expensive, maintaining such a sales force is time-consuming. Qualified direct sales personnel with experience in the natural products industry are in high demand, and there can be no assurance that we will be able to hire or retain an effective direct sales team. Similarly, qualified independent sales representatives both within and outside the United States are in high demand, and we may not be able to build an effective network for the distribution of our product through such representatives. There can be no assurance that we will be able to enter into contracts with representatives on terms acceptable to us. Furthermore, there can be no assurance that we will be able to build an alternate distribution framework should we attempt to do so.

We may also need to contract with third parties in order to market our products. To the extent that we enter into arrangements with third parties to perform marketing and distribution services, our product revenue could be lower and our costs higher than if we directly marketed our products. Furthermore, to the extent that we enter into co-promotion or other marketing and sales arrangements with other companies, any revenue received will depend on the skills and efforts of others, and we do not know whether these efforts will be successful. If we are unable to establish and maintain adequate sales, marketing and distribution capabilities, independently or with others, we will not be able to generate product revenue, and may not become profitable.

The market opportunity for our products and services may not develop in the ways that we anticipate.

The demand for our products and services can change quickly and in ways that we may not anticipate because the market in which we operate is characterized by rapid, and sometimes disruptive, technological developments, evolving industry standards, frequent new product introductions and enhancements, changes in customer requirements and a limited ability to accurately forecast future customer orders. Our operating results may be adversely affected if the market opportunity for our products and services does not develop in the ways that we anticipate or if other technologies or products become more accepted or standard in our industry or disrupt our technologies and products.

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We face significant competition and many of our competitors are larger and have greater financial and other resources than we do.

Some of our product offerings compete and will compete with other similar products from our competitors. These competitive products could be marketed by well-established, successful companies that possess greater financial, marketing, distributional, personnel and other resources than we possess. In certain instances, competitors with greater financial resources also may be able to enter a market in direct competition with us offering attractive marketing tools to encourage the sale of products that compete with our products or present cost features that our target end users may find attractive.

Our inability to protect our intellectual property could impair our competitive advantage, reduce our revenue, and increase our costs.

Our success and ability to compete depends in part on our ability to maintain the proprietary aspects of our technologies and products. We rely on a combination of trade secrets, patents, copyrights, trademarks, confidentiality agreements, and other contractual provisions to protect our intellectual property, but these measures may provide only limited protection. We may not always be able to enforce these agreements and may fail to enter into any such agreement in every instance when appropriate. We license from third party’s their brands or certain technology used in and for our products. These third-party licenses are granted with restrictions; therefore, such third-party technology may not remain available to us on terms beneficial to us. Our failure to enforce and protect our intellectual property rights or obtain from third parties the right to use necessary technology could have a material adverse effect on our business, operating results, and financial condition. In addition, the laws of some foreign countries do not protect proprietary rights as fully as do the laws of the United States.

Patents may not issue from the patent applications that we have filed or may file in the future. Our issued patents may be challenged, invalidated, or circumvented, and claims of our patents may not be of sufficient scope or strength, or issued in the proper geographic regions, to provide meaningful protection or any commercial advantage. We have registered certain of our trademarks in the United States and other countries. We cannot assure you that we will obtain registrations of principal or other trademarks in key markets in the future. Failure to obtain registrations could compromise our ability to protect fully our trademarks and brands, and could increase the risk of challenge from third parties to our use of our trademarks and brands.

Risks Related to Our Securities

Our stock price may be volatile or may decline regardless of our operating performance, and you may lose part or all of your investment.

The market price of our common stock may fluctuate widely in response to various factors, some of which are beyond our control, including:

●	market conditions or trends in the dietary supplement industry or in the economy as a whole;

●	actions by competitors;

●	actual or anticipated growth rates relative to our competitors;

●	the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;

●	economic, legal and regulatory factors unrelated to our performance;

●	any future guidance we may provide to the public, any changes in such guidance or any difference between our guidance and actual results;

●	changes in financial estimates or recommendations by any securities analysts who follow our common stock;

●	speculation by the press or investment community regarding our business;

●	litigation;

●	changes in key personnel; and

●	future sales of our common stock by our officers, directors and significant shareholders.

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In addition, the stock markets, including the over-the-counter markets where we are quoted, have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These broad market fluctuations may materially affect our stock price, regardless of our operating results. Furthermore, the market for our common stock historically has been limited and we cannot assure you that a larger market will ever be developed or maintained. The price at which investors purchase shares of our common stock may not be indicative of the price that will prevail in the trading market. Market fluctuations and volatility, as well as general economic, market and political conditions, could reduce our market price. As a result, these factors may make it more difficult or impossible for you to sell our common stock for a positive return on your investment. In the past, shareholders have instituted securities class action litigation following periods of market volatility. If we were involved in securities litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business.

Future sales of shares of our common stock, or the perception in the public markets that these sales may occur, may depress our stock price.

The market price of our common stock could decline significantly as a result of sales of a large number of shares of our common stock. In addition, if our significant shareholders sell a large number of shares, or if we issue a large number of shares, the market price of our stock could decline. Any issuance of additional common stock by us in the future, or warrants or options to purchase our common stock, if exercised, would result in dilution to our existing shareholders. Such issuances could be made at a price that reflects a discount or a premium to the then-current trading price of our common stock. Moreover, the perception in the public market that shareholders might sell shares of our stock or that we could make a significant issuance of additional common stock in the future could depress the market for our shares. These sales, or the perception that these sales might occur, could depress the market price of our common stock or make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

We have issued shares of common stock and warrants and options to purchase shares of our common stock in connection with our private placement and certain employment, director and consultant agreements. In addition, we issued shares of our common stock, and options and warrants to purchase shares of our common stock, in financing transactions and pursuant to employment agreements that are deemed to be “restricted securities,” as that term is defined in Rule 144 promulgated under the Securities Act. From time to time, certain of our shareholders may be eligible to sell all or some of their restricted shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, subject to certain limitations. The resale pursuant to Rule 144 of shares acquired from us in private transactions could cause our stock price to decline significantly.

We are an Emerging Growth Company (“EGC”), and we cannot be certain if the reduced disclosure requirements applicable to Emerging Growth Companies will make our common stock less attractive to investors.

We are an EGC, as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not EGCs. The modified disclosure requirements available to EGCs include reduced disclosure about our executive compensation and omission of a compensation discussion and analysis, which is also available to us as a smaller reporting company, and an exemption from the requirement of holding a nonbinding advisory vote on executive compensation and the requirement that shareholders approve any golden parachute payments not previously approved. In addition, we will not be subject to certain requirements of Section 404 of the Sarbanes-Oxley Act, including the additional testing of our internal control over financial reporting as may occur when outside auditors attest as to our internal controls over financial reporting, which is also not required of smaller reporting companies. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock exceeds $700 million.

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We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock, and our stock price may be more volatile.

Although the JOBS Act permits an EGC such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies, we are choosing to “opt out” of this provision, and, as a result, we will comply with new or revised accounting standards as required when they are adopted, however do not currently believe that this will have a material effect on the preparation of our financial statements. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

The application of the “penny stock” rules could adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

Our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules apply to issuers whose common stock does not trade on a national securities exchange and trades at less than $5.00 per share, or that have a tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC that contains the following information:

●	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

●	a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities laws;

●	a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the “bid” and “ask” prices;

●	a toll-free telephone number for inquiries on disciplinary actions;

●	definitions of any significant terms in the disclosure document or in the conduct of trading in penny stocks; and

●	such other information and is in such form (including language, type, size and format), as the SEC shall require by rule or regulation.

Prior to effecting any transaction in a penny stock, the broker-dealer also must provide the customer with the following information:

●	bid and offer quotations for the penny stock;

●	compensation of the broker-dealer and our salesperson in the transaction;

●	number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

●	monthly account statements showing the market value of each penny stock held in the customer’s account.

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The penny stock rules further require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks and a signed and dated copy of a written suitability statement.

Due to the requirements of the penny stock rules, many broker-dealers have decided not to trade penny stocks. As a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. Moreover, if our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

We do not expect to pay dividends and investors should not buy our Common Stock expecting to receive dividends.

We do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not pay dividends, and if we are not successful in establishing an orderly trading market for our shares, then you may not have any manner to liquidate or receive any payment on your investment. Therefore, our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we do not pay dividends we may have trouble raising additional funds which could affect our ability to expand our business operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our projected revenue growth and profitability, our growth strategies and opportunity, anticipated trends in our market and our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products, market acceptance, future performance or results of current and anticipated products, sales efforts, expenses, and the outcome of contingencies such as legal proceedings and financial results.

Examples of forward-looking statements in this prospectus include, but are not limited to, our expectations regarding our business strategy, business prospects, operating results, operating expenses, working capital, liquidity and capital expenditure requirements. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the cost, terms and availability of components, pricing levels, the timing and cost of capital expenditures, competitive conditions and general economic conditions. These statements are based on our management’s expectations, beliefs and assumptions concerning future events affecting us, which in turn are based on currently available information. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

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Important factors that could cause actual results to differ materially from the results and events anticipated or implied by such forward-looking statements include, but are not limited to:

●	changes in the market acceptance of our products;

●	increased levels of competition;

●	changes in political, economic or regulatory conditions generally and in the markets in which we operate;

●	our relationships with our key customers;

●	our ability to retain and attract senior management and other key employees;

●	our ability to quickly and effectively respond to new technological developments;

●	our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on the proprietary rights of the Company; and

●	other risks, including those described in the “Risk Factors” discussion of this prospectus.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events, or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the Selling Stockholders. All of the net proceeds from the sale of our common stock will go to the Selling Stockholders as described below in the sections entitled “Selling Stockholders” and “Plan of Distribution”. We have agreed to bear the expenses relating to the registration of the common stock for the Selling Stockholders.

DETERMINATION OF OFFERING PRICE

The selling stockholder will offer common stock at the prevailing market prices or privately negotiated prices.  The offering price of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.  Our common stock may not trade at the market prices in excess of the offering prices for common stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

SELLING STOCKHOLDERS

The common stock being offered by the Selling Stockholders are those issuable to the Selling Stockholders, upon exercise of the Warrants and conversion of the Notes. We are registering the shares of common stock in order to permit the Selling Stockholders to offer these shares for resale from time to time. Except for the investment in the Notes and the Warrants, the Selling Stockholders have not had any material relationship with us within the past three years.

We have entered into the Registration Rights Agreement with the investors in the Private Offering whereby we have agreed to file a registration statement for the registration of the shares of Common Stock underlying the Notes and common stock underlying the Warrants sold in the Private Offering. Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to file a registration statement within 30 days of the date of the execution of the Registration Rights Agreement. The registration statement, of which this prospectus forms a part of, is being filed pursuant to the Registration Rights Agreements. For additional information regarding the issuances of those shares of Common Stock and Warrants, see “Securities Purchase Agreement and Registration Rights Agreement” under “Recent Developments” above.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by each Selling Stockholder, based on its ownership of the shares of common stock and warrants, as of the date hereof, assuming conversion of the Notes and exercise of the Warrants held by the Selling Stockholders on such date, without regard to any limitations on conversions or exercises. The third column lists the shares of common stock being offered by this prospectus by the Selling Stockholders.

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In accordance with the terms of a registration rights agreement with the Selling Stockholders, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock underlying the Notes issued to the Selling Stockholders in the Private Offering and (ii) the maximum number of shares of common stock issuable upon exercise of the related Warrants, determined as if the outstanding Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Registration Rights Agreement, without regard to any limitations on the exercise of the Warrants or conversion of the Notes. The fourth column assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus.

Under the terms of the Notes and Warrants, a Selling Stockholder may not exercise the Warrants or convert the Notes to the extent such exercise or conversion would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise or conversion, excluding for purposes of such determination shares of common stock issuable upon exercise of the Warrants which have not been exercised and shares of common stock issuable upon conversion of the Notes which has not been converted. The number of shares in the second column does not reflect this limitation. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After the Offering (1)(2)
Alpha Capital Anstalt(3)	3,913,044	3,913,044	0
Brio Capital Master Fund Ltd.(4)	869,566	869,566	0
	4,782,610	4,782,610	0

(1) Includes shares of common stock underlying the Notes that may held by the Selling Stockholders that are covered by this prospectus, including any such securities that, due to contractual restrictions, may not be exercisable if such conversion would result in beneficial ownership greater than 4.99%.

(2) Assumes that the Selling Stockholder sells all of the common stock underlying the Notes and Warrants offered pursuant to this prospectus.

(3) Konrad Ackermann has voting and investment power over the securities held by the selling securityholder. Assumes that the Selling Stockholder converts all of the Common Stock underlying the Notes at an exercise price of $0.23 per share into the shares registered hereunder. Includes 1,956,522 Warrants to purchase shares of common stock at an exercise price of $0.28. The Note and Warrant are subject to a blocker provision that prevents Alpha Capital Anstalt from converting the note into shares of common stock if its beneficial ownership of the common stock would exceed 4.99% (subject to adjustment not to exceed 9.99%) of the common stock outstanding.

(4) Shaye Hirsch has voting and investment power over the securities held by the selling securityholder. Assumes that the Selling Stockholder converts all of the Common Stock underlying the Notes at an exercise price of $0.23 per share into the shares registered hereunder. Includes 434,783 Warrants to purchase shares of common stock at an exercise price of $0.28. The Note and Warrant are subject to a blocker provision that prevents Brio Capital Master Fund Ltd. from converting the note into shares of common stock if its beneficial ownership of the common stock would exceed 4.99% (subject to adjustment not to exceed 9.99%) of the common stock outstanding.

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PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales that are not in violation of Regulation SHO;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM- 2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock is qualified for quotation on the OTC Markets-OTCQB under the symbol “CVLB” and has been quoted on the OTCQB since February 8, 2013. Previously, our common stock was quoted on the OTC Markets-OTC Pink Current-OTCQB, under the symbol “IMMD.” The following table sets forth the range of the high and low bid prices per share of our common stock for each quarter as reported in the over-the-counter markets. These quotations represent interdealer prices, without retail markup, markdown or commission, and may not represent actual transactions. There currently is no liquid trading market for our common stock. There can be no assurance that a significant active trading market in our common stock will develop, or if such a market develops, that it will be sustained.

	2018
	High	Low
First Quarter (through March 31)	$0.39	$0.22
Second Quarter (through June 30)	0.36	0.17
Third Quarter (through July 10)	0.22	0.17

	2017
	High	Low
First Quarter (through March 31)	$0.95	$0.21
Second Quarter (through June 30)	0.62	0.24
Third Quarter (through September 30)	0.54	0.28
Fourth Quarter (through December 31)	0.51	0.34

	High	Low
First Quarter (through March 31)	$0.33	$0.10
Second Quarter (through June 30)	0.40	0.17
Third Quarter (through September 30)	0.34	0.20
Fourth Quarter (through December 31)	0.30	0.21

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are an internet based direct response marketing company that in-licenses, acquires or creates innovative and proprietary products that can be sold to consumers around the world via our technology infrastructure and relationships with agencies, third party marketers, and online advertising platforms such as Facebook and Google. We currently have two commercial stage products and intend to launch an additional four products in 2018. Our leading product, launched in the second quarter of 2017, is a patented shampoo, conditioner, and leave-in foamer for thicker, fuller hair. Our second product, launched in the first quarter of 2018, is a nutritional supplement for immune support.

We launched our online direct marketing business in the fourth quarter of 2015 with the establishment of a partnership with Inate Skincare, LLC (“Inate”). Our initial intention was to launch a skin care line containing our proprietary ingredients and to market such products directly to consumers. The Company entered into a limited liability company operating agreement with its joint venture partners with respect to Inate under the legal name Immudyne PR LLC (“Immudyne PR”). On April 1, 2016, the original operating agreement of Immudyne PR was amended and restated and we increased our ownership and voting interest in Immudyne PR to 78.16667%.

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During our fiscal year ended December 31, 2017, we manufactured, distributed and sold natural immune support products; namely proprietary yeast beta glucans which are natural extracts that have been shown through testing and analysis and scientific research to support the immune system. Yeast beta glucans are classified as generally recognized as safe (“GRAS”) by the Food and Drug Administration (“FDA”). We are and have been a science driven company for more than 25 years. Our products are used in oral and topical applications. Historically, we have sold our proprietary additives, for both oral and topical use, primarily via business-to-business to large dietary supplement and cosmetic companies.

Our priority is to pursue opportunities to market our products and increase sales. We expect that a significant component of our selling, general and administration expenses going forward will consist of service fees to maintain skilled professionals to market our products online, as well as conducting analysis on market trends and dynamically change our approach to drive sales. These aforementioned costs, along with the additional costs resulting from our operations as a public reporting company, could adversely impact our future results of operations. Additional significant factors that we believe will affect our operating results going forward are: (i) protection of our intellectual property rights; (ii) imposition of more stringent government regulations of our products; and (iii) direct marketing expenses.

In the 2016 fiscal year, we utilized third party entities to provide and increase credit card processing capacity and optimize corresponding rates and fees through one or more merchant bank accounts held by such entities. A majority of these entities providing these services were consolidated as VIEs which received a one (1%) percent fee eliminated in consolidation of the net revenues processed and collected by such contractors from sales initiated by the Company. The remaining entities provided such services as independent contractors, the majority of which were considered related parties and no fee was paid. Upon receipt of funds by such contractors from their respective merchant banks, the Company required the prompt transfer of funds to Company controlled accounts. The Company reimbursed and/or advanced funds to such contractors for any deficit or charge related to returns, chargeback and other fees charged by such merchant bank. Some of the entities contracted to provide these services have been determined to be variable interest entities and consolidated in the Company’s financial statements. By our fiscal year ending December 31, 2017, we ceased processing credit card charges through all VIE merchant accounts. At December 31, 2017, we recorded the merchant reserves from these VIE merchant accounts on our balance sheet as Accounts Receivable.

We historically have expended a significant amount of our funds on obtaining and protecting our patents, trade secrets and proprietary products. We rely on the patent and trademark protection laws in the U.S. to protect our intellectual property and maintain our competitive position in the marketplace.

We have historically operated with limited capital and have funded operations in the past through the sales of our products and loans and advances from our past executives and directors. Late in the 2016 fiscal year and early in 2017, the Company issued several 11% subordinated promissory notes to accredited investors for total borrowings of $200,000, which have been satisfied in 2016 and 2017. In late 2017, we obtained $125,000 in promissory notes from our executive officers for the Immudyne PR entity, which were satisfied in early 2018. We plan on our operating business (in conjunction with proceeds from debt and equity financings completed in 2016 and early 2017) to be able to fund operations through 2018. However, in the event we require additional operating capital we may have to depend on sources other than operating revenues to meet our operating and capital needs. No assurance can be given that such sources will be available and no assurance can be given that our executive officers or other directors who have, in the past, willingly funded operations will commit to do so in the future, or that we will be successful in our endeavors to raise additional capital. For additional information regarding these and other risks please see “Risk Factors” contained in our annual report for the fiscal year ended December 31, 2017.

Divestiture of Nutraceutical and Cosmetic Additives Business

Throughout 2017, we manufactured, distributed and sold natural immune support products containing our proprietary yeast beta glucans, a group of beta glucans naturally occurring in the cell walls of yeast that have been shown through testing and analysis to support the immune system. Beta glucans, or β-Glucans, are a natural extract that are considered to be “biological response modifiers” that support the immune system. The most common sources of beta glucans are from the cell walls of baker’s yeast, the cellulose in plants, the bran of cereal grains and certain fungi and bacteria.

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In 2017, our yeast beta glucan nutraceutical and cosmetic product lines consisted of our natural, premium yeast beta glucans in oral and topical applications. We offered our yeast beta glucans as natural raw material ingredients in bulk quantities under our “Nutraceutical and Cosmetic Additives” segment, and finished, consumer products packaged under our brands as well as private label brands under our “Finished Cosmetic Products” segment, which were marketed directly to consumers.

In the first quarter of 2018 we sold assets and certain liabilities related to our legacy business that manufactured raw yeast beta glucan. As a result of this divestiture, we now solely operate our online direct marketing business owned by Immudyne PR.

Results of Operations

Three Months Ended March 31, 2018, compared to the Three Months Ended March 31, 2017

The following table sets forth the results of our current operations for the periods indicated as a percentage of net sales:

	2018		2017
	$	% of Sales	$	% of Sales

Net Sales	1,606,491		167,899
Cost of sales	355,453	22%	88,173	53%
Gross profit	1,251,038	78%	79,726	47%
Operating expenses	(1,530,352)	(95)%	(481,519)	(287)%
Operating (Loss)	(279,314)	(17)%	(401,793)	(239)%
Change in fair value of derivative liability	-	-%	(48,192)	(29)%
Interest (expense)	(6,450)	-%	(649,357)	(387)%

Loss from continuing operations	(285,764)	(18)%	(1,099,342)	(655)%
Income from discontinued operations, including gain on sale, net of income taxes	925,738	58%	26,807	16%
Net income (loss)	639,974	40%	(1,072,535)	(639)%

Net Income (loss) attributable to noncontrolling interests	12,697	1%	(27,730)	(17)%
Net Income (loss) attributable to Immudyne, Inc.	627,277	39%	(1,044,805)	(622)%

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Net Sales

Sales were approximately $1.61 million for the three months ended March 31, 2018, compared to approximately $168,000 for the three months ended March 31, 2017. The increase of approximately 857% is attributed to resources we invested into the launch of our in-licensed patented hair loss shampoo, conditioner, and leave in foam during the first quarter of 2017.

Cost of Sales

Total cost of sales was approximately $355,000 for the three months ended March 31, 2018, compared to $88,000 for the three months ended March 31, 2017. The increase in our cost of sales was due to increased sales as we launched our in-licensed patented hair loss shampoo, conditioner, and leave in foam during the first quarter of 2017. Cost of sales consists primarily of material costs and related overhead directly attributable to the production of our products. Cost of Sales as a percentage of income decreased as we were able to take advantage of volume pricing discounts from our vendors.

Gross Profit

Gross profit was approximately $1.25 million for the three months ended March 31, 2018, compared to approximately $80,000 for the three months ended March 31, 2017, an increase of approximately 1,469%. The increase in our gross profit was a result of the success of our in-licensed patented hair loss shampoo conditioner and leave-in foam.

Operating Expenses

Total operating expenses increased approximately 218% to approximately $1.53 million for the three months ended March 31, 2018, from approximately $482,000 for the three months ended March 31, 2017. The increase in our operating expenses between the periods was mostly attributable to our increased marketing efforts for our in-licensed patented hair loss shampoo conditioner and leave-in foam.

Net Income

Net loss from continuing operations for the three months ended March 31, 2018 was approximately $286,000, compared to net loss from continuing operations of approximately $1.10 million for the three months ended March 31, 2017. Our net loss from continuing operations for the three months ended March 31, 2018 was mostly attributable to our increased marketing efforts, whereas our net loss from continuing operations for the three months ended March 31, 2017 was mostly attributable to the compensation expenses as we incurred costs of employees prior to launching the online marketing of products. As a result of the sale of our Nutraceutical and Cosmetic Additives business, we recorded net income from discontinued operations of 925,738 for the three months ended March 31, 2018 versus net income from discontinued operations of 26,807 for the three months ended March 31, 2017. We consolidated the operations of our joint venture, Immudyne PR and reflected a non-controlling interest for 21.8333% of these operations. Net income attributable to the Company as a percentage of sales was approximately 39% for the three months ended March 31, 2018, compared to net loss as a percentage of sales of approximately 622% for the three months ended March 31, 2017. Our net income during the period was attributable to the gain recorded on the sale of our Nutraceutical and Cosmetic Additives business, which offset increasing in marketing efforts.

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Liquidity and Capital Resources

Our principal demands for liquidity are to increase sales via online marketing, purchase inventory and for sales distribution and general corporate purposes. We incurred negative operating cash flows of our continued operations to date in 2018 as well as in the 2017 fiscal year. As a result, we have substantial doubt about our ability to continue as a going concern. In early in 2017, the Company issued several 11% subordinated promissory notes to accredited investors for total borrowings of $200,000. Additionally, the Company borrowed $200,000 at 11% from an investor and borrowed $100,000 from an officer of the Company. In late 2017, the Company borrowed $125,000 from its executives. Each of these borrowings have since been satisfied in full with a combination of repayment in cash and conversion of certain amounts outstanding to equity of the Company.

In our fiscal year 2017, the Company issued and sold 2,927,156 shares and 1,414,078 warrants to accredited investors in an offering pursuant to Regulation D and received proceeds in the amount of $673,245. We do not plan on our operating business (in conjunction with proceeds from debt and equity financings completed in 2017) being able to fund operations through 2018. After the sale of our legacy Nutraceutical and Cosmetic Additives business Immudyne, Inc. loaned Immudyne PR LLC $100,000 to fund its operations because of increased marketing activity. In March 2018, the Company began seeking additional debt and equity financing to raise capital for its continued operations.

There can be no assurance that required future financing can be successfully completed on a timely basis, or on terms acceptable to us. Any future issuance of equity securities could cause dilution to our shareholders. Any incurrence of indebtedness would increase our debt service obligations and would cause us to be subject to restrictive operating and financial covenants.

We had positive net working capital of $887,126 at March 31, 2018, resulting in an increase in working capital from net working capital of $622,839 at December 31, 2017. The ratio of current assets to current liabilities was 3.79 to 1 at March 31, 2018.

The following is a summary of cash provided by or used in each of the indicated types of activities during the three months ended March 31, 2018 and 2017:

	2018	2017
Cash provided by (used in):
Operating activities of continuing operations	$(105,148)	$(358,870)
Financing activities	(167,479)	671,751

Net cash used by operating activities of continuing operations was $105,148 for the three months ended March 31, 2018, compared to net cash used in operating activities of continuing operations of $358,870 for the same period in 2017. The decrease in the amount of cash used by our operating activities was due primarily our ability to generate more cash from higher sales of product from our online marketing business run out of Immudyne PR LLC.

Net cash flows used in financing activities was $167,479 for the three months ended March 31, 2018, compared to net cash flows provided by financing activities of $671,751 for the same period in 2017. Our decrease in net cash flows provided by financing activities was primarily a result of the sale of our common stock and warrants, and proceeds from notes payable in the first quarter of 2017, in addition to the repayment of notes payable to executives in the first quarter of 2018.

Indebtedness

From time to time, our directors, officers and other related individuals have made short-term advances to us for our operating needs. Early in 2017, the Company issued several 11% subordinated promissory notes to accredited investors for total borrowings of $200,000, borrowed $200,000 at 11% from an investor and borrowed $100,000 from an officer of the Company. In late 2017, the Company borrowed $125,000 from its executives. Each of these borrowings have since been satisfied in full with a combination of repayment in cash and conversion of certain amounts outstanding to equity of the Company.

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Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements between us and any other entity that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to shareholders.

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as stockholders’ equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Critical Accounting Policies

Summary of Significant Accounting Policies

Principles of Consolidation

The Company evaluates the need to consolidate affiliates based on standards set forth in ASC 810 Consolidation (“ASC 810”).

The consolidated financial statements include the accounts of the Company and its majority owned subsidiary, Immudyne PR and variable interest entities (VIE’s) in which the Company has been determined to be the primary beneficiary. The non- controlling interest in Immudyne PR represents the 21.833% equity interest held by other members of the joint venture. All significant consolidated transactions and balances have been eliminated in consolidation.

Variable Interest Entities

The Company follows ASC 810-10-15 guidance with respect to accounting for variable interest entities (each, a “VIE”). These entities do not have sufficient equity at risk to finance their activities without additional subordinated financial support from other parties or whose equity investors lack any of the characteristics of a controlling financial interest. A variable interest is an investment or other interest that will absorb portions of a VIE’s expected losses or receive portions of its expected residual returns and are contractual, ownership, or pecuniary in nature and that change with changes in the fair value of the entity’s net assets. A reporting entity is the primary beneficiary of a VIE and must consolidate it when that party has a variable interest, or combination of variable interests, that provides it with a controlling financial interest. A party is deemed to have a controlling financial interest if it meets both of the power and losses/benefits criteria. The power criterion is the ability to direct the activities of the VIE that most significantly impact its economic performance. The losses/benefits criterion is the obligation to absorb losses from, or right to receive benefits from, the VIE that could potentially be significant to the VIE. The VIE model requires an ongoing reconsideration of whether a reporting entity is the primary beneficiary of a VIE due to changes in facts and circumstances.

Use of Estimates

The Company prepares its consolidated financial statements in conformity with accounting principles generally accepted in the United States of America which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Some of the more significant estimates required to be made by management include the determination of reserves for accounts receivable, returns and allowances, the accounting for derivatives, the valuation of inventory and stockholders’ equity based transactions. Actual results could differ from those estimates.

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Derivative Liabilities

Under ASC 815-40-05, Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in a Company’s Own Stock, in the event the Company does not have a sufficient number of authorized and unissued shares of common stock to satisfy obligations for stock options, warrants and other instruments potentially convertible into common stock, the fair value of these instruments should be reported as a derivative liability. Pursuant to the outstanding option, warrant and convertible debt agreements, there is currently no effective registration statement covering the shares of common stock underlying these agreements, which are currently subject to a cashless exercise whereby the holders, at their option, may surrender their options and warrants to the company in exchange for shares of common stock. The number of shares of common stock into which an option or a warrant would be exchangeable in such a cashless exercise depends on both the exercise price of the options or warrant and the market price of the common stock, each at or near the time of exercise. Because the market price is variable, it is possible that the Company could have insufficient authorized shares to satisfy a cashless exercise. In this scenario, if the Company were unable to obtain shareholder approval to increase the number of authorized shares, the Company could be obligated to settle such a cashless exercise with cash rather than by issuing shares of common stock. Further, ASC 815-40-05 requires that the Company record the potential settlement obligation at each reporting date using the current estimated fair value of these contracts, with any changes in fair value being recorded through our statement of operations. The Company had reported the potential settlement obligation as a derivative liability. In the third quarter of 2017, the Company obtained a majority of shareholders’ approval and amended its Articles of Incorporation to increase the number of shares of its authorized common stock, therefore the derivative liability is no longer applicable.

Sequencing Policy

Under ASC 815-40-35, the Company has adopted a sequencing policy whereby, in the event that reclassification of contracts from equity to assets or liabilities is necessary pursuant to ASC 815 due to the Company’s inability to demonstrate it has sufficient authorized shares, shares will be allocated on the basis of the earliest issuance date of potentially dilutive instruments, with the earliest grants receiving the first allocation of authorized but unissued shares, and all future instruments being classified as a derivative liability, with the exception of instruments related to share-based compensation issued to employees or directors.

Inventory

At December 31, 2017 and December 31, 2016, inventory consisted primarily of cosmetic and nutraceutical additives, and finished cosmetic products. Inventory is maintained in the Company’s leased Kentucky warehouse and third-party warehouses in Pennsylvania and Louisiana.

Inventory is valued at the lower of cost or net realizable value with cost determined on a first-in, first-out (“FIFO”) basis. Management compares the cost of inventory with the net realizable value and an allowance is made for writing down inventory to net realizable, if lower.

Revenue Recognition

The Company’s policy is to record revenue as earned when a firm commitment, indicating sales quantity and price exists, delivery has taken place and collectability is reasonably assured. The Company generally records sales of nutraceutical and cosmetic additives once the product is shipped to the customer, and for sales of finished cosmetic products once the customer places the order and the product is simultaneously shipped, but in limited cases if title does not pass until the product reaches the customer’s delivery site, then recognition of revenue is deferred until that time. Delivery is considered to have occurred when title and risk of loss have transferred to the customer. Provisions for discounts, returns, allowances, customer rebates and other adjustments are netted with gross sales. The Company accounts for such provisions during the same period in which the related revenues are earned. Customer discounts, returns and rebates in the year ended December 31, 2017 and 2016 approximated $300,000 and $1,926,000, respectively.

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There are no formal sales incentives offered to any of the Company’s customers. Volume discounts may be offered from time to time to customers purchasing large quantities on a per transaction basis.

Accounts receivable

Accounts receivable are carried at original invoice amount less an estimate made for holdbacks and doubtful receivables based on a review of all outstanding amounts. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history and current economic conditions and sets up an allowance for doubtful accounts when collection is uncertain. Customers’ accounts are written off when all attempts to collect have been exhausted. Recoveries of accounts receivable previously written off are recorded as income when received. At December 31, 2017 and 2016 the accounts receivable reserve was approximately $0 and $37,800, respectively. At December 31, 2017 and 2016, the reserve for sales returns and allowances was approximately $23,200 and $50,500, respectively.

Segments

The guidance for disclosures about segments of an enterprise requires that a public business enterprise report financial and descriptive information about its operating segments. Generally, financial information is required to be reported on the basis used internally for evaluating segment performance and resource allocation. The Company manages its operations in two reportable segments for purposes of assessing performance and making operating decisions. Revenue is generated predominately in the United States, and all significant assets are held in the United States, or United States territories.

The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies. The Company allocates resources and evaluates the performance of segments based on income or loss from operations, excluding interest, corporate expenses and other income (expenses).

Reclassifications

Certain reclassifications have been made to conform the prior year’s data to the current presentation. These reclassifications have no effect on previously reported operations, stockholders’ equity (deficit) or cash flows. Reclassifications relate to the segment disclosure, in which the current (and prior year) asset elimination only includes the accounts receivables due from Immudyne PR, LLC to Immudyne, Inc. for purchase of inventory. All other inter-company balances have been excluded from total assets for each reportable segment.

Income Taxes

The Company files Corporate Federal and State tax returns, while Immudyne PR, which was formed as a limited liability company, files a separate tax return with any tax liabilities or benefits passing through to its members.

The Company records current and deferred taxes in accordance with Accounting Standards Codification (ASC) 740, “Accounting for Income Taxes.” This ASC requires recognition of deferred tax assets and liabilities for temporary differences between tax basis of assets and liabilities and the amounts at which they are carried in the financial statements, based upon the enacted rates in effect for the year in which the differences are expected to reverse. The Company establishes a valuation allowance when necessary to reduce deferred tax assets to the amount expected to be realized. The Company periodically assesses the value of its deferred tax asset, a majority of which has been generated by a history of net operating losses and determines the necessity for a valuation allowance. ASC 740 also provides a recognition threshold and measurement attribute for the financial statement recognition of a tax position taken or expected to be taken in a tax return. Using this guidance, a company may recognize the tax benefit from an uncertain tax position in its financial statements only if it is more likely-than-not (i.e., a likelihood of more than 50%) that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.

The Company’s tax returns for all years since December 31, 2014, remain open to taxing authorities.

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Stock-Based Compensation

The Company follows the provisions of ASC 718, “Share-Based Payment”. Under this guidance compensation cost generally is recognized at fair value on the date of the grant and amortized over the respective vesting periods. The fair value of options at the date of grant is estimated using the Black-Scholes option pricing model. The expected option life is derived from assumed exercise rates based upon historical exercise patterns and represents the period of time that options granted are expected to be outstanding. The expected volatility is based upon historical volatility of the Company’s shares using weekly price observations over an observation period that approximates the expected life of the options. The risk-free rate approximates the U.S. Treasury yield curve rate in effect at the time of grant for periods similar to the expected option life. Due to limited history of forfeitures, the estimated forfeiture rate included in the option valuation was zero.

Many of the assumptions require significant judgment and any changes could have a material impact in the determination of stock-based compensation expense.

Earnings (Loss) Per Share

Basic earnings (loss) per common share is based on the weighted average number of shares outstanding during each period presented. Warrants and options to purchase common stock are included as common stock equivalents only when dilutive. Potential common stock equivalents are excluded from dilutive earnings per share when the effects would be antidilutive.

Recent Accounting Pronouncements

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”). ASU 2016-15 addresses eight specific cash flow issues with the objective of reducing diversity in practice regarding how certain cash receipts and cash payments are presented in the statement of cash flows. The standard provides guidance on the classification of the following items: (1) debt prepayment or debt extinguishment costs, (2) settlement of zero-coupon debt instruments, (3) contingent consideration payments made after a business combination, (4) proceeds from the settlement of insurance claims, (5) proceeds from the settlement of corporate-owned life insurance policies, (6) distributions received from equity method investments, (7) beneficial interests in securitization transactions, and (8) separately identifiable cash flows. The Company is required to adopt ASU 2016-15 for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2017 on a retrospective basis. Early adoption is permitted, including adoption in an interim period. The Company adopted ASU 2016-15 in 2018 and it did not have a material effect on the Company’s consolidated financial statements or related disclosures.

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-09, “Compensation – Stock Compensation: Improvements to Employee Share-Based Payment Accounting,” which relates to the accounting for employee share-based payments. This standard addresses several aspects of the accounting for share-based payment award transactions, including: (a) income tax consequences; (b) classification flows of awards as either equity or liabilities; and (c) classification on the statement of cash flows. This standard is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The Company adopted ASU 2016-09 in 2017 and it did not have a material effect on the Company’s consolidated financial statements or related disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes all existing guidance on accounting for leases in ASC Topic 840. ASU 2016-02 is intended to provide enhanced transparency and comparability by requiring lessees to record right-of-use assets and corresponding lease liabilities on the balance sheet. ASU 2016-02 will continue to classify leases as either finance or operating, with classification affecting the pattern of expense recognition in the statement of income. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted. ASU 2016-02 is required to be applied with a modified retrospective approach to each prior reporting period presented with various optional practical expedients. We have reviewed ASC 842 and have determined that it will not have any material effect on our financial statements and related disclosures.

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In May 2014, the FASB issued Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606). The new revenue recognition standard (“ASC 606”) provides a five-step analysis of transactions to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This Topic defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under existing GAAP including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. The two permitted transition methods under the new standard are the full retrospective method or the modified retrospective method. The new standard is effective for annual reporting periods beginning after December 15, 2017. The Company adopted ASU 2014-09 in 2018 and it did not have a material effect on the Company’s consolidated financial statements or related disclosures.

In July 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2015-11, “Simplifying the Measurement of Inventory.” ASU 2015-11 applies to inventory that is measured using first-in, first-out (FIFO) or average cost. An entity should measure inventory within the scope of ASU 2015-11 at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. ASU 2015-11 is effective for fiscal years beginning after December 15, 2016. The Company adopted ASU 2015-11 in 2017 and it did not have a material effect on the Company’s consolidated financial statements or related disclosures.

In August 2014, the FASB issued ASU 2014-15, “Presentation of Financial Statements-Going Concern”. This ASU is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. It is effective for annual periods ending after December 15, 2016, with early adoption permitted. The Company adopted ASU 2014-15 in 2016 and it did not have a material effect on the Company’s consolidated financial statements or related disclosures.

In May 2017, the FASB issued ASU 2017-09, Compensation - Stock Compensation (Topic 718): Scope of Modification Accounting. The new standard provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. This pronouncement is effective for annual reporting periods beginning after December 15, 2017 but early adoption is permitted. The Company adopted ASU 2017-09 in 2018 and it did not have a material effect on the Company’s consolidated financial statements or related disclosures.

All other accounting standards that have been issued or proposed by the FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

Fair Value of Financial Instruments

The carrying value of the Company’s financial instruments, including cash, trade accounts receivable, accounts payable and accrued expenses and the face amount of notes payable approximate fair value for all periods.

Noncontrolling Interests

The Company accounts for its less than 100% interest in Immudyne PR in accordance with ASC Topic 810, Consolidation, and accordingly the Company presents noncontrolling interests as a component of equity on its consolidated balance sheet and reports the noncontrolling interest’s share of the Immudyne PR net loss attributable to noncontrolling interests in the consolidated statement of operations.

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Consolidation of Variable Interest Entities

In accordance with ASC 810-10-25-37 and as amended by ASU 2009-17, the Company determines whether any legal entity in which the Company becomes involved is a VIE and subject to consolidation. The Company conducts an assessment on an ongoing basis for each VIE including (1) the power to direct activities of the VIE that most significantly impact the VIE’s economic performance, and (2) the obligation to absorb losses or right to receive benefits from the VIE that could potentially be significant to the VIE. As a result, the Company determined that nine (9) entities were VIEs and subject to consolidation.

Concentration of Credit Risk

The Company grants credit in the normal course of business to its customers. The Company periodically performs credit analysis and monitors the financial condition of its customers to reduce credit risk.

The Company monitors its positions with, and the credit quality of, the financial institutions with which it invests. The Company, at times, maintains balances in various operating accounts in excess of federally insured limits.

Results of Operations

Year Ended December 31, 2017, Compared to the Year Ended December 31, 2016

The following table sets forth the results of our operations for the periods indicated as a percentage of net sales:

	2017		2016
	$	% of Sales	$	% of Sales
Sales	5,054,706		5,238,604
Cost of sales	1,483,686	29%	1,946,055	37%
Gross profit	3,571,020	71%	3,292,549	63%
Operating expenses	(4,638,554)	-92%	(4,467,231)	-85%
Loss from operations	(1,067,534)	-21%	(1,174,682)	-22%
Change in fair value of derivative liability	502,830	10%	-	0%
Loss on extinguishment of debt	(553,222)	-11%	-	0%
Interest (expense)	(100,523)	-2%	(48,611)	-1%
Net (loss)	(1,218,449)	-24%	(1,223,293)	-23%
Net (loss) attributable to noncontrolling interests	(12,488)	-0%	(115,749)	-2%
Net (loss) attributable to Immudyne, Inc.	(1,205,961)	-24%	(1,107,544)	-21%

Overall sales for the year ended December 31, 2017 were approximately $5.05 million, a decrease of 4% from approximately $5.24 million during the same period in 2016. Our decrease in sales was primarily attributable to the decrease in sales made by our finished cosmetic products segment of approximately $3.68 million, a decrease of approximately 13% from approximately $4.24 million during the same period in 2016. Net sales for our nutraceutical and cosmetic additives segment increased by approximately 37% to approximately $1.37 million, compared to approximately $1.00 million during the same period in 2016.

Cost of sales consists primarily of material costs, labor costs, marketing costs and related overhead directly attributable to the production of our products. Total cost of sales decreased by approximately 24% to approximately $1.48 million in 2017 compared to approximately $1.95 million in 2016. The decrease in our cost of sales was due to our decreased sales and related reduction in merchant and other processing fees incurred to generate sales from our finished cosmetic products segment, which costs were significant in 2016.

Gross profit increased by approximately 8.5% to approximately $3.57 million in 2017 compared to approximately $3.29 million in 2016 as a result of our decreased cost of sales. Gross profit as a percentage of sales increased to approximately 71% in 2017 from approximately 63% in 2016 due to the shift in the composition of our sales between periods from primarily topical and oral additives to primarily finished products sold through Immudyne PR, which products generally have lower margins.

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Operating expenses consisted of general and administrative expense, compensation and related expense, marketing, and professional fees. Overall operating expenses increased by approximately 3.8% to approximately $4.64 million in 2017 from approximately $4.47 million in 2016, primarily due to increased compensation related expenses with respect to shares issued to the Company’s joint venture partners pursuant to previously disclosed service agreements. General and administration expense decreased by approximately 17.6% to approximately $0.85 million in 2017 from approximately $1.03 million for in 2016. Compensation and related expense increased by approximately 36.2% to approximately $1.71 million in 2017 from approximately $1.25 million in 2016 due to the aforementioned share issuance. Marketing expense decreased by approximately 3.1% to approximately $1.66 million in 2017 from approximately $1.7 million for in 2016. Professional fees decreased by approximately 9.7% to approximately $0.43 million in 2017 from approximately $0.48 million in 2016, due to decreased legal and accounting fees incurred with respect to Immudyne PR’s operations.

Net loss attributable to Immudyne in 2017 was approximately $1.21 million compared to net loss of approximately $1.11 million in 2016. We consolidated the operations of our joint venture, Immudyne PR, and at December 31, 2017, reflected a non-controlling interest for 21.833% of these operations. Net loss attributable to Immudyne, Inc. as a percentage of sales was approximately 24% in 2017 compared to net loss as a percentage of sales of approximately 21% in 2016. Our net loss notwithstanding our decrease in sales was primarily due to our increased compensation expenses due to shares issued to the Company’s joint venture partners pursuant to previously disclosed service agreements. We believe these costs will decrease as a percentage of sales over the course of the 2018 fiscal year as Immudyne PR continues to mature as a business.

Liquidity and Capital Resources

Our principal demands for liquidity are to increase sales, purchase inventory and for sales distribution and general corporate purposes. We incurred negative operating cash flows in the 2017 and 2016 fiscal years. As a result, our auditors have raised substantial doubt about our ability to continue as a going concern. Late in the 2016 fiscal year and early in 2017, the Company issued several 11% subordinated promissory notes to accredited investors for total borrowings of $200,000 which have been satisfied in 2016 and 2017. We plan on our operating business (in conjunction with proceeds from debt and equity financings completed in 2016 and early 2017, and the sale of the legacy beta glucan business) being able to fund operations through 2018. However, if necessary, we may raise additional capital through a private placement of common stock, obtaining debt financing or from advances from our President and/or directors; however, no assurances can be made that we will be successful in our endeavors to raise additional capital.

There can be no assurance that required future financing can be successfully completed on a timely basis, or on terms acceptable to us. Any future issuance of equity securities could cause dilution to our shareholders. Any incurrence of indebtedness would increase our debt service obligations and would cause us to be subject to restrictive operating and financial covenants.

We had net working capital of $622,839 at December 31, 2017, resulting in an increase from net working deficit of ($361,725) at December 31, 2016. The ratio of current assets to current liabilities was 1.97 to 1 at December 31, 2017.

The following is a summary of cash provided by or used in each of the indicated types of activities during the years ended December 31, 2017 and 2016:

	2017	2016
Cash provided by (used in):
Operating activities	$(827,215)	$(407,914)
Investing activities	-	-
Financing activities	786,034	357,491

Net cash flow used by operating activities was approximately $0.83 million for the year ended December 31, 2017, compared to net cash flow used in operating activities of approximately $0.41 million for the same period in 2016. The increase in the amount of cash used by our operating activities was due to increased compensation expenses incurred over the 2016 period. We expect that these expenses will decrease as a percentage of sales as Immudyne PR continues to mature as a business.

Net cash flows provided by investing activities was $0 for the both year ended December 31, 2017 and 2016.

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Net cash flows provided by financing activities was approximately $0.79 million for the year ended December 31, 2017, compared to net cash flows provided by financing activities of approximately $0.36 million for the same period in 2016 due to additional indebtedness and the sale of common stock via private placements incurred during the period.

Indebtedness

From time to time, our directors, officers and other related individuals have made short-term advances to us for our operating needs. Late in the 2016 fiscal year and early in 2017, the Company issued several 11% subordinated promissory notes to accredited investors for total borrowings of $200,000 which have been satisfied as of the date hereof.

The Company is subject to a royalty agreement based upon sales of certain hair care products. For the year ended December 31, 2017, the Company recognized $79,360 in royalty expense related to this agreement.

Off-Balance Sheet Arrangements

On November 20, 2017, the Company entered into an agreement (the “Agreement”) with JOJ Holdings, LLC (“JOJ”). Pursuant to the terms of the Agreement, Immudyne purchased 2,000,000 shares (post-split from a 2:1 forward split on January 16, 2018) of Blockchain Industries, Inc. (“BCII”) from JOJ. The Agreement was amended on December 8, 2017 and again on March 9, 2018. In consideration for the purchase, Immudyne agreed to issue one (1) share of Immudyne common stock to JOJ for every dollar Immudyne realizes from gross proceeds on the sale of shares of BCII purchased pursuant to the Agreement, up to a total maximum aggregate amount of 5,000,000 shares. The Company has 3 years to sell the shares of BCII and has agreed not to sell more than 20% of the 30-day average daily trading volume of BCII. Justin Schreiber, the Company’s President and CEO, is the President and owner of JOJ. The initial assessment of this transaction was determined not to meet the basis of an exchange transaction per ASC 845-10-20. The Company will reassess the off-balance sheet arrangement at each reporting period to determine the any change in the accounting as an off-balance sheet arrangement.

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BUSINESS

Our Company

We are an internet based direct response marketing company that in-licenses, acquires or creates innovative and proprietary products that can be sold to consumers around the world via our technology infrastructure and relationships with agencies, third party marketers, and online advertising platforms such as Facebook and Google. We currently have two commercial stage products and intend to launch an additional four products in 2018. Our leading product, launched in the second quarter of 2017, is a patented shampoo, conditioner, and leave-in foamer for thicker, fuller hair. Our second product, launched in the first quarter of 2018, is a nutritional supplement for immune support.

We launched our online direct marketing business in the fourth quarter of 2015 with the establishment of a partnership with Inate Skincare, LLC (“Inate”). Our initial intention was to launch a skin care line containing our proprietary ingredients and to market such products directly to consumers. The Company entered into a limited liability company operating agreement with its joint venture partners with respect to Inate under the legal name Immudyne PR LLC (“Immudyne PR”). On April 1, 2016, the original operating agreement of Immudyne PR was amended and restated and we increased our ownership and voting interest in Immudyne PR to 78.16667%.

Divestiture of Yeast Beta Glucan Business

Throughout 2017, we manufactured, distributed and sold natural immune support products containing our proprietary yeast beta glucans, a group of beta glucans naturally occurring in the cell walls of yeast that have been shown through testing and analysis to support the immune system. Beta glucans, or β-Glucans, are a natural extract that are considered to be “biological response modifiers” that support the immune system. The most common sources of beta glucans are from the cell walls of baker’s yeast, the cellulose in plants, the bran of cereal grains and certain fungi and bacteria.

In 2017, our yeast beta glucan nutraceutical and cosmetic product lines consisted of our natural, premium yeast beta glucans in oral and topical applications. We offered our yeast beta glucans as natural raw material ingredients in bulk quantities, our “Nutraceutical and Cosmetic Additives” segment, and finished, consumer products packaged under our brands as well as private label brands, our “Finished Cosmetic Products” segment, which were marketed directly to consumers.

In the first quarter of 2018 we sold assets and certain liabilities related to our legacy business that manufactured raw yeast beta glucan. As a result of this divestiture, we solely operate our online direct marketing business owned by Immudyne PR.

Products

We currently have 2 commercial stage products and 2 development stage product in our portfolio. We have several additional products that we intend to in-license in 2018, subject to negotiations and definitive agreements. Generally, our business model is to license or acquire innovative products that address large, global unmet needs which can be placed onto our internet based or “online” direct response marketing platform. All of our products are proprietary and exclusively marketed by Immudyne and our partners. We seek to protect the market position of our products with intellectual property, trade secrets, trademarks and brand equity.

Shapiro MD

The Shapiro MD product line is a unique hair care aid developed to help men & women regain thicker, fuller and healthier looking hair. Shapiro MD Shampoo & Conditioner are the result of 15 years of research and development by thought-leading dermatologists Dr. Steven Shapiro and Dr. Michael Borenstein.

The Shapiro MD product line is protected by two U.S. patents and contains three naturally-occurring dihydrotestosterone (DHT) blocking ingredients.  DHT is widely believed to be the main culprit of balding/hair-loss. Clinical research on the ingredients used in Shapiro MD products has been published in prominent scientific journals, including US National Library of Medicine National Institutes of Health, International Journal of Dermatology and European Hair Research Society.

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iNR Wellness

iNR Wellness is a daily nutritional supplement that contains yeast, oat, and mushroom beta glucans. Beta glucans, or β-Glucans, are a natural extract considered to be “biological response modifiers” that support the immune system. Our three naturally occurring beta glucans have clinically shown to support the human immune system and are commonly used as an OTC supplement to reduce cholesterol levels, manage blood glucose levels, and support the immune system.

General scientific research on beta glucan derived from yeast cell walls has been conducted in recent years by renowned medical laboratories, including Baylor College of Medicine, U.S. Armed Forces Radiobiology Institute, Stanford University, Southwest Research Institute, and North Carolina State University. As more studies are conducted on beta glucans, we believe the potential benefits to human health will continue to emerge.

Although the Food and Drug Administration (“FDA”) has historically endorsed the consumption of oat glucan/dietary fiber as an aid to lower cholesterol, most of the testing and analysis or scientific research mentioned in this annual report has not been subject to oversight of the FDA or any comparable regulatory body, and no regulatory body has attested to the efficacy of beta glucans in supporting the immune system or otherwise treating disease. Further, the marketing of beta glucans is not subject to FDA approval, and we are prohibited by Federal Trade Commission (“FTC”) and FDA regulations from suggesting in advertisements and product labels that our products mitigate, treat, cure or prevent a specific disease or class of disease.

Scarology

Scarology is a scar healing topical solution delivered through a day and night routine. Three essential ingredients work together to achieve dramatic results in appearance and feel. The product is clinically tested and developed by prominent dermatologists. We expect the Scarology product launch in the second quarter of 2018.

None of the testing and analysis or scientific research mentioned on the Company’s annual report on Form 10-K has been subject to the oversight of the FDA or any comparable regulatory body, and no regulatory body has attested to the efficacy of our products. Further, our current products are marketed as cosmetics and nutritional supplements, and we are prohibited by FTC and FDA regulations from suggesting in advertisements and product labels that our products mitigate, treat, cure or prevent a specific disease or class of disease.

Sales and Marketing

Our sales and marketing strategy primarily consists of utilizing our online direct response platform technology to sell the innovative products that we have licensed, acquired or created. Our priority is to build brand recognition across our product lines and actively pursue opportunities to market our products and increase sales.

We leverage the world’s largest social media and online sales platforms such as Google, Facebook and Amazon to capture customers and market health and wellness products globally. Additionally, we sell our products through our own websites at www.inrwellness.com and www.shapiromd.com.

Our expertise in digital marketing allows us to target consumers most likely to purchase our products, serve these consumers an advertisement, and convert these consumers into customers. We plan to combine this highly scalable paid media business model with other direct to consumer approaches such as television, radio and influencer marketing. We also intend to sell our products in retail stores and through physician offices.

Manufacturing

We use third party contractors for the manufacturing, encapsulation, bottling and labeling of our personal care and nutritional supplement products. These contractors are certified to produce organic products, subject to regular government inspections, and to the best of our knowledge, comply with current Good Manufacturing Practices and hold the necessary drug manufacturing licenses and processed food registrations required by their respective state regulators.

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Customers

We sell our products directly to consumers internationally through online channels. Over 90% of consolidated 2017 sales consisted of customers in the U.S. Penetrating international markets is a significant opportunity for the Company’s near-term growth.

Our priority is to maximize the long-term value of each customer through proper pricing strategies, retargeting, customer service and through database management. We have served over 50,000 customers since implementing direct selling strategies into our business model in 2016.

One customer, M.M.P., accounted for 25% of net sales during 2017.

Competition

The markets for nutritional supplements and skin care products are highly competitive, consisting of a large number of manufacturers, distributors and retailers, none of which dominates the fragmented and diverse market. The Company’s competitors include, among others, Guthy Renker LLC, L’Oréal S.A., Atlantic Coast Media Group, LLC, Hims, Inc. and The Estée Lauder Companies Inc. Some of our competitors are significantly larger than we are, have a longer operating history, higher visibility and brand recognition, and greater financial resources than we do.

Intellectual Property

We rely primarily on proprietary trade secrets and know-how to operate our online direct response marketing platform. We have two U.S. patents relating to our Shapiro MD products’ method for treatment of hair loss with a combination of natural ingredients.

In order to protect the confidentiality of our intellectual property, including trade secrets, know-how and other proprietary technical and business information, it is our policy to limit access to such information to those who require access in order to perform their functions and to enter into agreements with employees, consultants and vendors to contractually protect such information.

Governmental and Environmental Regulation

Our business and the manufacturing, distribution and sale of our beta glucan products are regulated in the U.S. primarily by the FDA and the FTC.

The FDA enforces the FDCA and Dietary Supplement Health and Education Act (“DSHEA”) as they pertain to foods, food ingredients, cosmetics and dietary supplement production and marketing. Dietary supplements and nutraceuticals are regulated as a category of food, not as drugs. We are not required to obtain FDA pre-market approval to sell our products in the United States under current laws.

The FDA imposes GMP guidelines to ensure that dietary supplements are produced in a quality manner, do not contain contaminants or impurities and are accurately labeled. GMPs include requirements for establishing quality control procedures, designing and constructing manufacturing plants, testing ingredients and finished products and record keeping and handling of consumer product complaints. The FDA has broad authority to enforce the provisions of federal law applicable to dietary supplements and cosmetics, including the power to monitor claims made in product labeling, to seize adulterated or misbranded products or unapproved new drugs, to request product recall, to enjoin further manufacture or sale of a product, to issue warning letters and to institute criminal proceedings.

Advertising and product claims regarding the efficacy of products are also regulated by the FTC. The FTC regulates the advertising of dietary supplements and other health-related products to ensure that any advertising is truthful and not misleading, and that an advertiser maintains adequate substantiation for all product claims. FTC enforcement actions may result in consent decrees, cease and desist orders, judicial injunctions and the payment of fines with respect to advertising claims that are found to be unsubstantiated.

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Under current U.S. regulations, our products must comply with certain labeling requirements enforced by the FDA and FTC, but otherwise generally are not required to receive regulatory approval prior to introduction into the U.S. market. We believe we are in compliance with all material government regulations applicable to our products.

In addition to the foregoing, our operations are subject to federal, foreign, state and local government laws and regulations, including those relating to zoning, workplace safety and accommodations for the disabled, and our relationship with our employees is subject to regulations, including minimum wage requirements, anti-discrimination laws, overtime, working conditions and citizenship requirements. We currently do not incur any material costs in connection with our compliance with applicable environmental laws as our manufacturing processes generate minimal discharge. Furthermore, the cost of maintaining compliance with applicable environmental laws has not, and we believe, in the future, will not, have a material adverse effect on our business, results of operations and financial condition. We believe we are in substantial compliance with all material governmental regulations applicable to our operations.

Properties

Our principal executive offices were in office spaces located in Mount Kisco, New York, but have relocated to 1460 Broadway, New York, NY 10036. We leased a manufacturing facility with warehouse space consisting of approximately 15,000 square feet in Florence, Kentucky, in the vicinity of the Cincinnati, Ohio, airport on a month-to-month basis for which we pay $9,050 per month. In addition, Immudyne PR operates in a subleased office space in Puerto Rico consisting of approximately 1,000 square feet for $4,000 per month.

Starting in February 2018, we opened an office space in Huntington Beach, California. This office will support staff dedicated to digital marketing, including our Chief Technology Officer, Stefan Galluppi. We will pay $2,106 for the first twelve months for this space of 1,239 square feet.

We believe that our existing office and manufacturing facilities are adequate for current and presently foreseeable operations. In general, our properties are well maintained and are being utilized for their intended purposes. Additional space may be required as we expand our business activities.  We do not foresee any significant difficulties in obtaining additional facilities if deemed necessary.

Employees

As of July 10, 2018, we have approximately 11 employees or contractors that perform duties material to the Companies operations, none of which are subject to a collective bargaining agreement.

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

The following table sets forth the names of our directors, executive officer and certain significant employees and their ages, positions and biographical information as of the date of this annual report. Our executive officer is appointed by, and serves at the discretion of, our Board of Directors. There are no other family relationships among our directors or executive officer.

Name	Position	Age
Anthony G. Bruzzese, M.D.	Director	63
John R. Strawn, Jr.	Chairman	57
Dr. Joseph DiTrolio, M.D.	Director and Chief Medical Officer (North America)	67
Justin Schreiber	President, Chief Executive Officer and Director	35
Robert Kalkstein	Chief Financial Officer	36
Stefan Galluppi	Chief Technology Officer and Director	31
Michael Borenstein, M.D.	Director	48

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Anthony G. Bruzzese, M.D., Director

Dr. Bruzzese is a practicing radiologist in Warwick, Rhode Island, certified by both the American Board of Internal Medicine and the American Board of Radiology. Since 1997, Dr. Bruzzese has served as a principal at Toll Gate Radiology, Inc., providing patients with comprehensive diagnostic imaging services. Dr. Bruzzese also has served on the medical staffs at Roger Williams Medical Center since 2008 and Landmark Medical Center since 2011. He previously served on the medical staff at Kent County Memorial Hospital in Rhode Island from 1997 to 2005. Dr. Bruzzese has served as a Fellow, Councilor and Alternate Councilor to the American College of Radiology on behalf of the Rhode Island Radiology Society. Dr. Bruzzese received his Bachelor of Science and Doctor of Medicine from Brown University. Dr. Bruzzese brings to the Board of Directors over 20 years of experience in medical practice. The Board of Directors believes that Dr. Bruzzese’s knowledge of internal medicine and life sciences will assist us in our future growth and expansion plans.

John R. Strawn, Jr., Chairman

Mr. Strawn has served as a member of our Board of Directors since July 2011. Mr. Strawn brings to the Board of Directors over 25 years of legal experience, including extensive knowledge of our intellectual property portfolio. His practice focuses on complex commercial litigation. Mr. Strawn has successfully represented the company for over 10 years, including in a dispute over the ownership and licensing of multiple patents. After prevailing in a jury trial that was upheld on appeal in 2009, the matter was settled on favorable terms for the company. In 2010, Mr. Strawn became a founding partner of Strawn Pickens LLP in Houston, Texas. Prior to founding Strawn Pickens, Mr. Strawn was the Co-Managing Partner of Cruse Scott Henderson & Allen LLP, a law firm based in Houston, Texas, since 1992. Mr. Strawn received his Juris Doctor from the University of Texas Law School and his bachelor’s degree from Dartmouth College.

Dr. Joseph DiTrolio, M.D., Director

Dr. DiTrolio was appointed to our Board of Directors on September 4, 2014. Dr. DiTrolio has been the Chief Medical Officer of United States at ImmuDyne, Inc. since May 29, 2013 pursuant to a 2012 consulting agreement. Dr. DiTrolio serves as an advisor of OneMedPlace and as an advisor of Urovalve Inc. Dr. DiTrolio is recognized world-wide as an inventor, researcher and lecturer and is a Clinical Professor of Urology, UMDNJ. He is the holder of several patents and is Clinical Professor of Surgery, Division of Urology at New Jersey Medical School, and the recent Chairman of the Department of Urology for the St. Barnabas Medical Center Healthcare System. He is a graduate of the University of Richmond, University of Paris, Sorbonne and New Jersey Medical School. He is a Diplomate of the American Board of Urology and is well respected in the urology community for innovative techniques and product development.

Justin Schreiber, President, Chief Executive Officer and Director

Mr. Schreiber was appointed President and CEO of Immudyne, Inc. upon the closing of the sale of the legacy beta glucan business in February 2018. Mr. Schreiber was appointed as Immudyne PR’s President on April 1, 2017. Mr. Schreiber is the President and founder of JLS Ventures, a leading capital markets advisory firm that partners with entrepreneurs and emerging growth companies to build innovative and disruptive brands with long-term investment value. Prior to founding JLS Ventures, Mr. Schreiber ran a consulting business that provided investor relations, advisory services and capital raising solutions to small publicly traded companies. In addition to his capital markets experience, Mr. Schreiber previously worked for a global healthcare consulting firm as well as in the foreign currency trading business. He holds a BS in International Business from Elizabethtown College and a BA in International Management from the ICN École de management in Nancy, France.

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Robert Kalkstein, Chief Financial Officer

On October 2, 2017, Robert Kalkstein was appointed as the Chief Financial Officer of Immudyne, Inc. (the “Company”). Mr. Kalkstein has years of experience in audit, banking and as chief financial officer of several emerging growth companies. Previously, Mr. Kalkstein held positions at Peerless System Corp., Jefferies & Co. and PricewaterhouseCoopers. He has more than 10 years of experience in the areas of accounting, finance, SEC compliance and operations. Mr. Kalkstein is a CPA and received a Bachelor of Engineering in Biomedical Engineering and a Masters of Engineering in Engineering Management at Stevens Institute of Technology in Hoboken, NJ.

Stefan Galluppi, Director, Chief Operating Officer of Immudyne, Inc. and Director of Immudyne, Inc. and Chief Executive Officer, Immudyne PR

Stefan Galluppi is the Chief Technology and Operations Officer of the Company. Previously, Mr. Galluppi served as CTO at a venture backed online marketing company where he oversaw the information technology infrastructure, ranging from customer services software to Customer Relationship Management (CRM) systems, as well as software system development and integration to streamline the B2C ordering process. Mr. Galluppi was also instrumental in helping create the framework for an optimal back-end office infrastructure to support multiple national TV direct response advertising campaigns rated among the top 10 on the national TV IMS report rankings for performance. Mr. Galluppi is the former co-founder of a NT1 Hosting, a web development, hosting and online marketing firm that design, developed and marketed hundreds of successful websites and campaigns. Mr. Galluppi resigned as a Director of Immudyne, Inc. in February 2018 upon the sale of the legacy beta glucan business and was reappointed to the Board of Directors of Immudyne, Inc. on May 31, 2018.

Dr. Michael Borenstein, M.D.

On October 1, 2017, Dr. Michael Borenstein was appointed to the Board of Directors of Immudyne, Inc (the “Company”). Dr. Borenstein is a board-certified dermatologist who specializes in medical and surgical dermatology, as well as the latest techniques in laser treatments and cosmetic dermatology. Dr. Borenstein received his Bachelor of Arts degree from Columbia University and his medical degree from the University of Miami School of Medicine. Dr. Borenstein joined Gardens Dermatology after completing his internship in internal medicine and residency in dermatology and cutaneous surgery at the University of Miami School of Medicine. Dr. Borenstein completed his Ph.D. in molecular and cellular pharmacology at the University of Miami. Dr. Borenstein is an active member of the American Medical Association, American Academy of Dermatology, Florida Society of Dermatology, the Florida Society of Dermatologic Surgeons, and the Palm Beach County Dermatology Society.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Board Composition and Director Independence

Our board of directors consists of six members: Anthony G. Bruzzese, M.D., John R. Strawn, Jr, Dr. Joseph DiTrolio, M.D, Stefan Galluppi, Justin Schreiber, and Michael Borenstein, M.D. The directors will serve until our next annual meeting and until their successors are duly elected and qualified. The Company defines “independent” as that term is defined in Rule 5605(a)(2) of the NASDAQ listing standards.

In making the determination of whether a member of the board is independent, our board considers, among other things, transactions and relationships between each director and his immediate family and the Company, including those reported under the caption “Certain Relationships and Related-Party Transactions”. The purpose of this review is to determine whether any such relationships or transactions are material and, therefore, inconsistent with a determination that the directors are independent. On the basis of such review and its understanding of such relationships and transactions, our board affirmatively determined that Mr. Strawn, Mr. Bruzzese, and Mr. DiTrolio have qualified as independent and that they have no material relationship with us that might interfere with his or her exercise of independent judgment.

Committees of the Board of Directors

We currently have no standing audit or nominating committees or committees performing similar functions, nor do we have written audit or nominating committee charters. Our Board of Directors believes it unnecessary to have such committees at this time because our Board of Directors can perform the functions of such committees adequately. However, the Company will plan to create these committees during our 2018 fiscal year.

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We established a Compensation Committee in January 2017. Mr. Strawn is currently the sole member of the Compensation Committee and serves as its Chairman. The Compensation Committee is responsible for the design, review, recommendation and approval of compensation arrangements for our directors, executive officers and key employees. The Compensation Committee also reviews and determines compensation of our executive officers, including our Chief Executive Officer.

We do not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature until our business operations develop to a more advanced level. We currently do not have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment. A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our director at the address on the cover of this report.

Code of Ethics

We have not yet adopted a code of ethics within the definition of Item 406 of Regulation S-K but plan to do so prior to the end of the 2018 fiscal year end.

Legal Proceedings

During the past ten years, none of our current directors or executive officers has been:

●	the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

●	found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, that has not been reversed, suspended, or vacated;

●	subject of, or a party to, any order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of a federal or state securities or commodities law or regulation, law or regulation respecting financial institutions or insurance companies, law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

None of our directors, officers or affiliates, or any beneficial owner of 5% or more of our common stock, or any associate of such persons, is an adverse party in any material proceeding to, or has a material interest adverse to, us or any of our subsidiaries.

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EXECUTIVE COMPENSATION

Summary Compensation Table
		Salary	Option Awards		Non-Equity Incentive Plan Compensation		All Other Compensation		Total
Name and Principal Position	Year	($)	($)(1)		($)		($)		($)
Mark McLaughlin	2017	145,600	351,318	(3)	-		-		496,918
President, Chief Executive Officer	2016	145,600	-		-	(4)	-		145,600
and Director (2)	2015	145,600	-		-	(4)	52,000	(5)	197,600

Justin Schreiber	2017	-	-		-		2,120,212		-
President, Chief Executive Officer (6)	2016	-	-		-		345,000		345,000

Stefan Galluppi	2017	72,000	-		-		-		72,000
Director, Chief Executive Officer, Immudyne PR (7)	2016	30,000	-		-		345,000		375,000

Robert Kalkstein	2017	-	199,897		-		8,250		208,147
Chief Financial Officer (8)

(1)	Amounts shown reflect aggregate grant date fair value and, where applicable, incremental fair value as of modification date, of awards and do not reflect whether the recipient actually has realized a financial benefit from such grant, such as by exercising the options or selling the stock. A discussion of the assumptions used in calculating the award values may be found in Note 2 to our financial statements contained herein.

(2)	Mr. McLaughlin received no compensation for serving as a member of our Board of Directors. Mr. McLaughlin resigned as President, Chief Executive Officer and as a member of the Board of Directors on February 2, 2018.

(3)	We entered into a new employment agreement with Mr. McLaughlin on July 1, 2017 and he was granted two options to purchase common stock at $0.25 per share and $0.35 per share, each for 500,000 that vest upon the Company achieving $6 million and $7 million in pre-tax earnings, which were each valued at $141,471 and $139,898, respectively. Mr. McLaughlin is no longer with the Company. Mr. McLaughlin also received a ten-year option to purchase 750,000 shares of common stock vesting at 250,000 shares immediately and 250,000 each on the anniversary date of his agreement and each struck at $0.35, which was valued at $69,949.Mr. McLaughlin has since left the Company and is only entitled to the 250,000 options that vested immediately.

(4)	Under his employment agreement entered into on April 20, 2011, as amended, Mr. McLaughlin earned an annual incentive bonus award consisting of 5% of our pre-tax earnings payable each semi-annual fiscal year. We did not have any pre-tax earnings in 2016 or 2015, and no incentive bonus was earned or awarded.

(5)	In December of 2014, the Board of Directors authorized a one-year extension of warrants to purchase 1.5 million shares of our common stock at $0.12 per share that were set to expire as consideration, in part, for certain monetary advances made by Mr. McLaughlin to the Company. The warrants with such one-year extension of the expiration date in 2014 had an incremental fair value of $7,000. The warrants were further extended in 2015 for an additional two-years as consideration for Mr. McLaughlin’s personal guarantee of a loan made to the Company, extensions of various interest-free advances and for his provision of rent-free office spaces to the Company.

(6)	Pursuant to the operating agreement of Immudyne PR, Mr. Schreiber was appointed as Immudyne PR’s President on April 1, 2016. In connection the therewith, the Company entered into a services agreement with JLS Ventures, LLC, an entity owned and controlled by Mr. Schreiber. A total of 1,150,000 shares of the Company’s common stock were issued to JLS Ventures, LLC in 2016, with a grant date fair value of $345,000. The Company retained the right to rescind the issuance of 1,000,000 shares of common stock issued to JLS Ventures LLC in the event Immudyne PR does not distribute at least $500,000 to the Company by December 31, 2016. On July 14, 2017, JLS Ventures LLC also received 900,000 shares worth $432,000. Mr. Schreiber was appointed as a member of the Board on June 24, 2017. Mr. Schreiber received performance-based options worth $1,688,212 on July 1, 2017. Mr. Schreiber became the Company’s President and Chief Executive Officer on February 2, 2018. The Company entered into a 2-year agreement with Mr. Schreiber to perform services as our Chief Executive Officer and, as compensation for his role as Chief Executive Officer, will receive 2,000,000 shares of restricted stock whereby 1,000,000 shares will vest equally on March 20, 2018 and January 1, 2019. Mr. Schreiber will not receive cash compensation for serving as our Chief Executive Officer.

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(7)	Pursuant to the operating agreement of Immudyne PR, Mr. Galluppi was appointed as Immudyne PR’s Chief Executive officer on April 1, 2016. In connection the therewith, the Company entered into a services agreement with American Nutra Tech, an entity owned and controlled by Mr. Galluppi. A total of 1,150,000 shares of the Company’s common stock were issued to American Nutra Tech in 2016, with a grant date fair value of $345,000. The Company retains the right to rescind the issuance of 1,000,000 shares of common stock issued to American Nutra Tech and is currently in negotiations with respect to such shares as well as Mr. Galluppi’s overall compensation. Mr. Galluppi was appointed as a member of the Board effective June 24, 2017. Mr. Galluppi was paid $6,000 per month for twelve months in 2017.

(8)	On October 2, 2017, Robert Kalkstein was appointed as the Chief Financial Officer of the Company. Mr. Kalkstein entered into a consulting agreement with the Company, which provides, among other things, for a fee of $2,750 per month through December 2017, $5,000 per month between January 2018 and March 2018 and $7,500 per month between April 2018 and September 2018. Additionally, Mr. Kalkstein was granted an option to purchase 500,000 shares of the Company’s common stock at $0.40 per share, subject to the approval of the board of directors of the Company and certain vesting requirements set forth in the consulting agreement.

Outstanding Equity Awards at Fiscal Year-End 2017

The following table sets forth information concerning the outstanding equity awards held by our Former Chief Executive Officer and Chief Financial Officer at December 31, 2017.

Outstanding Equity Awards at Fiscal Year-End for 2017
	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Options (#) Unearned		Option Exercise Price ($)	Option Expiration Date
Mark McLaughlin(1)	1,000,000	-	-		0.10	03/07/2018
	339,473	-	-		0.10	12/31/2018
	1,800,000	-	-		0.20	04/20/2021
	500,000	-	-		0.40	04/20/2021
	500,000	-	-		0.40	04/20/2021
	-	-	500,000	(2)	0.80	04/20/2021

Robert Kalkstein	150,000	-	350,000	(3)	0.40	10/2/2020

(1)	All options held by Mr. McLaughlin are fully vested from grant date and exercisable on a cashless basis.

(2)	Options become earned and exercisable upon our achieving $10 million in revenues in any fiscal year prior to the expiration date.

(3)	Options vest on the anniversary of Mr. Kalkstein’s agreement at 175,000 shares each on October 2, 2018 and October 2, 2019.

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Employment Agreement

On July 1, 2017, we entered into a new employment agreement with Mr. McLaughlin, which superseded his agreement dated October 12, 2012, and he was granted two options to purchase common stock at $0.25 per share and $0.35 per share, each for 500,000 that vest upon the Company achieving $6 million and $7 million in pre-tax earnings, respectively. Mr. McLaughlin also received a ten-year option to purchase 750,000 shares of common stock vesting at 250,000 shares immediately and 250,000 each on the anniversary date of his agreement and each struck at $0.35.

On October 12, 2012, we entered into a five-year employment agreement with Mr. McLaughlin, our former President and Chief Executive Officer, under which he is to be compensated at $145,600 per annum. In addition to his base salary, Mr. McLaughlin will earn an annual incentive bonus award consisting of 5% of our pre-tax earnings payable each semi-annual fiscal year. We also granted to Mr. McLaughlin under his employment agreement, as amended, 10-year, fully-vested options to purchase an aggregate of 3.3 million shares of our common stock, such options consisting of the right to purchase: (i) 1.8 million shares of our common stock at $0.20 per share; (ii) 0.5 million shares of our common stock at $0.40 per share; (iii) 0.5 million shares of our common stock at $0.40 per share upon our achieving $5 million in revenues in any fiscal year prior to the expiration date; and (iv) 0.5 million shares of our common stock at $0.80 per share upon our achieving $10 million in revenues in any fiscal year prior to the expiration date. If at any time prior to the expiration date of the options we merge into or are acquired by another company, any outstanding options granted under Mr. McLaughlin’s employment agreement will become immediately exercisable on the business day immediately preceding the merger or acquisition at $0.40 per share or the preceding average 30-day market price of our common stock prior to the announcement of such merger or acquisition, whichever price is lower.

Prior to our entering into this employment agreement, we compensated Mr. McLaughlin for his services as our President at $10,000 per month. From time to time he voluntarily deferred this compensation without interest.

Mr. McLaughlin resigned from all of his positions with the Company on February 12, 2018. His Employment Agreement is no longer of full force or effect.

Consulting Agreement

On October 2, 2017, we entered into a consulting agreement with our Chief Financial Officer, Robert Kalkstein, which provides, among other things, for a fee of $2,750 per month through December 2017, $5,000 per month between January 2018 and March 2018 and $7,500 per month between April 2018 and September 2018. Additionally, Mr. Kalkstein was granted an option to purchase 500,000 shares of the Company’s common stock at $0.40 per share, subject to the approval of the board of directors of the Company and certain vesting requirements set forth in the consulting agreement.

Services Agreements

On April 1, 2016, the Company entered into two services agreements (the “Services Agreements”) with each of JLS Ventures, LLC (“JLS”), an entity wholly owned and operated by Justin Schreiber, our President and Chief Executive Officer, and American Nutra Tech (“American Nutra Tech”), an entity wholly owned and operated by Stefan Galluppi, Chief Executive Officer of Immudyne PR. Under the terms of these Service Agreements each of JLS and American NutraTech are required to provide certain operational management services and other business counsel to the Company and Immudyne PR. As consideration for these services, the Company issued each of JLS and American NutraTech 1,000,000 restricted shares of its common stock, which issuance may be rescinded in the event Immudyne PR did not distribute at least $500,000 to the Company by December 31, 2016. Immudyne PR did not make such distribution by December 31, 2016 and as such the Company held a rescission right with respect to the restricted shares issued to each of JLS and American Nutra Tech. With respect to JLS, the Company agreed to permit JLS to retain the shares so long as the required distribution was achieved by December 31, 2017. The Company is currently in negotiations with respect to the shares issued to American Nutra Tech for which the Company has a rescission right. Additional shares and/or options may also be issued upon certain financial milestones being achieved by Immudyne PR as specified in the Services Agreements.

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On November 20, 2017, the Company entered into a third amendment (the “Amendment”) to its services agreement with JLS Ventures, LLC (“JLS”), dated April 1, 2016, as amended by the first amendment on December 31, 2016 and the second amendment on July 1, 2017 (the “Services Agreement”). The Amendment extended the term of the Services Agreement for an additional two years (until November 20, 2019).

As previously reported, effective as of February 12, 2018, Mr. Justin Schreiber became the Chief Executive Officer of Immudyne, Inc. (the “Company”).

On April 15, 2018, the Company and JLS Ventures, LLC (“JLS Ventures”), entered into a consulting services agreement (the “Consulting Agreement”) whereby Mr. Schreiber, Managing Director and owner of JLS Ventures shall serve as President and Chief Executive Officer. The term of the Agreement is twenty four (24) months, beginning on January 1, 2018 and ending on December 31, 2019 (the “Term”). The Agreement may be terminated by (a) either the Company or JLS Ventures by providing thirty (30) days written notice to the other party; (b) by the Company if: (1) a material breach of any provision of the Agreement or habitual neglect of the duties which JLS Ventures is required to perform; (2) JLS Ventures misappropriated funds or property of the Company or otherwise engaged in acts of dishonesty, fraud, misrepresentation or other acts of moral turpitude, even if not in connection with the performance of JLS Ventures’ duties, which could reasonably be expected to result in serious prejudice to the interests of the Company, (3) died, or become and remained incapacitated (either physically, mentally or otherwise) for a period of ninety (90) consecutive days such that JLS Ventures is not able to substantially perform JLS Ventures’ duties; or (4) failed to carry out and perform duties assigned to Advisor in accordance with the terms hereof in a manner acceptable to the Board of Directors of the Company after a written demand for substantial performance is delivered to JLS Ventures which identifies the manner in which Advisor has not substantially performed JLS Ventures’ duties, and provided further that JLS Ventures shall be given a reasonable opportunity to cure such failure.

As compensation for JLS Ventures services from January 1, 2018 through December 31, 2018, the Company issued 1,000,000 restricted shares of common stock within five (5) days of the execution of the Agreement and an additional 1,000,000 restricted shares of common stock are payable on January 1, 2019 for services to be performed from January 1, 2019 through December 31, 2019, so long as the Agreement has not been previously terminated.

During the Term and for two (2) years after JLS Ventures engagement terminates, JLS Ventures will not, without the prior written consent of the Company, engage, directly or indirectly, in any business that competes with the Company or any of its subsidiaries in any territory in which the Company or any of its subsidiaries conducts business.

Compensation of Directors

The following table sets forth information concerning the compensation of our directors for the year ended December 31, 2017.

Director Compensation for 2017
	Fees Earned or Paid in Cash	Option Awards		Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Name	($)	($)(1)		($)	($)	($)
Anthony G. Bruzzese, M.D.	-	27,980	(2)(5)	-	-	27,980
John R. Strawn, Jr.	-	27,980	(3)	-	7,500	35,480
Joseph DiTrolio, M.D.	-	27,980	(4)	-	-	27,980
Ryan Aldridge	-	168,960	(6)	-	-	168,960
Michael Borenstein		70,697	(7)			70,697

(1)	Amounts shown reflect aggregate grant date fair value and, where applicable, incremental fair value as of modification date, of awards and do not reflect whether the recipient actually has realized a financial benefit from such grant, such as by exercising the options or selling the stock. A discussion of the assumptions used in calculating the award values may be found in Note 2 to our financial statements contained herein.

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(2)	As of December 31, 2017, Dr. Bruzzese held fully-vested options to purchase an aggregate of 810,000 shares of our common stock, such options consisting of the right to purchase: (i) 560,000 shares of our common stock at $0.20 per share with an expiration date of April 20, 2021; and (ii) 250,000 shares of our common stock at $0.40 per share with an expiration date of April 20, 2021. Each such option held by Dr. Bruzzese is exercisable on a cashless basis.

(3)	As of December 31, 2017, Mr. Strawn held fully-vested options to purchase an aggregate of 2,000,000 shares of our common stock, such options consisting of the right to purchase: (i) 1,000,000 shares of our common stock at $0.20 per share with an expiration date of July 1, 2021; (ii) 500,000 shares of our common stock at $0.40 per share with an expiration date of July 1, 2021; and (iii) 500,000 shares of our common stock at $0.40 per share with an expiration date of July 1, 2021. Each such option held by Mr. Strawn is exercisable on a cashless basis.

(4)	Under his director’s agreement effective as of September 4, 2014, Dr. DiTrolio was granted options consisting the right to purchase (i) 250,000 shares of our common stock at $0.20 per share with an expiration date of September 4, 2024; and (ii) 125,000 shares of our common stock at an exercise price of $0.40 per share with an expiration date of September 4, 2024. Dr. DiTrolio was also granted options to purchase shares of our common stock in connection with his consulting agreement with the company. See “Consulting Agreement with Directors” under “Certain Relationships and Related Transactions.”

(5)	During 2017, Dr. Bruzzese, Mr. Strawn, Dr. DiTrolio, under their director agreements effective as of July 1, 2017, were granted options consisting the right to purchase (i) 75,000 shares of our common stock at $0.25 per share with an expiration date of July 1, 2027, such options to become exercisable upon our achieving $4 million in pre-tax earnings in any fiscal year prior to the expiration date; (ii) 75,000 shares of our common stock at $0.25 per share with an expiration date of July 1, 2027, such options to become exercisable upon our achieving $5 million in pre-tax earnings in any fiscal year prior to the expiration date; (iii) 75,000 shares of our common stock at $0.35 per share with an expiration date of July 1, 2027, such options to become exercisable upon our achieving $6 million in pre-tax earnings in any fiscal year prior to the expiration date; and (iv) 75,000 shares of our common stock at $0.35 per share with an expiration date of July 1, 2027, such options to become exercisable upon our achieving $7 million in pre-tax earnings in any fiscal year prior to the expiration date.

(6)	As of December 31, 2017, Mr. Aldridge held fully-vested options to purchase an aggregate of 250,000 shares of our common stock at $0.40 per share and 500,000 shares of our common stock at $0.20 per share, each with an expiration date of February 1, 2027. Each such option held by Mr. Aldridge is exercisable on a cashless basis. Mr. Aldridge resigned as a member of the Company’s Board of Directors on May 31, 2018.

(7)	On October 1, 2017, Michael Borenstein was appointed to our Board of Directors. As a director, Mr. Borenstein received a ten-year, fully-vested option to purchase 100,000 shares of our common stock at a price of $0.35 per share. In addition, Mr. Borenstein received four ten-year options to each purchase 75,000 shares of our common stock at prices of $0.25, $0.25, $0.35, and $0.35 per share, which vest upon the Company earning $4,000,000, $5,000,000, $6,000,000 and $7,000,000 in earnings before income taxes, respectively.

The Board of Directors may determine remuneration to be paid to the directors with interested members refraining from voting. Our independent directors each have entered into director’s agreements with us, pursuant to which they will receive annual cash compensation of an amount to be negotiated and agreed upon when we have the financial wherewithal to pay such compensation for their service. We also made grants of 10-year, fully-vested options to purchase 810,000 and 2,000,000 shares of our common stock as described in the footnotes to the above table to Dr. Bruzzese and Mr. Strawn, respectively, pursuant to their director’s agreements effective as of April 20, 2011. Dr. DiTrolio was granted 10-year, fully-vested options to purchase 325,000 shares of our common stock as described in the footnote to the above table. If at any time prior to the expiration date of the options we merge into or are acquired by another company, any outstanding options granted under the directors’ agreements will become immediately exercisable on the business day immediately preceding the merger or acquisition at $0.40 per share or the preceding average 30-day market price of our common stock prior to the announcement of such merger or acquisition, whichever price is lower. All directors are eligible to receive reimbursement of expenses incurred with respect to attendance at board meetings, which is not included in the above table. We do not maintain a medical, dental or retirement benefits plan specifically for our directors, but all directors are eligible to participate in our employee group health and dental insurance plans.

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SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following sets forth information as of July 10, 2018, regarding the number of shares of our common stock beneficially owned by (i) each person that we know beneficially owns more than 5% of our outstanding common stock, (ii) each of our directors and named executive officer and (iii) all of our directors and named executive officer as a group.

The amounts and percentages of our common stock beneficially owned are reported on the basis of SEC rules governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days through the exercise of any stock option, warrant or other right. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Unless otherwise indicated, each of the shareholders named in the table below, or his or her family members, has sole voting and investment power with respect to such shares of our common stock. Except as otherwise indicated, the address of each of the shareholders listed below is: c/o Conversion Labs, Inc., 1460 Broadway, New York, NY 10036.

Name of beneficial owner	Number of shares		Percent of class
Directors and named executive officers
Justin Schreiber	6,015,329	(1)	13.76%
Stefan Galluppi	1,150,000	(3)	2.63%
Anthony G. Bruzzese, M.D.	1,550,133	(4)	3.55%
John R. Strawn, Jr.	2,100,000	(5)	4.80%
Joseph DiTrolio, M.D.	647,500	(6)	1.48%
Michael Borenstein, M.D.	426,086	(7)	0.97%
Robert Kalkstein	150,000	(8)	0.34%
Directors and named executive officer as a group (7 persons)	12,039,048		27.54%

5% beneficial owners
Mark McLaughlin	6,730,507	(2)	15.40%

(1)	Consists of 2,831,193 shares held of record and presently-exercisable warrants to purchase 809,136 shares by JOJ Holdings, Inc., 2,375,000 shares held of record by JLS Ventures, LLC (1,000,000 of which are vested shares from Mr. Schreiber’s agreement to serve as Chief Executive Officer). Mr. Schreiber has sole voting and dispositive power over all shares and warrants held of record by JOJ Holdings, LLC and JLS Ventures, LLC.

(2)	Consists of 2,640,507 shares held of record by Mr. McLaughlin and presently-exercisable options to purchase 3,050,000 shares. In addition, this consists of 1,040,000 shares held of record by McLaughlin International, Inc. Mr. McLaughlin has sole voting and dispositive power over all shares and warrants held of record by McLaughlin International, Inc.

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(3)	Consists of 1,150,000 shares held by American Nutra Tech, LLC, a company that Mr. Galluppi has sole voting and dispositive power.

(4)	Consists of 599,333 shares held of record by Dr. Bruzzese and presently-exercisable options to purchase 950,800 shares.

(5)	Includes 300,000 shares held of record by Strawn Pickens LLP over which Mr. Strawn has shared voting and dispositive power, and presently-exercisable options to purchase 1,600,000 shares.

(6)	Consists of 72,500 shares held of record by Dr. DiTrolio and 575,000 presently-exercisable options to purchase.

(7)	Consists of 217,390 shares held of record by Pilaris Laboratories, LLC and presently-exercisable warrants to purchase 108,696 shares. Mr. Bornstein is the holder of a 50% equity interest in Pilaris Laboratories, LLC. Also, includes a presently-exercisable option to purchase 100,000 shares.

(8)	Consist of an option to purchase shares of our common stock, of which 150,000 shares have vested.

We are not aware of any arrangements that could result in a change in control of the Company.

As of December 31, 2017, we have no formal equity compensation plan in effect.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

In addition to the executive officer and director compensation arrangements discussed in “Executive Compensation” beginning on page 40, the following describes transactions since January 1, 2016, to which we have been a participant, in which the amount involved in the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year end and in which any of our directors, executive officer or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest. The CEO and CFO of the Company are responsible for reviewing and assessing the relevance of proposed relationships and transactions with related parties and ratify agreements for execution on behalf of the Company.

Relationship with Product Fulfillment Center

Immudyne PR utilizes BV Global Fulfillment, owned by the father of Mr. Schreiber, the Company’s current Chief Executive Officer, and incurred $29,720 and $10,369 for the three months ended March 31, 2018 and 2017, respectively, for these services.

Indebtedness to our President, Directors and Shareholders

From time to time, our officers or directors have made short term advances for our operating needs. Details of the advances during the reporting periods are outlined below.

Justin Schreiber, our President and CEO, provided a $100,000 loan to the Company in December of 2016 that bore no interest and which was repaid in full in March 2017. In addition, in January of 2017, Riptide Capital purchased $100,000 of 11% promissory notes of the Company, guaranteed by Mr. Schreiber and Mr. McLaughlin, and Riptide Capital was issued 217,391 shares of its Common Stock in connection with this purchase. $70,000 of the principal amount of this note has been repaid as of the date hereof, with the remainder settled in stock and warrants. Finally, Mr. Schreiber also received 434,782 shares of common stock in November of 2016 for a conversion of an equity contribution to Immudyne PR and was issued 217,391 two-year warrants with an exercise price of $0.40 per share in connection with such conversion. A similar equity contribution conversion took place in January and November of 2017, whereby Mr. Schreiber received 1,319,211 shares of common stock and 659,606 2-year warrants at an exercise price of $0.40 per share.

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On December 7 and December 12, 2017, Justin Schreiber and Robert Kalkstein loaned $75,000 and $50,000, respectively, to Immudyne PR at interest rates of 2% per month via promissory notes. As of the date of this Form 10-K filing, both promissory notes have been satisfied.

On November 20, 2017, the Company entered into an agreement (the “Agreement”) with JOJ Holdings, LLC (“JOJ”). Pursuant to the terms of the Agreement, Immudyne purchased 1,000,000 shares of Blockchain Industries, Inc. from JOJ for $1,000. As additional consideration for the purchase, Immudyne agreed to issue one (1) share of Immudyne common stock to JOJ for every dollar Immudyne realizes from any sale of the shares of Blockchain Industries, Inc. purchased pursuant to the Agreement, up to a total maximum aggregate amount of 5,000,000 shares.

Employment Arrangements with an Immediate Family Member of our former President

Brunilda McLaughlin, the wife of Mr. McLaughlin, our former President, was our full-time accounting and accounts receivable employee. Under a 2011 employment agreement with Mrs. McLaughlin, we compensated her for her full-time services with (a) cash compensation of $3,000 per month; (b) 10-year, fully-vested options with cashless exercise rights to purchase 200,000 shares of our common stock at $0.20 per share; (c) 10-year, fully-vested options with cashless exercise rights to purchase 100,000 shares of our common stock at $0.40 per share, such options to become exercisable upon our achieving $5 million in revenues in any fiscal year prior to the expiration date; and (d) an annual incentive bonus award amounting to 0.5% of our pre-tax earnings.

In July 2017, the Company and Brunilda McLaughlin entered into a three-year employment agreement effective July 1, 2017. Upon signing as additional compensation, the Company issued a ten-year option to buy 75,000 shares at $0.35. In connection with the Company’s divestiture of its yeast beta glucan business, Ms. McLaughlin is no longer an employee of the Company and her three-year employment agreement is no longer in effect, although any vested options would remain exercisable.

Legal Services Provided by Director

Strawn Pickens LLP, a law firm co-founded by one of our directors, Mr. Strawn, performs legal services on our behalf on an hourly-fee basis in the ordinary course and has a contingency fee arrangement with us in a suit with former officers of the company and their affiliated entities. In 2016 or 2017, there was no compensation provided to this director for legal services.

Office Space Provided by our Officers

Our principal executive offices are in office space provided to us by our former President, Mr. McLaughlin at $2,000 per month, which includes rents, utilities and other office related expenditures. This arrangement commenced as of January 1, 2016 and continued through February 2018. In addition, Immudyne PR utilizes office space in Puerto Rico which is subleased by Mr. Schreiber. Immudyne PR incurs expense of approximately $4,000 a month for this office space.

Immudyne PR Operating Agreement

On April 1, 2016, the Company entered into a limited liability company operating agreement (with Taggart International Trust (“Taggart”) and American Nutra Tech to amend and restate its existing agreements with these parties dated October 8, 2015 with respect to the Company’s joint venture doing business as Inate. The legal name of the joint venture limited liability company is ImmuDyne PR LLC. Pursuant to the terms of the Operating Agreement, the Company increased its ownership and voting interest in the joint venture to 78.16667%. Each of Taggart and American Nutra Tech hold an equity percentage of 11.3333% and 10.5%, respectively. Taggart International Trust is wholly owned by Justin Schreiber, our President and Chief Executive Officer, and American Nutra Tech is wholly owned and operated by Stefan Galluppi, Chief Executive Officer of Immudyne PR.

47

Services Agreements

On April 1, 2016, the Company entered into two services agreements with each of JLS, an entity wholly owned and operated by Justin Schreiber, our President and Chief Executive Officer, and American Nutra Tech, an entity wholly owned and operated by Stefan Galluppi, Chief Executive Officer of Immudyne PR. Under the terms of these Service Agreements each of JLS and American NutraTech are required to provide certain operational management services and other business counsel to the Company and Immudyne PR. As consideration for these services, the Company issued each of JLS and American NutraTech 1,000,000 restricted shares of its common stock, which issuance may be rescinded in the event Immudyne PR did not distribute at least $500,000 to the Company by December 31, 2016. Immudyne PR did not make such distribution by December 31, 2016 and as such the Company held a rescission right with respect to the restricted shares issued to each of JLS and American Nutra Tech. With respect to JLS the Company agreed to permit JLS to retain the shares so long as the required distribution was achieved by December 31, 2017. The Company is currently in negotiations with respect to the shares issued to American Nutra Tech for which the Company has a rescission right. Additional shares and/or options may also be issued upon certain financial milestones being achieved by Immudyne PR as specified in the Services Agreements.

In July 2017, the Company and JLS Ventures entered into a separate three year incentivized second amendment to Service Agreement effective July 1, 2017. As compensation, the Company issued 900,000 shares of common stock valued at $432,000. In addition, the Company issued performance-based options that vest, in intervals, upon receipt by Immudyne, Inc. of cash from Immudyne PR within three years from the effective date of the agreement. Upon receipt of $4,000,000 of cash the Company will issue a ten year option to buy 1,500,000 shares at $0.25. Upon receipt of an additional $1,000,000, the Company will issue an additional ten year option to buy 1,500,000 shares at $0.25. Upon receipt of each additional $1,000,000, up to a total of $7,000,000, the Company will issue an additional ten year option to buy 1,500,000 shares at $0.35.

On November 20, 2017, the Company entered into a third amendment (the “Amendment”) to its services agreement with JLS Ventures, LLC (“JLS”), dated April 1, 2016, as amended by the first amendment on December 31, 2016 and the second amendment on July 1, 2017 (the “Services Agreement”). The Amendment extended the term of the Services Agreement for an additional two years (until November 20, 2019).

Consulting Agreement with Directors

On September 12, 2012, we entered into a consultant agreement with one of our current directors, Joseph V. DiTrolio M.D. Under the agreement Dr. DiTrolio is to serve as a Chief Medical Officer of North America of the Company for a term of three years. In connection with the agreement Dr. DiTrolio was granted options consisting of the right to purchase (i) 100,000 shares of our common stock at $0.20 per share with an expiration date of September 12, 2022; (ii) 250,000 shares of our common stock at $0.40 per share with an expiration date of September 12, 2022, such options to become exercisable upon our achieving $5 million in revenues in any fiscal year prior to the expiration date; and (iii) 250,000 shares of our common stock at $0.80 per share with an expiration date of September 12, 2022, such options to become exercisable upon our achieving $10 million in revenues in any fiscal year prior to the expiration date.

Certain related party transactions were incurred by the legacy business that was sold in February 2018, including reimbursement of home office expenditures to the Company’s former President, employment of the Company’s former President’s wife, and legal and business advisory services provided by one of its directors.

Director Independence

Our Board of Directors currently is comprised of six directors, Dr. Bruzzese, Dr. DiTrolio, Dr. Borenstein, Mr. Galluppi, Mr. Strawn and Mr. Schreiber. While we are not subject to any director independence requirements because of our quotation on the OTC Markets-OTQB, we have adopted the NASDAQ listed company standards for the purposes of determining director independence. Under these standards, the Board of Directors has determined that Dr. Bruzzese, Dr. DiTrolio, and Mr. Strawn qualify as independent directors. In determining the independence of our directors, the Board of Directors considered all transactions in which we and any director had any interest, including those discussed under “Certain Relationships and Related Transactions” beginning on page 46 of this Registration Statement. The Board of Directors currently has no separately designated standing committees.

48

DESCRIPTION OF CAPITAL STOCK

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, bylaws and the Delaware General Corporation Law relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Delaware law and is qualified by reference to our certificate of incorporation and our bylaws. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

General

The Company is authorized to issue an aggregate number of 100,000,000 shares of common stock, $0.01 par value per share. As of July 10, 2018, the Company has 43,943,063 shares of common stock issued and outstanding. Each holder of Common Stock shall be entitled to one vote for each share held. The holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the net assets of the Company shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interest.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

As of July 10, 2018, there are warrants outstanding to purchase 3,189,119 shares of our common stock. The warrants have a weighted average exercise price of $0.41 and expire at various times between September 2018 and March 2028.

Options

All outstanding options are exercisable and have a cashless exercise provision, and certain options provide for accelerated vesting provisions and modifications, as defined, if the Company is sold or acquired. As of July 10, 2018, there are options outstanding to purchase 15,510,800 shares of our common stock. The options have a weighted average exercise price of $0.28 and expire at various times between September 2018 and November 2027.

Transfer Agent

The transfer agent and registrar for our Common Stock is Worldwide Stock Transfer, LLC, One University Plaza, Suite 505, Hackensack, NJ 07601.

Delaware Anti-Takeover Law and Certain Charter and Bylaw Provisions

The following is a summary of certain provisions of Delaware law, our Certificate of Incorporation and our bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our Certificate of Incorporation and bylaws.

Effect of Delaware Anti-Takeover Statute. We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination (as defined below) with any interested stockholder (as defined below) for a period of three years following the date that the stockholder became an interested stockholder, subject to certain exceptions.

49

Section 203 defines “business combination” to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	subject to limited exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at any time within a three-year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Our Charter Documents. Our charter documents include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders. Certain of these provisions are summarized in the following paragraphs.

Effects of authorized but unissued common stock. One of the effects of the existence of authorized but unissued common stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Cumulative Voting. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors.

Special Meeting of Stockholders and Stockholder Action by Written Consent. A special meeting of stockholders may only be called by our president, chief executive officer, chairman of the board of directors, board of directors or such officers or other persons as our board may designate at any time and for any purpose or purposes as shall be stated in the notice of the meeting. A special meeting of stockholders may also be called by the Chairman of the Board of Directors upon written notice of demand by the President of the Corporation or the holder(s) of at least 25% of the outstanding voting shares of the Corporation.

Indemnification of Officers and Directors. The Company shall indemnify its officers and directors under the circumstances and to the full extent permitted by law. A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL for unlawful payment of dividends or improper redemption of stock, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the DGCL, as amended. Any repeal or modification of this paragraph by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.

50

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

INCORPORATION BY REFERENCE

We incorporate by reference all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 until all of the securities that may be offered by this prospectus are sold. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC. Any statements contained in this prospectus, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, including any beneficial owner, upon written or oral request of such person, a copy of any or all of the documents that have been or that may be incorporated by reference in this prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Our consolidated balance sheet as of December 31, 2017, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the period ended December 31, 2017 have been audited by Rosenberg Rich Baker Berman, P.A., an independent registered public accounting firm, as set forth in its report appearing herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Our consolidated balance sheet as of December 31, 2016, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the period ended December 31, 2016 have been audited by PKF O’Connor Davies, LLP, an independent registered public accounting firm, as set forth in its report appearing herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The validity of the issuance of the Common Stock underlying the Notes and Warrants hereby will be passed upon for us by Lucosky Brookman LLP.

51

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. Copies of the reports and other information may be read and copied at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. You can request copies of such documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. For further information you may:

●	read a copy of the registration statement, including the exhibits and schedules, without charge at the SEC’s Public Reference Room; or

●	obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

52

IMMUDYNE, INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Immudyne, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Immudyne, Inc. (the Company) as of December 31, 2017, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2017, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for the year ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Other Matter

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has a significant retained deficit and has incurred negative operating cash flows. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

/s/ Rosenberg Rich Baker Berman, P.A.

We have served as the Company’s auditor since October 2017.

Somerset, NJ 08873

April 2, 2018

F-2

Report of Independent Registered Public Accounting Firm

To the Board of Directors and

Stockholders of Immudyne, Inc.

We have audited the accompanying consolidated balance sheet of Immudyne, Inc. as of December 31, 2016, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Immudyne, Inc. at December 31, 2016, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred a significant accumulated deficit through December 31, 2016, and has incurred negative cash flows for the year ended December 31, 2016. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PKF O’Connor Davies, LLP

Harrison, NY

May 23, 2017

F-3

Immudyne, Inc.

Consolidated Balance Sheets

	December 31, 2017	December 31, 2016

ASSETS

Current Assets
Cash	$141,379	$182,561
Trade accounts receivable, net	398,770	444,743
Other receivables	-	2,250
Product deposit	16,500	-
Inventory, net	707,161	160,270
Total Current Assets	$1,263,810	$789,824

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities
Accounts payable and accrued expenses	$473,492	$752,930
Derivative liabilities	-	192,254
Line of credit	42,479	-
Convertible notes payable	-	100,000
Notes payable – related parties	125,000	-
Short-term notes payable, net of discount in 2016	-	106,365
Total Current Liabilities	640,971	1,151,549

Stockholders’ Equity (Deficit)
Common stock, $0.01 par value; 100,000,000 shares authorized, 44,493,063 and 35,570,157 shares issued, 43,977,863 and 35,245,157 outstanding as of December 31, 2017 and 2016, respectively	444,930	355,701
Additional paid-in capital	11,500,537	9,070,064
Accumulated (deficit)	(10,899,843)	(9,693,882)
	1,045,624	(268,117)
Treasury stock, 515,200 and 325,000 shares, at cost	(163,701)	(87,053)
Total Immudyne, Inc. Stockholders’ (Deficit)	881,923	(355,170)

Non-controlling interest	(259,084)	(6,555)

Total Stockholders’ Equity (Deficit)	622,839	(361,725)

Total Liabilities and Stockholders’ Equity (Deficit)	$1,263,810	$789,824

The accompanying notes are an integral part of these consolidated financial statements

F-4

Immudyne, Inc.

Consolidated Statements of Operations

	Year Ended December 31,
	2017	2016

Net Sales	$5,054,706	$5,238,604

Cost of Sales	1,483,686	1,946,055

Gross Profit	3,571,020	3,292,549

Operating expenses
Compensation and related expenses	1,698,814	1,247,195
Professional fees	431,326	477,401
Marketing expenses	1,657,158	1,710,357
General and administrative expenses	851,256	1,032,278
Total operating expenses	4,638,554	4,467,231

Operating (Loss)	(1,067,534)	(1,174,682)

Change in fair value of derivative liability	502,830	-
Loss on extinguishment of debt	(553,222)	-
Interest (expense)	(100,523)	(48,611)

Net Income (Loss)	(1,218,449)	(1,223,293)

Net (loss) income attributable to noncontrolling interests	(12,488)	(115,749)

Net Income (loss) attributable to Immudyne, Inc.	$(1,205,961)	$(1,107,544)

Basic income (loss) per share attributable to Immudyne, Inc.	$(0.03)	$(0.03)
Diluted income (loss) per share attributable to Immudyne, Inc.	$(0.03)	$(0.03)

Average number of common shares outstanding
Basic	41,738,101	33,478,229
Diluted	41,738,101	33,478,229

The accompanying notes are an integral part of these consolidated financial statements

F-5

Immudyne, Inc.

Consolidated Statements of Stockholders’ Equity (Deficit)

For the Years Ended December 31, 2016 and 2017

	Immudyne, Inc.
			Additional
	Common Stock		Paid-in	Accumulated	Treasury	Sub	Noncontrolling
	Shares	Amount	Capital	(Deficit)	Stock	Total	interest	Total

Balance at December 31, 2015	32,010,375	320,103	8,366,313	(8,586,338)	-	100,078	80,912	180,990

Amortization of stock options	-	-	120,867	-	-	120,867	-	120,867
Issuance of common stock for services	2,300,000	23,000	360,333	-	-	383,333	-	383,333
Sale of common stock and warrants	275,000	2,750	60,500	-	-	63,250	-	63,250
Conversion of NCI equity for shares	434,782	4,348	95,652	-	-	100,000	-	100,000
Issuance of common stock for options exercise	300,000	3,000	27,000	-	-	30,000	-	30,000
Issuance of common stock in relation to debt offering	250,000	2,500	56,250	-	-	58,750	-	58,750
Issuance of warrants for services	-	-	20,585	-	-	20,585	-	20,585
Reduction in noncontrolling interest	-	-	91,612	-	-	91,612	(91,612)	-
Purchase of treasury stock	-	-	-	-	(87,053)	(87,053)	-	(87,053)
Issuance of stock options for services	-	-	63,206	-	-	63,206	-	63,206
Investment in subsidiary by noncontrolling interest	-	-	-	-	-	-	119,894	119,894
Reclassification of options, warrants and other contracts to derivative liabilities upon issuance	-	-	(192,254)	-	-	(192,254)	-	(192,254)

Net (loss)	-	-	-	(1,107,544)	-	(1,107,544)	(115,749)	(1,223,293)
Balance at December 31, 2016	35,570,157	$355,701	$9,070,064	$(9,693,882)	$(87,053)	$(355,170)	$(6,555)	$(361,725)

Issuance of common stock for services	1,275,000	12,750	826,188	-	-	838,938	-	838,938
Sale of common stock and warrants	2,927,156	29,271	643,974	-	-	673,245	-	673,245
Conversion of non-controlling interest equity for shares and warrants	1,319,211	13,192	290,226	-	-	303,418	(303,418)	-
Conversion of note payable	755,179	7,552	184,640	-	-	192,192	-	192,192
Loss on settlement of notes and other payables	-	-	553,222	-	-	553,222	-	553,222
Conversion of accrued expenses	217,390	2,174	47,826	-	-	50,000	-	50,000
Issuance of common stock in relation to debt offering	217,391	2,174	54,348	-	-	56,522	-	56,522
Cashless exercise of options	2,211,579	22,116	(22,116)	-	-	-	-	-
Purchase of treasury stock	-	-	-	-	(76,648)	(76,648)	-	(76,648)
Issuance of stock options for services	-	-	113,522	-	-	113,522	-	113,522
Investment in subsidiary by noncontrolling interest, net of distributions	-	-	-	-	-	-	63,377	63,377
Reclassification of options, warrants and other contracts to derivative liabilities upon issuance	-	-	(261,357)	-	-	(261,357)	-	(261,357)

Net (loss)	-	-	-	(1,205,961)	-	(1,205,961)	(12,488)	(1,218,449)
Balance at December 31, 2017	44,493,063	$444,930	$11,500,537	$(10,899,843)	$(163,701)	$881,923	$(259,084)	$622,839

The accompanying notes are an integral part of these consolidated financial statements

F-6

Immudyne, Inc.

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) attributable to Immudyne, Inc.	$(1,205,961)	$(1,107,544)
Net (loss) attributable to noncontrolling interests	(12,488)	(115,749)
Net (Loss)	(1,218,449)	(1,223,293)
Adjustments to reconcile net (loss) to net cash (used) by operating activities
Change in fair value of derivative liability	(502,830)	-
Bad debt provision (recovery)	(49,119)	71,136
Amortization of debt discount	91,557	33,715
Loss on settlement of notes and other payables	553,222	-
Stock compensation expense	162,741	587,991
Common stock issued for services	838,938	-
Changes in Assets and Liabilities
Trade accounts receivable	95,092	(361,443)
Other receivables	2,250	(2,250)
Product deposit	(16,500)	-
Inventory	(546,891)	(99,219)
Accounts payable and accrued expenses	(227,227)	585,449
Net cash (used) by operating activities	(817,216)	(407,914)

CASH FLOWS FROM FINANCING ACTIVITIES
Investment in subsidiary by noncontrolling interest, net	63,378	219,894
Proceeds from notes payable	878,855	200,000
Proceeds from convertible note payable	-	100,000
Repayment of convertible note payable	(100,000)	-
Repayment of notes payable	(662,796)	(168,600)
Proceeds from options exercise	-	30,000
Sale of common stock and warrants	673,245	63,250
Purchase of treasury stock	(76,648)	(87,053)
Net cash provided by financing activities	776,034	357,491

Net increase in cash	(41,182)	(50,423)

Cash at beginning of the period	182,561	232,984

Cash at end of the period	$141,379	$182,561

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest	$4,723	$13,650

Issuance of company stock for notes and other payables	$242,192	$-
Issuance of common stock in relation to debt offering	$-	$58,750
Conversion of equity invested in subsidiary to common stock and warrants	$303,419	$100,000
Reclassification of options, warrants and other contracts to derivative liabilities upon issuance	$261,357	$192,254

The accompanying notes are an integral part of these consolidated financial statements

F-7

Immudyne, Inc.

Notes to Consolidated Financial Statements

December 31, 2017

1.	Organization and Going Concern

Immudyne, Inc. (the “Company”) is a Delaware corporation established to develop, manufacture and sell natural immune support products containing the Company’s proprietary yeast beta glucans, a group of beta glucans naturally occurring in the cell walls of yeast that have been shown through testing and analysis to support the immune system. The Company’s products include once a day oral intake tablets and topical creams and gels for skin application. The Company concentrates its sales and marketing efforts on healthcare professionals, distributors for its all-natural raw material ingredient products and direct-to-consumer sales.

In 2015, the Company formed a joint venture domiciled in Puerto Rico, Innate Skincare, LLC (“Innate”). Under the terms of the joint venture agreement, the Company held a 33.3% equity interest, and a 51% controlling voting interest, in Innate. On January 20, 2016, Innate amended its limited liability company operating agreement and changed its legal name to Immudyne PR LLC (“Immudyne PR”). On April 1, 2016, Immudyne PR further amended its operating agreement and restated the Company’s ownership and voting interest in Immudyne PR increasing its ownership to 78.1667% resulting in a charge to noncontrolling interest and additional paid-in-capital of $91,612. Immudyne PR was formed to launch a complete skin care regime formulated using strategic ingredients provided by the Company. In the second quarter of 2017, Immudyne PR expanded their product line and launched their in-licensed patented hair loss shampoo and conditioner.

The Company has funded operations in the past through the sales of its products, issuance of common stock and through loans and advances from officers and directors. The Company’s continued operations are dependent upon obtaining an increase in its sales volume and the continued financial support from officers and directors or the issuance of additional shares of common stock.

The accompanying financial statements have been prepared on the basis that the Company will continue as a going concern, which assumes the realization of assets and the satisfaction of liabilities in the normal course of business. At December 31, 2017, the Company has an accumulated deficit approximating $10.9 million and has incurred negative cash flows from operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Based on the Company’s cash balance at December 31, 2017, and projected cash needs for 2018, management estimates that it will need to increase sales revenue and/or raise additional capital to cover operating and capital requirements for the 2018 year. Management will need to raise the additional needed funds through increased sales volume, issuing additional shares of common stock or other equity securities, or obtaining debt financing. Although management has been successful to date in raising necessary funding, there can be no assurance that sales revenue will substantially increase or that any required future financing can be successfully completed on a timely basis, or on terms acceptable to the Company.

F-8

Immudyne, Inc.

Notes to Consolidated Financial Statements

December 31, 2017

2.	Summary of Significant Accounting Policies

Principles of Consolidation

The Company evaluates the need to consolidate affiliates based on standards set forth in ASC 810 Consolidation (“ASC 810”).

The consolidated financial statements include the accounts of the Company and its majority owned subsidiary, Immudyne PR and variable interest entities (VIE’s) in which the Company has been determined to be the primary beneficiary. The non- controlling interest in Immudyne PR represents the 21.833% equity interest held by other members of the joint venture. All significant consolidated transactions and balances have been eliminated in consolidation.

Variable Interest Entities

The Company follows ASC 810-10-15 guidance with respect to accounting for variable interest entities (each, a “VIE”). These entities do not have sufficient equity at risk to finance their activities without additional subordinated financial support from other parties or whose equity investors lack any of the characteristics of a controlling financial interest. A variable interest is an investment or other interest that will absorb portions of a VIE’s expected losses or receive portions of its expected residual returns and are contractual, ownership, or pecuniary in nature and that change with changes in the fair value of the entity’s net assets. A reporting entity is the primary beneficiary of a VIE and must consolidate it when that party has a variable interest, or combination of variable interests, that provides it with a controlling financial interest. A party is deemed to have a controlling financial interest if it meets both of the power and losses/benefits criteria. The power criterion is the ability to direct the activities of the VIE that most significantly impact its economic performance. The losses/benefits criterion is the obligation to absorb losses from, or right to receive benefits from, the VIE that could potentially be significant to the VIE. The VIE model requires an ongoing reconsideration of whether a reporting entity is the primary beneficiary of a VIE due to changes in facts and circumstances.

As of December 31, 2017 and 2016, the Company consolidated nine VIEs.

Immudyne PR is the primary beneficiary of Ace Account Management LLC, Innerwell Skincare LLC, MCD Merchants LLC, One Equity Research LLC, Inate Gems LLC, Retriever Health Products LLC, Spurs 5, LLC, Salus LLC and Huntley LLC, which are qualified as VIEs. The assets and liabilities and revenues and expenses of these VIEs included in the financial statements of Immudyne PR and further included in the consolidated financial statements. The assets and liabilities include balances due from and due to the subsidiaries of Immudyne PR. These inter-company receivables and payables are eliminated upon consolidation of the VIE with Immudyne PR and Immudyne. No assets were pledged or given as collateral against any borrowings.

F-9

Immudyne, Inc.

Notes to Consolidated Financial Statements

December 31, 2017

2.	Summary of Significant Accounting Policies

The Company utilizes third party entities to provide and increase credit card processing capacity and optimize corresponding rates and fees. A majority of these entities provide this service as independent contractors in exchange for a one (1%) percent fee of the net revenues processed and collected by such contractors from sales initiated by the Company. The VIEs consolidated in the Company’s financial statements are primarily contracted to credit card processing through one or more merchant banks contracted by each VIE. Upon receipt of funds by each VIE, the collection of receipts less any returns, chargeback and other fees charged by such merchant bank is transferred to Immudyne PR.

Use of Estimates

The Company prepares its consolidated financial statements in conformity with accounting principles generally accepted in the United States of America which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Some of the more significant estimates required to be made by management include the determination of reserves for accounts receivable, returns and allowances, the accounting for derivatives, the valuation of inventory and stockholders’ equity based transactions. Actual results could differ from those estimates.

Derivative Liabilities

Under ASC 815-40-05, Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in a Company’s Own Stock, in the event the Company does not have a sufficient number of authorized and unissued shares of common stock to satisfy obligations for stock options, warrants and other instruments potentially convertible into common stock, the fair value of these instruments should be reported as a derivative liability. Pursuant to the outstanding option, warrant and convertible debt agreements, there is currently no effective registration statement covering the shares of common stock underlying these agreements, which are currently subject to a cashless exercise whereby the holders, at their option, may surrender their options and warrants to the company in exchange for shares of common stock. The number of shares of common stock into which an option or a warrant would be exchangeable in such a cashless exercise depends on both the exercise price of the options or warrant and the market price of the common stock, each at or near the time of exercise. Because the market price is variable, it is possible that the Company could have insufficient authorized shares to satisfy a cashless exercise. In this scenario, if the Company were unable to obtain shareholder approval to increase the number of authorized shares, the Company could be obligated to settle such a cashless exercise with cash rather than by issuing shares of common stock. Further, ASC 815-40-05 requires that the Company record the potential settlement obligation at each reporting date using the current estimated fair value of these contracts, with any changes in fair value being recorded through our statement of operations. The Company had reported the potential settlement obligation as a derivative liability. In the third quarter of 2017, the Company obtained a majority of shareholders’ approval and amended its Articles of Incorporation to increase the number of shares of its authorized common stock, therefore the derivative liability is no longer applicable.

Sequencing Policy

Under ASC 815-40-35, the Company has adopted a sequencing policy whereby, in the event that reclassification of contracts from equity to assets or liabilities is necessary pursuant to ASC 815 due to the Company’s inability to demonstrate it has sufficient authorized shares, shares will be allocated on the basis of the earliest issuance date of potentially dilutive instruments, with the earliest grants receiving the first allocation of authorized but unissued shares, and all future instruments being classified as a derivative liability, with the exception of instruments related to share-based compensation issued to employees or directors.

Inventory

At December 31, 2017 and December 31, 2016, inventory consisted primarily of cosmetic and nutraceutical additives, and finished cosmetic products. Inventory is maintained in the Company’s leased Kentucky warehouse and third-party warehouses in Pennsylvania and Louisiana.

Inventory is valued at the lower of cost or net realizable value with cost determined on a first-in, first-out (“FIFO”) basis. Management compares the cost of inventory with the net realizable value and an allowance is made for writing down inventory to net realizable, if lower. At December 31, 2017 and December 31, 2016, the Company recorded an inventory reserve in the amount of $27,500 and $20,000, respectively. Inventory consists of the following:

	December 31, 2017	December 31, 2016

Raw materials	$25,869	$38,460
Finished products	681,292	121,810
	$707,161	$160,270

F-10

Immudyne, Inc.

Notes to Consolidated Financial Statements

December 31, 2017

2.	Summary of Significant Accounting Policies (continued)

Revenue Recognition

The Company’s policy is to record revenue as earned when a firm commitment, indicating sales quantity and price exists, delivery has taken place and collectability is reasonably assured. The Company generally records sales of nutraceutical and cosmetic additives once the product is shipped to the customer, and for sales of finished cosmetic products once the customer places the order and the product is simultaneously shipped, but in limited cases if title does not pass until the product reaches the customer’s delivery site, then recognition of revenue is deferred until that time. Delivery is considered to have occurred when title and risk of loss have transferred to the customer. Provisions for discounts, returns, allowances, customer rebates and other adjustments are netted with gross sales. The Company accounts for such provisions during the same period in which the related revenues are earned. Customer discounts, returns and rebates in the year ended December 31, 2017 and 2016 approximated $300,000 and $1,926,000, respectively.

There are no formal sales incentives offered to any of the Company’s customers. Volume discounts may be offered from time to time to customers purchasing large quantities on a per transaction basis.

Revenue for the year ended December 31, 2017 consists of nutraceutical and cosmetic additives ($1,369,429) and finished cosmetic products ($3,685,277). Revenue for the year ended December 31, 2016 consisted of nutraceutical and cosmetic additives ($997,964) and finished cosmetic products ($4,240,640).

Accounts receivable

Accounts receivable are carried at original invoice amount less an estimate made for holdbacks and doubtful receivables based on a review of all outstanding amounts. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history and current economic conditions and sets up an allowance for doubtful accounts when collection is uncertain. Customers’ accounts are written off when all attempts to collect have been exhausted. Recoveries of accounts receivable previously written off are recorded as income when received. At December 31, 2017 and 2016 the accounts receivable reserve was approximately $0 and $37,800, respectively. At December 31, 2017 and 2016, the reserve for sales returns and allowances was approximately $23,200 and $50,500, respectively.

F-11

Immudyne, Inc.

Notes to Consolidated Financial Statements

December 31, 2017

2.	Summary of Significant Accounting Policies (continued)

Segments

The guidance for disclosures about segments of an enterprise requires that a public business enterprise report financial and descriptive information about its operating segments. Generally, financial information is required to be reported on the basis used internally for evaluating segment performance and resource allocation. The Company manages its operations in two reportable segments for purposes of assessing performance and making operating decisions. Revenue is generated predominately in the United States, and all significant assets are held in the United States, or United States territories.

The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies. The Company allocates resources and evaluates the performance of segments based on income or loss from operations, excluding interest, corporate expenses and other income (expenses).

A summary of the company’s reportable segments is as follows:

Total assets:	December 31, 2017	December 31, 2016
Nutraceutical and Cosmetic Additives	$440,310	$350,370
Finished Cosmetic Products	834,000	446,504
Eliminations	(10,500)	(7,050)
Total	$1,263,810	$789,824

	Year ended
	December 31, 2017	December 31, 2016
Net sales by segment:
Nutraceutical and Cosmetic Additives	$1,372,879	$1,024,264
Finished Cosmetic Products	3,685,277	4,240,640
Eliminations	(3,450)	(26,300)
Total	$5,054,706	$5,238,604

Net (loss) income by segment:
Nutraceutical and Cosmetic Additives	$160,821	$164,286
Finished Cosmetic Products	(36,085)	(388,121)

Other unallocated amounts:
Corporate expenses	(1,195,297)	(950,847)
Other income (expense) – net	(147,888)	(48,611
Consolidated income (loss) from operations	$(1,218,449)	$(1,223,293)

Reclassifications

Certain reclassifications have been made to conform the prior year’s data to the current presentation. These reclassifications have no effect on previously reported operations, stockholders’ equity (deficit) or cash flows. Reclassifications relate to the segment disclosure, in which the current (and prior year) asset elimination only includes the accounts receivables due from Immudyne PR, LLC to Immudyne, Inc. for purchase of inventory. All other inter-company balances have been excluded from total assets for each reportable segment.

F-12

Immudyne, Inc.

Notes to Consolidated Financial Statements

December 31, 2017

2.	Summary of Significant Accounting Policies (continued)

Income Taxes

The Company files Corporate Federal and State tax returns, while Immudyne PR, which was formed as a limited liability company, files a separate tax return with any tax liabilities or benefits passing through to its members.

The Company records current and deferred taxes in accordance with Accounting Standards Codification (ASC) 740, “Accounting for Income Taxes.” This ASC requires recognition of deferred tax assets and liabilities for temporary differences between tax basis of assets and liabilities and the amounts at which they are carried in the financial statements, based upon the enacted rates in effect for the year in which the differences are expected to reverse. The Company establishes a valuation allowance when necessary to reduce deferred tax assets to the amount expected to be realized. The Company periodically assesses the value of its deferred tax asset, a majority of which has been generated by a history of net operating losses and determines the necessity for a valuation allowance. ASC 740 also provides a recognition threshold and measurement attribute for the financial statement recognition of a tax position taken or expected to be taken in a tax return. Using this guidance, a company may recognize the tax benefit from an uncertain tax position in its financial statements only if it is more likely-than-not (i.e., a likelihood of more than 50%) that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.

The Company’s tax returns for all years since December 31, 2014, remain open to taxing authorities.

Stock-Based Compensation

The Company follows the provisions of ASC 718, “Share-Based Payment”. Under this guidance compensation cost generally is recognized at fair value on the date of the grant and amortized over the respective vesting periods. The fair value of options at the date of grant is estimated using the Black-Scholes option pricing model. The expected option life is derived from assumed exercise rates based upon historical exercise patterns and represents the period of time that options granted are expected to be outstanding. The expected volatility is based upon historical volatility of the Company’s shares using weekly price observations over an observation period that approximates the expected life of the options. The risk-free rate approximates the U.S. Treasury yield curve rate in effect at the time of grant for periods similar to the expected option life. Due to limited history of forfeitures, the estimated forfeiture rate included in the option valuation was zero.

Many of the assumptions require significant judgment and any changes could have a material impact in the determination of stock-based compensation expense.

F-13

Immudyne, Inc.

Notes to Consolidated Financial Statements

December 31, 2017

2.	Summary of Significant Accounting Policies (continued)

Earnings (Loss) Per Share

Basic earnings (loss) per common share is based on the weighted average number of shares outstanding during each period presented. Warrants and options to purchase common stock are included as common stock equivalents only when dilutive. Potential common stock equivalents are excluded from dilutive earnings per share when the effects would be antidilutive.

Common stock equivalents comprising shares underlying 17,224,919 options and warrants for the year ended December 31, 2017 have not been included in the loss per share calculations as the effects are anti-dilutive. Common stock equivalents comprising shares underlying 16,302,447 options and warrants for the year ended December 31, 2016 have not been included in the loss per share calculation as the effects are anti-dilutive.

Recent Accounting Pronouncements

In May 2017, the FASB issued ASU 2017-09, Compensation - Stock Compensation (Topic 718): Scope of Modification Accounting. The new standard provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. This pronouncement is effective for annual reporting periods beginning after December 15, 2017 but early adoption is permitted. The Company is currently evaluating the impact of adopting this guidance.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”). ASU 2016-15 addresses eight specific cash flow issues with the objective of reducing diversity in practice regarding how certain cash receipts and cash payments are presented in the statement of cash flows. The standard provides guidance on the classification of the following items: (1) debt prepayment or debt extinguishment costs, (2) settlement of zero-coupon debt instruments, (3) contingent consideration payments made after a business combination, (4) proceeds from the settlement of insurance claims, (5) proceeds from the settlement of corporate-owned life insurance policies, (6) distributions received from equity method investments, (7) beneficial interests in securitization transactions, and (8) separately identifiable cash flows. The Company is required to adopt ASU 2016-15 for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2017 on a retrospective basis. Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating the impact of adoption of ASU 2016-15.

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-09, “Compensation – Stock Compensation: Improvements to Employee Share-Based Payment Accounting,” which relates to the accounting for employee share-based payments. This standard addresses several aspects of the accounting for share-based payment award transactions, including: (a) income tax consequences; (b) classification flows of awards as either equity or liabilities; and (c) classification on the statement of cash flows. This standard will be effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The Company is in the process of evaluating the impact of the adoption of ASU 2016-09 on its consolidated financial statements. The adoption of ASU No. 2016-09 is not expected to have a material impact on the Company’s consolidated financial statements or related disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes all existing guidance on accounting for leases in ASC Topic 840. ASU 2016-02 is intended to provide enhanced transparency and comparability by requiring lessees to record right-of-use assets and corresponding lease liabilities on the balance sheet. ASU 2016-02 will continue to classify leases as either finance or operating, with classification affecting the pattern of expense recognition in the statement of income. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted. ASU 2016-02 is required to be applied with a modified retrospective approach to each prior reporting period presented with various optional practical expedients. We have reviewed ASC 842 and have determined that it will not have any material effect on our financial statements and related disclosures.

F-14

Immudyne, Inc.

Notes to Consolidated Financial Statements

December 31, 2017

2.	Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements (continued)

In May 2014, the FASB issued Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606). The new revenue recognition standard (“ASC 606”) provides a five-step analysis of transactions to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This Topic defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under existing GAAP including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. The two permitted transition methods under the new standard are the full retrospective method or the modified retrospective method. The new standard is effective for annual reporting periods beginning after December 15, 2017, and accordingly we are required to adopt this standard effective January 1, 2018, the beginning of our fiscal year. We have reviewed ASC 606 and have determined that it will not have any material effect on our revenue recognition.

In July 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2015-11, “Simplifying the Measurement of Inventory.” ASU 2015-11 applies to inventory that is measured using first-in, first-out (FIFO) or average cost. An entity should measure inventory within the scope of ASU 2015-11 at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. ASU 2015-11 is effective for fiscal years beginning after December 15, 2016. The Company adopted ASU 2015-11 in 2017 and it does not have a material effect on the Company’s consolidated financial statements or related disclosures.

In August 2014, the FASB issued ASU 2014-15, “Presentation of Financial Statements-Going Concern”. This ASU is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. It is effective for annual periods ending after December 15, 2016, with early adoption permitted. The Company adopted ASU 2014-15 in 2016 and it does not have a material effect on the Company’s consolidated financial statements or related disclosures.

In May 2017, the FASB issued ASU 2017-09, Compensation - Stock Compensation (Topic 718): Scope of Modification Accounting. The new standard provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. This pronouncement is effective for annual reporting periods beginning after December 15, 2017 but early adoption is permitted. The Company is currently evaluating the impact of adopting this guidance.

All other accounting standards that have been issued or proposed by the FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

Fair Value of Financial Instruments

The carrying value of the Company’s financial instruments, including cash, trade accounts receivable, accounts payable and accrued expenses and the face amount of notes payable approximate fair value for all periods.

Noncontrolling Interests

The Company accounts for its less than 100% interest in Immudyne PR in accordance with ASC Topic 810, Consolidation, and accordingly the Company presents noncontrolling interests as a component of equity on its consolidated balance sheet and reports the noncontrolling interest’s share of the Immudyne PR net loss attributable to noncontrolling interests in the consolidated statement of operations.

Consolidation of Variable Interest Entities

In accordance with ASC 810-10-25-37 and as amended by ASU 2009-17, the Company determines whether any legal entity in which the Company becomes involved is a VIE and subject to consolidation. The Company conducts an assessment on an ongoing basis for each VIE including (1) the power to direct activities of the VIE that most significantly impact the VIE’s economic performance, and (2) the obligation to absorb losses or right to receive benefits from the VIE that could potentially be significant to the VIE. As a result, the Company determined that nine (9) entities were VIEs and subject to consolidation.

F-15

Immudyne, Inc.

Notes to Consolidated Financial Statements

December 31, 2017

2.	Summary of Significant Accounting Policies (continued)

Concentration of Credit Risk

The Company grants credit in the normal course of business to its customers. The Company periodically performs credit analysis and monitors the financial condition of its customers to reduce credit risk.

The Company monitors its positions with, and the credit quality of, the financial institutions with which it invests. The Company, at times, maintains balances in various operating accounts in excess of federally insured limits.

One customer in the nutraceutical and cosmetic additives division accounted for 25% and 15% of consolidated sales for the years ended December 31, 2017 and 2016, respectively. This customer accounted for 65% and 11% of accounts receivable at December 31, 2017 and December 31, 2016, respectively.

In the finished cosmetic products division, two credit card processors accounted for 34.9% and 31.6% of accounts receivable at December 31, 2016. There were no significant concentrations of accounts receivable in the finished cosmetic products division at December 31, 2017

3.	Notes Payable

In November 2015, the Company borrowed $100,000 from a commercial lender. The loan incurred interest at 11% and with a maturity date of November 1, 2016. In October 2016, the Company repaid the entire principal balance. Interest expense related to this loan for the years ended December 31, 2017 and 2016 amounted to $0 and $9,479, respectively.

In the third quarter of 2016 the Company commenced an offering pursuant to which it offered 11% subordinated promissory notes in fifty thousand ($50,000) dollar increments combined with 62,500 shares of the Company’s Common Stock for a maximum offering amount of $200,000 (the “Offering”). In August and September 2016, the Company sold promissory notes totaling $150,000 to three unrelated individuals. Two of the promissory notes totaling $100,000 were payable in February 2017 and one promissory note for $50,000 was payable in March 2017. In October 2016, the Company sold promissory notes totaling $50,000 to two unrelated individuals. These promissory notes were payable in October 2017. In connection with these promissory notes sold, pursuant to the Offering, the Company issued 250,000 shares of common stock valued at $58,750 which was recorded as a debt discount and were amortized over the term of these notes. Amortization of the debt discounts for the year ended December 31, 2017 and 2016 was $25,035 and $33,715, respectively. During 2016, the Company repaid $68,600 of the principal balance; and as a result, the outstanding balances of these notes as of December 31, 2016, were $131,400. The balance of debt discount related to the subordinated promissory notes is $25,035 at December 31, 2016. During 2017, the Company repaid $81,420 of the principal balance and converted the remaining balance of $49,980 into 196,000 shares of common stock and 98,000 warrants, which satisfied the notes in full. The fair market value of the shares and warrants issued upon conversion was determined to be $179,384, of which $129,404 was included in loss on extinguishment of debt. Interest expense related to these notes for the year ended December 31, 2017 and 2016, amounted to $1,713 and $5,416, respectively.

In December 2016, the Company borrowed $100,000 from an officer and issued a convertible promissory note with a maturity date of February 28, 2017. The loan bore no interest. This note was convertible if not repaid by the maturity date at a conversion price of $0.23 per Unit. Each Unit shall consist of one share of the Company’s common stock and one three-year common-stock warrant to purchase one-half of one share of the Company’s common stock with an exercise price of $0.40 per share. In March 2017, the Company repaid the entire outstanding balance of this note.

F-16

Immudyne, Inc.

Notes to Consolidated Financial Statements

December 31, 2017

3.	Notes Payable (continued)

In January 2017, the Company borrowed $200,000 and issued a promissory note with a 5% original issue discount for a total principal amount of $210,000. The loan incurred 11% interest per annum and matured in various tranches from February 2017 through April 2017. In addition, the Company issued 217,391 shares of common stock related to this note. In February 2017, the Company repaid $70,000 of the principal balance of this note. In March 2017, the Company converted the remaining $140,000 of the principal balance of this note and accrued interest of $2,212 in exchange for 559,179 shares of common stock and 304,348 warrants which satisfied the note in full. The fair market value of the shares and warrants issued upon conversion was determined to be $566,030, of which $423,818 was included in loss on extinguishment of debt.

In February 2017, the Company borrowed $25,000 from an American Express working capital line with 60 days maturity. The interest for this loan is a flat fee of $250. On April 17, 2017, the Company repaid this loan. In June 2017, the Company borrowed $74,043 from an American Express working capital line with 90 days maturity. The interest for this loan is a flat fee of $1,111. On August 30, 2017, the Company repaid this loan. In September 2017, the Company borrowed $77,333 from an American Express working capital line with 90 days maturity. The interest for this loan is a flat fee of $1,160. In November 2017, $42,479 was drawn from the line of credit and $78,493 was paid back in December 2017. As of December 31, 2017, there was $42,479 outstanding and approximately $97,000 available borrowings under the working capital line.

In December 2017, Immudyne PR received two working capital loans from related parties for $50,000 and $75,000 respectively. The loans accrue at 2% interest per month and mature in February 2018. Accrued interest relating to the loans were $1,867 as of December 31, 2017.

Interest expense related to loans from officers, directors and other related individuals amounted to $5,939 and $5,416 for the years ended December 31, 2017 and 2016, respectively.

Total interest expense on notes payable, inclusive of amortization of debt discount of $81,556 and $39,131, amounted to $100,523 and $48,611 for the years ended December 31, 2017 and 2016, respectively.

4.	Income Taxes

At December 31, 2017, the Company has approximately $3,343,000 of operating loss carryforwards for federal that may be applied against future taxable income. The net operating loss carryforwards will begin to expire in the year 2021 if not utilized prior to that date, expiring during various year through 2037. There is no provision for income taxes because the Company has historically incurred operating losses and maintains a full valuation allowance against its net deferred tax assets.

The Tax Cuts and Jobs Act (the “Act”) was enacted on December 22, 2017. The Act reduces the US federal corporate tax rate from 34% to 21%. The most significant impact of the legislation for the Company was a $242,000 reduction of the value of net deferred tax assets (which represent future tax benefits) as a result of lowering the U.S. corporate income tax rate from statutory rate of 34% to 21%.

The valuation allowance overall decreased by approximately $343,000 during the year ended 2017 and increased by approximately $651,000 during the year 2016, and was approximately $1,238,000 and $1,581,000 at December 31, 2017 and 2016, respectively. The Company has fully reserved the deferred tax asset resulting from available net operating loss carryforwards.

The tax effect of temporary differences that gave rise to significant portion of the deferred tax assets were as follows:

	December 31
	2017	2016

Net operating loss	$848,000	$1,344,000
Accounts receivable reserves	-	30,000
Inventory reserves	3,000	7,000
Stock compensation	387,000	200,000
Net deferred tax asset	1,238,000	(1,581,000)
Valuation allowance	(1,238,000)	(1,581,000)
Total	$-	$-

The net operating loss carryforwards could be subject to limitation in any given year in the event of a change in ownership as defined by IRC Section 382.

F-17

Immudyne, Inc.

Notes to Consolidated Financial Statements

December 31, 2017

5.	Stockholders’ Equity

Common Stock

On April 1, 2016, the Company entered into two agreements with two consultants to provide services over a nine- month period in exchange for 2,300,000 shares of common stock. The Company calculated a fair value of $690,000 based on the market price of the shares on the date of the agreements. During the third quarter of 2016, the Company and the consultants renegotiated the agreements by extending the service requirement to December 31, 2017. At December 31, 2017 and December 31, 2016, the unamortized portion of these service agreements are $0 and $306,667, respectively.

On September 1, 2016, the Company issued 200,000 shares of common stock for $46,000. In connection with this issuance the Company issued 100,000 warrants with an exercise price of $0.50 per share. These warrants are fully vested and expire in two years.

In August 2016, the Company issued 125,000 shares of common stock pursuant to sale of two promissory notes in the Offering.

In September 2016, the Company issued 62,500 shares of common stock pursuant to the sale of one promissory note in the Offering.

In October 2016, the Company issued 62,500 shares of common stock pursuant to the sale of two promissory notes in the Offering.

In November 2016, the Company issued 434,782 shares of common stock pursuant to a conversion of an equity contribution into Immudyne PR by the noncontrolling interest. In connection with this issuance the Company issued 217,391 warrants with an exercise price of $0.40 per share. These warrants are fully vested and expire in two years.

In December 2016, the Company received proceeds of $30,000 from exercises of options at $0.10 per share. The Company issued 300,000 shares of common stock pursuant to these exercises.

On December 23, 2016, the Company issued 75,000 shares of common stock for $17,250. In connection with this issuance the Company issued 37,500 warrants with an exercise price of $0.50 per share. These warrants are fully vested and expire in two years.

During 2016, the Company purchased 325,000 shares of outstanding Company common stock through an exchange for a price per share of $0.23 to $0.29. As of the December 31, 2016, these shares being held by the Company valued at cost is $87,053 and are included in treasury stock in the consolidated balance sheet.

In January 2017, the Company issued 1,183,490 shares of common stock pursuant to a conversion of Immudyne PR equity contributions of $272,203 into equity of Immudyne, Inc. by the noncontrolling interest.

In January 2017, the Company issued 217,391 shares of common stock in relation to issuance of a $210,000 note payable.

In the first quarter of 2017, the Company commenced an offering to sell up to 4,000,000 shares of common stock at a price of $0.23 per share and warrants to purchase up to 2,000,000 shares of common stock exercisable any time prior to the second anniversary of the issuance. The warrants are paired with the stock on the basis of one warrant for every two shares of stock purchased. During 2017, the Company received subscriptions in the amount of 2,927,156 shares and issued 1,463,578 warrants and proceeds in the amount of $673,246.

F-18

Immudyne, Inc.

Notes to Consolidated Financial Statements

December 31, 2017

5.	Stockholders’ Equity (continued)

Common Stock

In March 2017, the Company issued 755,179 shares of common stock for the conversion of the outstanding balance of three notes payable totaling $499,802 (see Note 3).

On April 24, 2017, the Company, issued 217,390 shares of common stock pursuant to a stock subscription agreement and the Company issued 108,696 warrants with an exercise price of $0.40 per share for the stated consideration and satisfaction of obligation to pay $50,000 on the 180-day anniversary of the execution of the Sole and Exclusive License, Royalty, and Advisory Agreement dated September 1, 2016 with Pilaris Laboratories, LLC.

During the second quarter of 2017 the Company received subscriptions in the amount of 110,000 shares and issued 55,000 warrants and proceeds in the amount of $25,300.

On June 1, 2017, the Company entered into an agreement with a consultant to provide services, with a six-month term, and issued 125,000 shares of common stock as compensation. The shares were valued at $45,000 and the Company is recognizing the expense over the term of the agreement. For the year ending December 31, 2017, $45,000 has been expensed and included in compensation and related expenses on the consolidated statement of operations.

In July 2017, the Company and JLS Ventures entered into a separate three year incentivized second amendment to a Service Agreement effective July 1, 2017. As compensation, the Company issued 900,000 shares of common stock valued at $432,000. The Company is recognizing the expense over the term of the agreement. For the year ending December 31, 2017, $72,000 has been expensed and included in compensation and related expenses on the consolidated statement of operations.

In July 2017, Mark McLaughlin, the Company’s former President and Chief Executive Officer, exercised 1,500,000 warrants on a cashless basis and was issued 1,140,000 shares of common stock.

In July 2017, Mark McLaughlin exercised 1,000,000 options on a cashless basis and was issued 800,000 shares of common stock.

In July 2017, Mark McLaughlin exercised 339,473 options on a cashless basis and was issued 271,579 shares of common stock.

In August 2017, the Company issued 100,000 shares of common stock valued at $40,000 to Acorn Management Partners L.L.C. (“Acorn”) for financial advisory, strategic business planning and other investor relation services. The Company is recognizing the expense over the term of the agreement. For the year ending December 31, 2017, $40,000 has been expensed and included in compensation and related expenses on the consolidated statement of operations.

In August 2017, the Company issued 50,000 shares of common stock valued at $20,000 to BV Global Fulfillment, LLC (“BV Global”) for fulfillment services.

In November 2017, the Company issued 100,000 shares of common stock valued at $44,000 to an employee as a bonus.

In November 2017, the Company issued 135,721 shares of common stock pursuant to a conversion of Immudyne PR equity contributions of $31,216 into equity of Immudyne, Inc. by the noncontrolling interest.

F-19

Immudyne, Inc.

Notes to Consolidated Financial Statements

December 31, 2017

5.	Stockholders’ Equity (continued)

Noncontrolling Interest

On April 1, 2016, the Company increased its ownership in Immudyne PR from to 78.16667% decreasing the minority interest from 66.7% to 21.83% resulting in a charge to noncontrolling interest and additional paid-in-capital of $91,612.

In 2016, the net change in loans, contributions and distributions by other members of Immudyne PR resulted an increase in noncontrolling interests of $119,894. In 2017, the net change in loans, contributions and distributions by other members of Immudyne PR resulted an increase in noncontrolling interests of $63,377.

During 2017, the Company issued a total of 1,319,211 shares of common stock and 659,606 warrants pursuant to a conversion of Immudyne PR equity contributions of $303,418 into equity of Immudyne, Inc. by the noncontrolling interest.

For the years ended December 31, 2017 and 2016, the net income (loss) of Immudyne PR attributed the Company amounted to $(12,488) and (115,749), respectively.

Service-Based Stock Options

In May 2016, the Company issued 175,000 service-based options valued at $40,829 to two consultants at exercise prices of $0.20 per share. The options are fully vested and expire in 10 years.

In July 2016, the Company issued 50,000 service-based options valued at $12,397 to a consultant with an exercise price of $0.20 per share. The options are fully vested and expire in 10 years.

In November 2016, the Company issued 50,000 service-based options valued at $9,980 to a consultant with an exercise price of $0.50 per share. The options are fully vested and expire in 2 years.

In January 2017, the Company issued 100,000 service-based options valued at $24,109 to Brunilda McLaughlin as additional compensation in an employment agreement. These options have an exercise price of $0.40 per shares, are fully vested, and expire in 10 years.

In February 2017, the Company issued 500,000 service-based options valued at $113,522 to a director with an exercise price of $0.20 per share. The options are fully vested and expire in 10 years.

In July 2017, the Company issued 75,000 service-based options valued at $20,985 to Brunilda McLaughlin as additional compensation in an employment agreement. These options have an exercise price of $0.35 per shares, are fully vested, and expire in 10 years.

In July 2017, the Company issued 300,000 service-based options valued at $83,939 to three directors with an exercise price of $0.35 per share. The options are fully vested and expire in 10 years.

In July 2017, the Company issued 125,000 service-based options valued at $49,219 to a consultant with an exercise price of $0.40 per share. The options are fully vested and expire in 5 years.

F-20

Immudyne, Inc.

Notes to Consolidated Financial Statements

December 31, 2017

5.	Stockholders’ Equity (continued)

In July 2017, the Company issued Mark McLaughlin a ten year option to buy 750,000 shares at $0.35 vesting one-third or 250,000 shares upon signing, and 250,000 shares on July 1, 2018 and 250,000 shares on July 1, 2019. Once the options are fully vested, they expire in 10 years. The options vested at December 31, 2017 are valued at $69,949.

On October 1, 2017, Michael Borenstein was appointed to our Board of Directors. As a director, Mr. Borenstein received a ten-year, fully-vested option to purchase 100,000 shares of our common stock at a price of $0.35 per share. In addition, Mr. Borenstein received four ten-year options to each purchase 75,000 shares of our common stock at prices of $0.25, $0.25, $0.35, and $0.35 per share, which vest upon the Company earning $4,000,000, $5,000,000, $6,000,000 and $7,000,000 in earnings before income taxes, respectively.

In October 2017, the Company entered into a consulting agreement with Mr. Kalkstein and issued him a ten-year option to buy 500,000 shares at $0.40 vesting 30% upon signing, 35% shall vest on the two-year anniversary of this Agreement and 35% shall vest on the three year anniversary of this Agreement. Once the options are fully vested, they expire in 10 years. The fair value of the options upon issuance was $199,897 to be recognized as an expense over the three-year term of the agreement. For the year ended December 31, 2017 $16,658 has been recognized as expense.

Accordingly, stock based compensation for the years ended December 31, 2017 and 2016 included $599,354 and $63,206, respectively, related to such service-based stock options.

A Summary of the outstanding service-based options are as follows:

Number of Options
Balance at December 31, 2015	11,025,273
Exercised	300,000
Expired	50,000
Cancelled	(250,000)
Issued	275,000

Balance at December 31, 2016	10,700,273
Issued	1,600,000
Exercised	(1,339,473)
Balance at December 31, 2017	10,960,800

All outstanding options are exercisable and have a cashless exercise provision, and certain options provide for accelerated vesting provisions and modifications, as defined, if the Company is sold or acquired. The intrinsic value of options outstanding and exercisable at December 31, 2017 and 2016 amounted to $1,210,342 and $704,794, respectively. The intrinsic value of options exercised for years ending December 31, 2017 and 2016 was $267,895 and $54,000, respectively.

F-21

Immudyne, Inc.

Notes to Consolidated Financial Statements

December 31, 2017

5.	Stockholders’ Equity (continued)

Service-Based Stock Options (continued)

The significant assumptions used to determine the fair values of options issued, using a Black-Scholes option-pricing model are as follows:

Significant assumptions:
Risk-free interest rate at grant date	1.49% - 1.98%
Expected stock price volatility	194% - 217%
Expected dividend payout	—
Expected option life-years	3 years
Weighted average grant date fair value	$0.23 - 0.41
Forfeiture rate	0%

The following is a summary of outstanding service-based options at December 31, 2017:

Exercise Price	Number of Options	Weighted Average Remaining Contractual Life

$0.10	40,800	1 year
$0.20 - $0.25	8,620,000	5 years
$0.35	725,000	10 years
$0.40	1,575,000	5 years
Total	10,960,800

Performance-Based Stock Options

Vested

In 2016, the Company granted performance-based options to purchase 2,925,000 shares of common stock at exercise prices of $0.40. The options expire at various dates between 2021 and 2026 and are exercisable upon the Company achieving annual sales revenue of $5,000,000. The Company recorded stock based compensation expense of $120,867 for the year ended December 31, 2016, related to these performance-based options. During the year ended December 31, 2016, the Company cancelled 287,500 of these service-based options issued to two consultants, valued at $17,999.

In February 2017, the Company granted performance-based options to purchase 250,000 shares of common stock at exercise prices of $0.40. The options expire in 2027 and are exercisable upon the Company achieving annual sales revenue of $5,000,000. The options are valued at $55,439. During 2017, the Company met the performance criteria. The Company recorded stock based compensation expense of $55,439 for the year ended December 31, 2017, related to these performance-based options.

F-22

Immudyne, Inc.

Notes to Consolidated Financial Statements

December 31, 2017

5.	Stockholders’ Equity (continued)

Unvested

The Company granted performance-based options to purchase 900,000 shares of common stock at exercise price of $0.80. The options expire at various dates between 2021 and 2027 and are exercisable upon the Company achieving annual sales revenue of $10,000,000. During 2017, these unvested options were cancelled.

In July 2017, the Company granted performance-based options to purchase 6,000,000 shares of common stock with an exercise prices of $0.35 per share. The options expire in 10 years and are exercisable upon cash received by Immudyne, Inc. from Immudyne PR between $4,000,000 and $7,000,000. The aggregate fair value of these performance-based options is $1,688,212.

In the third quarter of 2017, the Company granted performance-based options to purchase 3,150,000 shares of common stock with an exercise prices of $0.25 and $0.35 per share. The options expire in 10 years and are exercisable upon the company achieving pre-tax earnings benchmarks between $4,000,000 and $7,000,000. The aggregate fair value of these performance-based options is $910,146.

In the fourth quarter of 2017, the Company granted performance-based options to purchase 600,000 shares of common stock with an exercise prices of $0.25 and $0.35 per share. The options expire in 10 years and are exercisable upon the company achieving pre-tax earnings benchmarks between $4,000,000 and $7,000,000. The aggregate fair value of these performance-based options is $242,709.

Warrants

The following is a summary of outstanding and exercisable warrants:

	Number of Shares	Weighted Average Exercise Price	Year of Expiration

Balance at December 31, 2015	1,750,000	0.16	2016 - 2017
Issued	454,891	0.42	2018 - 2019
Expired	(250,000)	0.40	2016

Balance at December 31, 2016	1,954,981	0.19	2017 - 2019
Issued	2,634,228	0.40	2018 - 2020
Exercised	(1,500,000)	0.12	2017
Balance at December 31, 2017	3,089,119	0.40	2018 - 2020

In September 2016, the Company issued 100,000 warrants with an exercise price of $0.50 per share, in relation to a sale of common stock. These warrants are fully vested and expire in two years.

In September 2016, the Company issued 100,000 warrants with exercise prices between $0.20 and $0.50 per share, for consulting services. These warrants are fully vested and expire in three years. The fair value of these warrants are $20,585 and is included in compensation and related expenses in the accompanying statement of operations.

In December 2016, the Company issued 37,500 warrants with an exercise price of $0.50 per share, in relation to a sale of common stock. These warrants are fully vested and expire in two years.

F-23

Immudyne, Inc.

Notes to Consolidated Financial Statements

December 31, 2017

5.	Stockholders’ Equity (continued)

In December 2016, the Company issued 217,391 warrants with an exercise price of $0.40 per share, in relation to an issuance of common stock. These warrants are fully vested and expire in two years.

In January 2017, the Company issued 591,745 warrants with an exercise price of $0.40 per share, in relation to an issuance of common stock for the conversion of an equity contribution into Immudyne PR by the noncontrolling interest. These warrants are fully vested and expire in two years.

In March 2017, the Company issued 402,348 warrants with an exercise price of $0.40 per share, in relation to an issuance of common stock for the conversion of debt. These warrants are fully vested and expire in two years.

In the first quarter of 2017, the Company issued 1,408,578 warrants with an exercise price of $0.40 per share, in relation to a sale of common stock. These warrants are fully vested and expire in two years.

In April 2017, the Company issued 55,000 warrants with an exercise price of $0.40 per share, in relation to a sale of common stock. These warrants are fully vested and expire in two years.

In April 2017, the Company issued 108,696 warrants with an exercise price of $0.40 per share, in relation to an issuance of common stock for conversion of a payable. These warrants are fully vested and expire in three years.

In November 2017, the Company issued 67,861 warrants with an exercise price of $0.40 per share, in relation to an issuance of common stock for conversion of an equity contribution into Immudyne PR by the noncontrolling interest. These warrants are fully vested and expire in three years.

Warrants outstanding and exercisable amounted to 3,089,119 and 1,954,891 at December 31, 2017 and 2016, respectively. The weighted average exercise price of warrants outstanding at December 31, 2017 and 2016 is $0.40 and $0.19, respectively. The warrants expire at various times between December 2017 and September 2019.

The fair value of options and warrants granted (or extended) during the years ended December 31, 2017 and 2016, was estimated on the date of grant (or extension) using the Black-Scholes option-pricing model with the following weighted-average assumptions:

	2017	2016

Expected volatility	215%	203%
Risk free interest rate	1.52%	.88%
Expected dividend yield	-	-
Expected option term (in years)	3	2 - 3
Weighted average grant date fair value	$0.32	$0.20

Under ASC 815-40-05, Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in a Company’s Own Stock, in the event the Company does not have a sufficient number of authorized and unissued shares of common stock to satisfy obligations for stock options, warrants and other instruments potentially convertible into common stock, the fair value of these instruments should be reported as a liability. Pursuant to the outstanding option, warrant and convertible debt agreements, there is currently no effective registration statement covering the shares of common stock underlying these agreements, which are currently subject to a cashless exercise whereby the holders, at their option, may surrender their options and warrants to the company in exchange for shares of common stock. The number of shares of common stock into which an option or a warrant would be exchangeable in such a cashless exercise depends on both the exercise price of the options or warrant and the market price of the common stock, each at or near the time of exercise. Because the market price is variable, it is possible that we could have insufficient authorized shares to satisfy a cashless exercise. In this scenario, if we were unable to obtain shareholder approval to increase the number of authorized shares, we could be obligated to settle such a cashless exercise with cash rather than by issuing shares of common stock. Further, ASC 815-40-05 requires that we record the potential settlement obligation at each reporting date using the current estimated fair value of these contracts, with any changes in fair value being recorded through our statement of operations. We reported the potential settlement obligation as a liability until such time as these contracts are exercised or expire or we are otherwise able to modify the agreements to remove the provisions which require this treatment. On September 21, 2017, the Company filed an amendment to its certificate of incorporation with the Delaware Secretary of State increasing the number of authorized shares of the Company’s common stock from 50,000,000 to 100,000,000, which enabled the Company to reclassify the derivative liability.

F-24

Immudyne, Inc.

Notes to Consolidated Financial Statements

December 31, 2017

5.	Stockholders’ Equity (continued)

The Company measures fair value and discloses fair value measurements for financial assets and liabilities. Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The accounting standard establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels, which are described below:

●	Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

●	Level 2: Observable inputs that are based on inputs not quoted on active markets, but corroborated by market data.

●	Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs, to the extent possible, and considers credit risk in its assessment of fair value.

F-25

Immudyne, Inc.

Notes to Consolidated Financial Statements

December 31, 2017

5.	Stockholders’ Equity (continued)

The following tables summarize the Company’s derivative liabilities measured at fair value on a recurring basis for the year ended December 31, 2017:

		Quoted Prices
		in Active	Significant
	Balance at	Markets for	Other	Significant
	December 31, 2016	Identical Assets	Observable Inputs	Unobservable Inputs
		(Level 1)	(Level 2)	(Level 3)

Fair Value of liability for derivative instruments	$192,254	$-	$-	$192,254
Total	$192,254	$-	$-	$192,254

Derivative Value 1/1/16	$-
Reclass from APIC to derivatives	192,254
Derivative Value 12/31/16	192,254

Settlement upon repayment-convertible debt	(59,397)
Newly issued securities as derivatives	1,098,703
Reclass from APIC to derivatives	530,138
Change in fair value	48,192
Derivative Value 3/31/17	1,809,890

Newly issued securities as derivatives	67,146
Change in fair value	(922,022)
Derivative Value 6/30/17	955,014

Newly issued securities as derivatives	49,219
Reclass from APIC to derivatives	115,714
Change in fair value	377,213
Derivative Value 9/21/17	1,497,160

Reclass from liability to equity	(1,497,160)
Derivative Value 12/31/17	-

The fair value of derivative liabilities during the years ended December 31, 2017 and 2016, was estimated using the Black-Scholes option-pricing model with the following assumptions:

	2017	2016

Expected volatility	125%-214%	130%-217%
Risk free interest rate	1.24%-2.65%	1.20%-1.47%
Expected dividend yield	-	-
Expected life (in years)	2 - 8	1 - 3

The unobservable inputs that had the greatest sensitivity to change in valuation were stock price volatility and expected life.

Stock Based Compensation

The total stock based compensation expense related to Service-Based Stock Options, Performance-Based Stock Options and Warrants issued for service amounted to $1,001,679 and $587,991 for the years ended December 31, 2017 and 2016, respectively. Such amounts are included in compensation and related expenses in the consolidated statement of operations.

F-26

Immudyne, Inc.

Notes to Consolidated Financial Statements

December 31, 2017

6.	Royalties

The Company was subject to a royalty agreement based upon sales of certain skin care products. The agreement required the Company to pay a royalty based upon 8% of such sales, up to $227,175. During the year ended December 31, 2015 the Company’s sales reached the maximum amount under which the Company was required to pay a royalty under this agreement. Royalty expense for the years ended December 31, 2017 and 2016 amounted to $-0- in both years. During December 2015, the Company’s President who had a 60% interest in the royalties, converted royalties payable under the agreement in the amount of $84,868 to 499,225 shares of Company stock at $0.17 cents per share. Included in accounts payable and accrued expenses at December 31, 2017 and 2016 was $56,579 in regards to this agreement.

The Company is subject to a royalty agreement based upon sales of certain hair care products. For the year ended December 31, 2017, the Company recognized $79,360 in royalty expense related to this agreement. As of December 31, 2017, the $14,039 was included in accounts payable and accrued expenses in regards to this agreement. In addition, the Company shall pay a performance fee in relation to this agreement. In April 2017, the Company issued 217,390 shares of common stock and 108,696 warrants, pursuant to a subscription agreement, for the stated consideration and satisfaction of obligation to pay $50,000 of the performance fee (see Note 7).

7.	Commitments and Contingencies

Leases

The Company leases a plant in Kentucky under an operating lease which expired on May 31, 2016. Management is currently discussing renewal lease options for the Kentucky plant and is operating on a month-to-month lease arrangement until a final agreement has been accepted. Monthly base rental payments are approximately $9,000. Our principal executive offices are in office space provided to us by the former President, Mr. McLaughlin at the rate of $2,000 per month, which includes rents, utilities and other office related expenditures. This arrangement commenced as of January 1, 2016. In addition, Immudyne PR utilizes office space in Puerto Rico which is subleased from Mr. Schreiber (President and CEO) and incurs expense of approximately $4,000 a month for this office space. Rent expense for the years ended December 31, 2017 and 2016, was $162,760 and $139,030, respectively.

Employment and Consulting Agreements

The Company has entered into various agreements with officers, directors, employees and consultants that expire in one to five years. The agreements provide for annual compensation of up to $145,000 and the issuance of stock options, at exercise prices of $0.40 and $0.80, to purchase 4,400,000 shares of common stock issuable upon the Company’s revenue exceeding $5,000,000 and $10,000,000, as defined. In addition, the agreements provide for bonus compensation to these individuals aggregating up to 15% (with no individual having more than 5%) of the Company’s pretax income.

In August 2017, the Company entered into a Professional Service Agreement with Acorn Management Partners L.L.C. (“Acorn”) for financial advisory, strategic business planning and other investor relation services for one year effective August 8, 2017. During the term of the Agreement, Acorn shall receive $7,500 cash monthly. As additional compensation, the Company shall issue within five (5) days of signing 100,000 shares of the Company’s common stock and upon each three (3) month period thereafter during the term of the Agreement an additional 100,000 shares of the Company’s common stock for a total of 400,000 shares of the Company’s common stock.

F-27

Immudyne, Inc.

Notes to Consolidated Financial Statements

December 31, 2017

7.	Commitments and Contingencies (continued)

Restricted Stock and Options

The Company has entered into two agreements on April 1, 2016 with two consultants of Immudyne PR for business development, marketing and sales related services (the “Consultant Agreements”). The consultants are treated as employees for accounting purposes. Upon signing, each consultant was issued 1,000,000 restricted shares of Immudyne, Inc. common stock. In addition, each consultant shall receive an additional 150,000 restricted shares of Immudyne, Inc. common stock for each $500,000 distributed by Immudyne PR to the Company. For each consultant, the amount of shares to be issued by the Company to the consultants shall be capped at 1,500,000 restricted shares when Immudyne PR has transferred $5,000,000 to the Company, for a combined capped total of 3,000,000 restricted shares. For the year ended December 31, 2016, 2,300,000 restricted shares of common stock have been issued related to these agreements. The Company valued the shares at their grant date for a value of $0.30 per share for a total of $690,000 to be expensed over the estimated service period. A total of $306,667 was expensed during the year ending December 31, 2017.

In addition, the Consulting Agreements provided that each consultant shall receive a bonus of an additional 750,000 restricted shares of Immudyne, Inc. common stock, plus an option to buy 1,000,000 shares of Immudyne, Inc. common stock at $0.20/share (including a cashless exercise feature) when Immudyne PR has transferred to the Company at each of the following three (3) thresholds: $1,250,000, $2,000,000 and $3,000,000 for a total of 2,250,000 of restricted shares of Immudyne, Inc. common stock and options to purchase up to 3,000,000 shares of Immudyne, Inc. common stock at $0.20/share. As of December 31, 2017 no bonus shares have been issued and no options have been granted under this agreement.

Sole and Exclusive License, Royalty, and Advisory Agreement

On September 1, 2016 Immudyne PR entered into a sole and exclusive license, royalty and advisory agreement with Pilaris Laboratories, LLC (“Pilaris”) relating to Pilaris’ PilarisMax shampoo formulation and conditioner. The term of the agreement will be the life of the US Patent held by Pilaris. As consideration for granting Immudyne PR this license, Pilaris will receive on quarterly basis, 10% of the net income collected by the licensed products based on the following formula: Net Income = total income – cost of goods sold – advertising and operating expenses directly related to the marketing of the licensed products. In addition, Immudyne PR shall pay Pilaris a performance fee of $50,000 on the 180-day anniversary of the agreement and an additional $50,000 performance fee on the 365-day anniversary of the agreement. For the year ended December 31, 2017, the Company recognized expenses related to the performance fee in the amount of $100,000. In April 2017, the Company issued 217,390 shares of common stock and 108,696 warrants, pursuant to a subscription agreement, for the stated consideration and satisfaction of obligation to pay $50,000 on the 180-day anniversary of the execution of this agreement. As of December 31, 2017, the balance in accounts payable and accrued expenses is $14,039 related to this agreement.

Legal Matters

In the normal course of business operations, the Company may become involved in various legal matters. At December 31, 2017, the Company’s management does not believe that there are any potential legal matters that could have an adverse effect on the Company’s financial position.

F-28

Immudyne, Inc.

Notes to Consolidated Financial Statements

December 31, 2017

8.	Related Party Transactions

Legal and business advisory services were provided to the Company by one of its directors. For the years ended December 31, 2017 and 2016 this director was compensated $7,500 and $16,145, respectively.

During the years ended December 31, 2017 and 2016, the Company’s former President received $24,000 and $24,000, respectively for reimbursement of home office expenditures, including rent, utilities and other related expenses for two offices.

Immudyne, Inc. employs the wife of the former President of the Company Immudyne, Inc. and incurs $3,000 per month as an accountant, plus an annual incentive bonus award equal to 0.5% of the Company’s pre-tax earnings.

Immudyne PR utilizes BV Global Fulfillment, owned by the father of Mr. Schreiber, and incurred $286,833 and $19,800 for the years ended December 31, 2017 and 2016, respectively, for these services.

Taggart International Trust (“Taggart”), a shareholder; provides credit card processing services through one or more merchant banks. Taggart did not receive any compensation for these services.

JLS Ventures LLC, owned by the CEO, provides credit card processing services through one or more merchant banks. JLS Ventures LLC did not receive any compensation for these services.

JSDC, Inc., owned by CEO, provides credit card processing services through one or more merchant banks. JSDC, Inc. did not receive any compensation for these services.

Immudyne PR utilizes office space in Puerto Rico which is subleased from Mr. Schreiber (President and CEO) incurs expense of approximately $4,000 a month for this office space.

In December 2017, Immudyne PR received two working capital loans from Robert Kalkstein, the Company’s CFO, and from Mr. Schreiber for $50,000 and $75,000, respectively. The loans accrue at 2% interest per month and mature in February 2018. Accrued interest relating to the loans were $1,867 as of December 31, 2017.

During 2017, the Company issued a total of 1,319,211 shares of common stock to Mr. Schreiber pursuant to a conversion of Immudyne PR equity contributions of $303,419 into equity of Immudyne, Inc.

On November 20, 2017, the Company entered into an agreement (the “Agreement”) with JOJ Holdings, LLC (“JOJ”). Pursuant to the terms of the Agreement, Immudyne purchased 2,000,000 shares (post-split from a 2:1 forward split on January 16, 2018) of Blockchain Industries, Inc. (“BCII”) from JOJ. The Agreement was amended on December 8, 2017 and again on March 9, 2018. In consideration for the purchase, Immudyne agreed to issue one (1) share of Immudyne common stock to JOJ for every dollar Immudyne realizes from gross proceeds on the sale of shares of BCII purchased pursuant to the Agreement, up to a total maximum aggregate amount of 5,000,000 shares. The Company has 3 years to sell the shares of BCII and has agreed not to sell more than 20% of the 30-day average daily trading volume of BCII. Justin Schreiber, the Company’s President and CEO, is the President and owner of JOJ. The transaction was determined not to meet the criteria for recognition as an exchange transaction, therefore no asset or liability has been recorded in the financial statements.

9.	Subsequent Events

The Company has evaluated subsequent events through the date these financial statements were issued.

On January 30, 2018, Mark McLaughlin resigned as President and CEO, and Justin Schreiber was appointed as the Company’s President and CEO. Additionally, Mr. McLaughlin agreed to purchase the assets and liabilities of the Immudyne Inc.’s yeast beta glucan manufacturing business for $850,000. On February 7, 2018, the Company and Mr. McLaughlin entered into an amendment to the asset purchase agreement to amend the purchase price of the assets, whereby Mr. McLaughlin agreed, through Newco, to purchase the assets of the yeast beta glucan manufacturing business, for the following: (i) two million (2,000,000) shares of the Company’s common stock payable on February 12, 2018 the Closing Date, (ii) One Hundred and Ninety Thousand Dollars ($190,000) payable on the Closing Date, and (c) Two Hundred Thousand Dollars ($200,000) payable within 120 days following the Closing Date.

F-29

Immudyne, Inc.

Consolidated Balance Sheets

	March 31, 2018	December 31, 2017
	(unaudited)
ASSETS

Current Assets
Cash	$229,828	$141,379
Trade accounts receivable, net	85,799	128,190
Other receivables	200,000	-
Product deposit	36,992	16,500
Inventory, net	601,174	681,258
Other current assets	51,735	-
Assets held for sale	-	296,483
Total Current Assets	$1,205,528	$1,263,810

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities
Accounts payable and accrued expenses	$318,402	$391,759
Notes payable	-	167,479
Liabilities held for sale	-	81,733
Total Current Liabilities	318,402	640,971

Stockholders’ Equity (Deficit)
Common stock, $0.01 par value; 100,000,000 shares authorized, 43,993,063 and 44,493,063 shares issued, 43,477,863 and 43,977,863 outstanding as of March 31, 2018 and December 31, 2017, respectively	429,930	444,930
Additional paid-in capital	11,139,850	11,500,537
Accumulated (deficit)	(10,272,566)	(10,899,843)
	1,297,214	1,045,624
Treasury stock, 515,200 and 515,200 shares, at cost	(163,701)	(163,701)
Total Immudyne, Inc. Stockholders’ (Deficit)	1,133,513	881,923

Non-controlling interest	(246,387)	(259,084)

Total Stockholders’ (Deficit)	887,126	622,839

Total Liabilities and Stockholders’ (Deficit)	$1,205,528	$1,263,810

The accompanying notes are an integral part of these consolidated financial statements

F-30

Immudyne, Inc.

Consolidated Statements of Operations

(unaudited)

	Three Months Ended March 31,
	2018	2017

Net Sales	$1,606,491	$167,899

Cost of Sales	355,453	88,173

Gross Profit	1,251,038	79,726

Operating expenses
Compensation and related expenses	143,646	263,886
Professional fees	132,115	98,844
Marketing expenses	897,164	10,800
General and administrative expenses	357,427	107,989
Total operating expenses	1,530,352	481,519

Operating Loss	(279,314)	(401,793)

Change in fair value of derivative liability	-	(48,192)
Interest (expense)	(6,450)	(649,357)

Loss from continuing operations	(285,764)	(1,099,342)
Income from discontinued operations, including gain on sale, net of income taxes	925,738	26,807
Net income (loss)	639,974	(1,072,535)

Net income (loss) attributable to noncontrolling interests	12,697	(27,730)

Net Income (loss) attributable to Immudyne, Inc.	$627,277	$(1,044,805)

Basic loss per share attributable to Immudyne, Inc. from continuing operation	$(0.01)	$(0.03)
Basic income per share attributable to Immudyne, Inc. from discontinued operation	0.02	0.00
Diluted loss per share attributable to Immudyne, Inc. from continuing operation	(0.01)	(0.03)
Diluted income per share attributable to Immudyne, Inc. from discontinued operation	$0.02	$0.00

Average number of common shares outstanding
Basic	43,509,730	37,581,987
Diluted	46,239,430	37,581,987

The accompanying notes are an integral part of these consolidated financial statements

F-31

Immudyne, Inc.

Consolidated Statement of Stockholders’ Equity (Deficit)

For the Three Months Ended March 31, 2018

(unaudited)

	Immudyne, Inc.
			Additional
	Common Stock		Paid-in	Accumulated	Treasury	Sub	Noncontrolling
	Shares	Amount	Capital	(Deficit)	Stock	Total	interest	Total

Balance at December 31, 2016	35,570,157	$355,701	$9,070,064	$(9,693,882)	$(87,053)	$(355,170)	$(6,555)	$(361,725)
								-
Issuance of common stock for services	1,275,000	12,750	826,188	-	-	838,938	-	838,938
Sale of common stock and warrants	2,927,156	29,271	643,974	-	-	673,245	-	673,245
Conversion of non-controlling interest equity for shares and warrants	1,319,211	13,192	290,226	-	-	303,418	(303,418)	-
Conversion of note payable	755,179	7,552	184,640	-	-	192,192	-	192,192
Loss on settlement of notes and other payables	-	-	553,222	-	-	553,222	-	553,222
Conversion of accrued expenses	217,390	2,174	47,826	-	-	50,000	-	50,000
Issuance of common stock in relation to debt offering	217,391	2,174	54,348	-	-	56,522	-	56,522
Cashless exercise of options	2,211,579	22,116	(22,116)	-	-	-	-	-
Purchase of treasury stock	-	-	-	-	(76,648)	(76,648)	-	(76,648)
Issuance of stock options for services	-	-	113,522	-	-	113,522	-	113,522
Investment in subsidiary by noncontrolling interest, net of distributions	-	-	-	-	-	-	63,377	63,377
Reclassification of options, warrants and other contracts to derivative liabilities upon issuance	-	-	(261,357)	-	-	(261,357)	-	(261,357)

Net (loss)	-	-	-	(1,205,961)	-	(1,205,961)	(12,488)	(1,218,449)
Balance at December 31, 2017	44,493,063	$444,930	$11,500,537	$(10,899,843)	$(163,701)	$881,923	$(259,084)	$622,839

Issuance of common stock for services	500,000	5,000	62,655	-	-	67,655	-	67,655
Stock repurchase from shareholder	-	-	-	-	(460,000)	(460,000)	-	(460,000)
Retirement of common stock	(2,000,000)	(20,000)	(440,000)	-	460,000	-	-	-
Issuance of stock options for services	-	-	16,658	-	-	16,658	-	16,658

Net (loss)	-	-	-	627,277	-	627,277	12,697	639,974
Balance at March 31, 2018	42,993,063	$429,930	$11,139,850	$(10,272,566)	$(163,701)	$1,133,513	$(246,387)	$887,126

The accompanying notes are an integral part of these consolidated financial statements

F-32

Immudyne, Inc.

Consolidated Statements of Cash Flows

(unaudited)

	Three Months Ended March 31,
	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (Loss)	$639,974	(1,072,535)
Adjustments to reconcile net (loss) to net cash (used) by operating activities
Change in fair value of derivative liability	-	48,192
Bad debt recovery	-	(38,027)
(Gain) loss on discontinued operations and disposal	(691,425)	(26,807)
Amortization of debt discount	-	81,558
Loss on settlement of notes and other payables	-	553,222
Stock compensation expense	-	190,188
Issuance of warrants for services	-	-
Changes in Assets and Liabilities
Trade accounts receivable	42,391	69,881
Other receivables	-	-
Product deposit	(20,492)	-
Inventory	80,084	13,680
Other current assets	(51,735)	-
Accounts payable and accrued expenses	(73,357)	(178,222)
Net cash (used) by operating activities of continuing operations	(74,560)	(358,870)
Net cash used in operating activities of discontinued operations	140,488	(114,386)
Net cash (used in) provided by operating activities	65,928	(473,256)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of legacy business	190,000	-
Net cash provided by (used in) investing activities	190,000	-

CASH FLOWS FROM FINANCING ACTIVITIES
Investment in subsidiary by noncontrolling interest, net	-	43,378
Proceeds from notes payable	-	235,000
Proceeds from convertible note payable	-	-
Repayment of convertible note payable	-	(100,000)
Repayment of notes payable	(167,479)	(151,420)
Proceeds from options exercise	-	-
Sale of common stock and warrants	-	647,944
Purchase of treasury stock	-	(3,151)
Net cash provided by financing activities	$(167,479)	671,751

Net increase in cash	88,449	198,495

Cash at beginning of the period	141,379	182,561

Cash at end of the period	$229,828	$381,056

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest	$4,383	$3,612

Issuance of company stock for notes and other payables	$-	$192,192
Retirement of stock	$375,687	$-
Stock repurchase from shareholder	$375,687	$-
Conversion of liability as consideration on sale of legacy business	$150,000	-
Conversion of equity invested in subsidiary to common stock and warrants	$-	$272,203
Reclassification of options, warrants and other contracts to derivative liabilities upon issuance	$-	$1,569,444

The accompanying notes are an integral part of these consolidated financial statements

F-33

Immudyne, Inc.

Notes to Consolidated Financial Statements

March 31, 2018

(unaudited)

1.	Organization and Going Concern

We are an internet based direct response marketing company that in-licenses, acquires or creates innovative and proprietary products that can be sold to consumers around the world via our technology infrastructure and relationships with agencies, third party marketers, and online advertising platforms such as Facebook and Google. We currently have two commercial stage products and intend to launch an additional four products in 2018. Our leading product, launched in the second quarter of 2017, is a patented shampoo, conditioner, and leave-in foamer for thicker, fuller hair. Our second product, launched in the first quarter of 2018, is a nutritional supplement for immune support.

In 2015, the Company formed a joint venture domiciled in Puerto Rico, Innate Skincare, LLC (“Innate”). Under the terms of the joint venture agreement, the Company held a 33.3% equity interest, and a 51% controlling voting interest, in Innate. On January 20, 2016, Innate amended its limited liability company operating agreement and changed its legal name to Immudyne PR LLC (“Immudyne PR”). On April 1, 2016, Immudyne PR further amended its operating agreement and restated the Company’s ownership and voting interest in Immudyne PR increasing its ownership to 78.1667% resulting in a charge to noncontrolling interest and additional paid-in-capital of $91,612. Immudyne PR was formed to launch a complete skin care regime formulated using strategic ingredients provided by the Company. In the second quarter of 2017, Immudyne PR expanded their product line and launched their in-licensed patented hair loss shampoo and conditioner.

Throughout 2017, we manufactured, distributed and sold natural immune support products containing our proprietary yeast beta glucans, a group of beta glucans naturally occurring in the cell walls of yeast that have been shown through testing and analysis to support the immune system. Beta glucans, or β-Glucans, are a natural extract that are considered to be “biological response modifiers” that support the immune system. The most common sources of beta glucans are from the cell walls of baker’s yeast, the cellulose in plants, the bran of cereal grains and certain fungi and bacteria.

In 2017, our yeast beta glucan nutraceutical and cosmetic product lines consisted of our natural, premium yeast beta glucans in oral and topical applications. We offered our yeast beta glucans as natural raw material ingredients in bulk quantities, our “Nutraceutical and Cosmetic Additives” segment, and finished, consumer products packaged under our brands as well as private label brands, our “Finished Cosmetic Products” segment, which were marketed directly to consumers.

In the first quarter of 2018 we sold assets and certain liabilities related to our legacy business that manufactured raw yeast beta glucan. As a result of this divestiture, we solely operate our online direct marketing business owned by Immudyne PR.

The Company has funded operations in the past through the sales of its products, issuance of common stock and through loans and advances from officers and directors. The Company’s continued operations are dependent upon obtaining an increase in its sales volume and the continued financial support from officers and directors or the issuance of additional shares of common stock.

The accompanying financial statements have been prepared on the basis that the Company will continue as a going concern, which assumes the realization of assets and the satisfaction of liabilities in the normal course of business. At March 31, 2018, the Company has an accumulated deficit approximating $10.3 million and has incurred negative cash flows from operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Based on the Company’s cash balance at March 31, 2018, and projected cash needs for 2018, management estimates that it will need to increase sales revenue and/or raise additional capital to cover operating and capital requirements for the 2018 fiscal year. Management will need to raise the additional needed funds through increased sales volume, issuing additional shares of common stock or other equity securities, or obtaining debt financing. Although management has been successful to date in raising necessary funding, there can be no assurance that sales revenue will substantially increase or that any required future financing can be successfully completed on a timely basis, or on terms acceptable to the Company.

F-34

Immudyne, Inc.

Notes to Consolidated Financial Statements

March 31, 2018

(unaudited)

2.	Summary of Significant Accounting Policies

Principles of Consolidation

The Company evaluates the need to consolidate affiliates based on standards set forth in ASC 810 Consolidation (“ASC 810”).

The consolidated financial statements include the accounts of the Company and its majority owned subsidiary, Immudyne PR and variable interest entities (VIE’s) in which the Company has been determined to be the primary beneficiary. The non- controlling interest in Immudyne PR represents the 21.833% equity interest held by other members of the joint venture. All significant consolidated transactions and balances have been eliminated in consolidation.

Variable Interest Entities

The Company follows ASC 810-10-15 guidance with respect to accounting for variable interest entities (each, a “VIE”). These entities do not have sufficient equity at risk to finance their activities without additional subordinated financial support from other parties or whose equity investors lack any of the characteristics of a controlling financial interest. A variable interest is an investment or other interest that will absorb portions of a VIE’s expected losses or receive portions of its expected residual returns and are contractual, ownership, or pecuniary in nature and that change with changes in the fair value of the entity’s net assets. A reporting entity is the primary beneficiary of a VIE and must consolidate it when that party has a variable interest, or combination of variable interests, that provides it with a controlling financial interest. A party is deemed to have a controlling financial interest if it meets both of the power and losses/benefits criteria. The power criterion is the ability to direct the activities of the VIE that most significantly impact its economic performance. The losses/benefits criterion is the obligation to absorb losses from, or right to receive benefits from, the VIE that could potentially be significant to the VIE. The VIE model requires an ongoing reconsideration of whether a reporting entity is the primary beneficiary of a VIE due to changes in facts and circumstances.

By our fiscal year ending December 31, 2017, we ceased processing credit card charges through all VIE merchant accounts. At March 31, 2018 and December 31, 2017, we recorded the merchant reserves from these VIE merchant accounts on our balance sheet as accounts receivable.

Immudyne PR is the primary beneficiary of Innerwell Skincare LLC, Spurs 5, LLC, and Salus LLC, which are qualified as VIEs. The assets and liabilities and revenues and expenses of these VIEs included in the financial statements of Immudyne PR and further included in the consolidated financial statements. The assets and liabilities include balances due from and due to the subsidiaries of Immudyne PR. These inter-company receivables and payables are eliminated upon consolidation of the VIE with Immudyne PR and Immudyne. No assets were pledged or given as collateral against any borrowings.

F-35

Immudyne, Inc.

Notes to Consolidated Financial Statements

March 31, 2018

(unaudited)

2.	Summary of Significant Accounting Policies (Continued)

Variable Interest Entities (Continued)

The Company utilizes third party entities to provide and increase credit card processing capacity and optimize corresponding rates and fees. A majority of these entities provide this service as independent contractors in exchange for a one (1%) percent fee of the net revenues processed and collected by such contractors from sales initiated by the Company. The VIEs consolidated in the Company’s financial statements are primarily contracted to credit card processing through one or more merchant banks contracted by each VIE. Upon receipt of funds by each VIE, the collection of receipts less any returns, chargeback and other fees charged by such merchant bank is transferred to Immudyne PR.

Use of Estimates

The Company prepares its consolidated financial statements in conformity with accounting principles generally accepted in the United States of America which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Some of the more significant estimates required to be made by management include the determination of reserves for accounts receivable, returns and allowances, the accounting for derivatives, the valuation of inventory and stockholders’ equity based transactions. Actual results could differ from those estimates.

Derivative Liabilities

Under ASC 815-40-05, Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in a Company’s Own Stock, in the event the Company does not have a sufficient number of authorized and unissued shares of common stock to satisfy obligations for stock options, warrants and other instruments potentially convertible into common stock, the fair value of these instruments should be reported as a derivative liability. Pursuant to the outstanding option, warrant and convertible debt agreements, there is currently no effective registration statement covering the shares of common stock underlying these agreements, which are currently subject to a cashless exercise whereby the holders, at their option, may surrender their options and warrants to the company in exchange for shares of common stock. The number of shares of common stock into which an option or a warrant would be exchangeable in such a cashless exercise depends on both the exercise price of the options or warrant and the market price of the common stock, each at or near the time of exercise. Because the market price is variable, it is possible that the Company could have insufficient authorized shares to satisfy a cashless exercise. In this scenario, if the Company were unable to obtain shareholder approval to increase the number of authorized shares, the Company could be obligated to settle such a cashless exercise with cash rather than by issuing shares of common stock. Further, ASC 815-40-05 requires that the Company record the potential settlement obligation at each reporting date using the current estimated fair value of these contracts, with any changes in fair value being recorded through our statement of operations. The Company had reported the potential settlement obligation as a derivative liability. In the third quarter of 2017, the Company obtained a majority of shareholders’ approval and amended its Articles of Incorporation to increase the number of shares of its authorized common stock, therefore the derivative liability is no longer applicable.

Sequencing Policy

Under ASC 815-40-35, the Company has adopted a sequencing policy whereby, in the event that reclassification of contracts from equity to assets or liabilities is necessary pursuant to ASC 815 due to the Company’s inability to demonstrate it has sufficient authorized shares, shares will be allocated on the basis of the earliest issuance date of potentially dilutive instruments, with the earliest grants receiving the first allocation of authorized but unissued shares, and all future instruments being classified as a derivative liability, with the exception of instruments related to share-based compensation issued to employees or directors.

Inventory

At March 31, 2018 and December 31, 2017, inventory consisted primarily of finished cosmetic products. Inventory is maintained in a third-party warehouse in Pennsylvania.

Inventory is valued at the lower of cost or net realizable value with cost determined on a first-in, first-out (“FIFO”) basis. Management compares the cost of inventory with the net realizable value and an allowance is made for writing down inventory to net realizable, if lower. At March 31, 2018 and December 31, 2017, the Company recorded an inventory reserve in the amount of $12,500 and $12,500, respectively. As of March 31, 2018 and December 31, 2017, the inventory balances were $601,174 and 681,258, respectively.

F-36

Immudyne, Inc.

Notes to Consolidated Financial Statements

March 31, 2018

(unaudited)

2.	Summary of Significant Accounting Policies (continued)

Revenue Recognition

The Company records revenue under the adoption of ASC 606 by analyzing exchanges with its customers using a five-step analysis such as identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. The Company’s policy is to record revenue as earned when a firm commitment, indicating sales quantity and price exists, delivery has taken place and collectability is reasonably assured. The Company generally records sales of finished cosmetic products once the customer places the order and the product is simultaneously shipped, but in limited cases if title does not pass until the product reaches the customer’s delivery site, then recognition of revenue should be deferred until that time, however the Company does not have a process to properly record the recognition of revenue if orders are not immediately shipped. Delivery is considered to have occurred when title and risk of loss have transferred to the customer. Provisions for discounts, returns, allowances, customer rebates and other adjustments are netted with gross sales. The Company accounts for such provisions during the same period in which the related revenues are earned. Customer discounts, returns and rebates in the three months ended March 31, 2018 and 2017, approximated $88,000 and $38,000, respectively.

There are no formal sales incentives offered to any of the Company’s customers. Volume discounts may be offered from time to time to customers purchasing large quantities on a per transaction basis.

Accounts receivable

Accounts receivable are carried at original invoice amount less an estimate made for holdbacks and doubtful receivables based on a review of all outstanding amounts. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history and current economic conditions and sets up an allowance for doubtful accounts when collection is uncertain. Customers’ accounts are written off when all attempts to collect have been exhausted. Recoveries of accounts receivable previously written off are recorded as income when received. At March 31, 2018 and December 31, 2017, the accounts receivable reserve was approximately $0 and $0, respectively. At March 31, 2018 and December 31, 2017, the reserve for sales returns and allowances was approximately $27,400 and $23,200, respectively.

F-37

Immudyne, Inc.

Notes to Consolidated Financial Statements

March 31, 2018

(unaudited)

2.	Summary of Significant Accounting Policies (continued)

Income Taxes

The Company files Corporate Federal and State tax returns, while Immudyne PR, which was formed as a limited liability company, files a separate tax return with any tax liabilities or benefits passing through to its members.

The Company records current and deferred taxes in accordance with Accounting Standards Codification (ASC) 740, “Accounting for Income Taxes.” This ASC requires recognition of deferred tax assets and liabilities for temporary differences between tax basis of assets and liabilities and the amounts at which they are carried in the financial statements, based upon the enacted rates in effect for the year in which the differences are expected to reverse. The Company establishes a valuation allowance when necessary to reduce deferred tax assets to the amount expected to be realized. The Company periodically assesses the value of its deferred tax asset, a majority of which has been generated by a history of net operating losses and determines the necessity for a valuation allowance. ASC 740 also provides a recognition threshold and measurement attribute for the financial statement recognition of a tax position taken or expected to be taken in a tax return. Using this guidance, a company may recognize the tax benefit from an uncertain tax position in its financial statements only if it is more likely-than-not (i.e., a likelihood of more than 50%) that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.

The Company’s tax returns for all years since December 31, 2014, remain open to taxing authorities.

Stock-Based Compensation

The Company follows the provisions of ASC 718, “Share-Based Payment”. Under this guidance compensation cost generally is recognized at fair value on the date of the grant and amortized over the respective vesting periods. The fair value of options at the date of grant is estimated using the Black-Scholes option pricing model. The expected option life is derived from assumed exercise rates based upon historical exercise patterns and represents the period of time that options granted are expected to be outstanding. The expected volatility is based upon historical volatility of the Company’s shares using weekly price observations over an observation period that approximates the expected life of the options. The risk-free rate approximates the U.S. Treasury yield curve rate in effect at the time of grant for periods similar to the expected option life. Due to limited history of forfeitures, the estimated forfeiture rate included in the option valuation was zero.

Many of the assumptions require significant judgment and any changes could have a material impact in the determination of stock-based compensation expense.

F-38

Immudyne, Inc.

Notes to Consolidated Financial Statements

March 31, 2018

(unaudited)

2.	Summary of Significant Accounting Policies (continued)

Earnings (Loss) Per Share

Basic earnings (loss) per common share is based on the weighted average number of shares outstanding during each period presented. Warrants and options to purchase common stock are included as common stock equivalents only when dilutive. Potential common stock equivalents are excluded from dilutive earnings per share when the effects would be antidilutive.

Common stock equivalents comprising shares underlying 5,481,100 options and warrants for the three months ended March 31, 2018 have not been included in the income per share calculations as the effects are anti-dilutive. Common stock equivalents comprising shares underlying 18,295,335 options and warrants for the three months ended March 31, 2017 have not been included in the loss per share calculation as the effects are anti-dilutive

Recent Accounting Pronouncements

In May 2017, the FASB issued ASU 2017-09, Compensation - Stock Compensation (Topic 718): Scope of Modification Accounting. The new standard provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. This pronouncement is effective for annual reporting periods beginning after December 15, 2017 but early adoption is permitted. The Company is currently evaluating the impact of adopting this guidance.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”). ASU 2016-15 addresses eight specific cash flow issues with the objective of reducing diversity in practice regarding how certain cash receipts and cash payments are presented in the statement of cash flows. The standard provides guidance on the classification of the following items: (1) debt prepayment or debt extinguishment costs, (2) settlement of zero-coupon debt instruments, (3) contingent consideration payments made after a business combination, (4) proceeds from the settlement of insurance claims, (5) proceeds from the settlement of corporate-owned life insurance policies, (6) distributions received from equity method investments, (7) beneficial interests in securitization transactions, and (8) separately identifiable cash flows. The Company is required to adopt ASU 2016-15 for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2017 on a retrospective basis. Early adoption is permitted, including adoption in an interim period. We have reviewed ASU 2016-15 and have determined that it will not have any material effect on our financial statements and related disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes all existing guidance on accounting for leases in ASC Topic 840. ASU 2016-02 is intended to provide enhanced transparency and comparability by requiring lessees to record right-of-use assets and corresponding lease liabilities on the balance sheet. ASU 2016-02 will continue to classify leases as either finance or operating, with classification affecting the pattern of expense recognition in the statement of income. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted. ASU 2016-02 is required to be applied with a modified retrospective approach to each prior reporting period presented with various optional practical expedients. We have reviewed ASC 842 and have determined that it will not have any material effect on our financial statements and related disclosures.

F-39

Immudyne, Inc.

Notes to Consolidated Financial Statements

March 31, 2018

(unaudited)

2.	Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements (continued)

In May 2014, the FASB issued Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606). The new revenue recognition standard (“ASC 606”) provides a five-step analysis of transactions to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This Topic defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under existing GAAP including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. The two permitted transition methods under the new standard are the full retrospective method or the modified retrospective method. The new standard is effective for annual reporting periods beginning after December 15, 2017, and accordingly we are required to adopt this standard effective January 1, 2018, the beginning of our fiscal year. We have reviewed ASC 606 and have determined that it will not have any material effect on our revenue recognition.

All other accounting standards that have been issued or proposed by the FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

Fair Value of Financial Instruments

The carrying value of the Company’s financial instruments, including cash, trade accounts receivable, accounts payable and accrued expenses and the face amount of notes payable approximate fair value for all periods.

Noncontrolling Interests

The Company accounts for its less than 100% interest in Immudyne PR in accordance with ASC Topic 810, Consolidation, and accordingly the Company presents noncontrolling interests as a component of equity on its consolidated balance sheet and reports the noncontrolling interest’s share of the Immudyne PR net loss attributable to noncontrolling interests in the consolidated statement of operations.

Consolidation of Variable Interest Entities

In accordance with ASC 810-10-25-37 and as amended by ASU 2009-17, the Company determines whether any legal entity in which the Company becomes involved is a VIE and subject to consolidation. The Company conducts an assessment on an ongoing basis for each VIE including (1) the power to direct activities of the VIE that most significantly impact the VIE’s economic performance, and (2) the obligation to absorb losses or right to receive benefits from the VIE that could potentially be significant to the VIE. As a result, the Company determined that six entities were VIEs and subject to consolidation.

F-40

Immudyne, Inc.

Notes to Consolidated Financial Statements

March 31, 2018

(unaudited)

2.	Summary of Significant Accounting Policies (continued)

Concentration of Credit Risk

The Company grants credit in the normal course of business to its customers. The Company periodically performs credit analysis and monitors the financial condition of its customers to reduce credit risk.

The Company monitors its positions with, and the credit quality of, the financial institutions with which it invests. The Company, at times, maintains balances in various operating accounts in excess of federally insured limits.

As of March 31, 2018, the Company’s accounts receivable had a concentration from three customers of 34%, 33% and 14%, respectively. As of March 31, 2018, one credit card processors accounted for 35% of accounts receivable.

As of March 31, 2017, the Company’s accounts receivable had no significant concentration from any customer. As of March 31, 2017, three credit card processors accounted for 42%, 25% and 12% of accounts receivable.

3.	Discontinued Operations and Assets and Liabilities Held for Sale

On January 29, 2018, the Company entered into a Legacy Asset Sale Agreement with Mark McLaughlin (former President and CEO) whereby the Company sells the net assets of the legacy beta glucan business for $850,000. On February 7, 2018, the Company and Mr. McLaughlin entered into an amendment to the asset purchase agreement to amend the purchase price of the assets, whereby Mr. McLaughlin agreed, through a newly formed entity, to purchase the assets and liabilities of the yeast beta glucan manufacturing business, for the following: (i) 2,000,000 shares of the Company’s common stock (valued at $0.23 per share or $460,000), payable on February 12, 2018, (the “Closing Date”), (ii) $190,000 payable on the Closing Date, (iii) $200,000 payable within 120 days following the Closing Date, and (iv) the waiver of all rights to any severance payment in the amount of $150,000. The total purchase price per the amended asset sale agreement was $1,000,000. The total net assets and liabilities transferred in the sale was $255,248, resulting in a gain on sale of $744,752.

Operating results for the three months ended March 31, 2018 and 2017 for the yeast beta glucan manufacturing business are presented as discontinued operations and the assets and liabilities classified as held for sale are presented separately in the balance sheet.

A breakdown of the discontinued operations is presented as follows:

	Three months ended
	March 31, 2018	March 31, 2017
Net Sales	$363,613	$256,563
Cost of Sales	56,666	115,183
Gross Profit	306,947	141,380
Operating expenses	125,960	114,573
Income from discontinued operations	180,987	26,807
Gain on sale	744,752	-
Net income from discontinued operations	$925,738	$26,807

Assets and liabilities of discontinued operations held for sale included the following:

	March 31, 2018	December 31, 2017
Current assets:
Trade accounts receivable, net	$-	$270,580
Inventory, net	-	25,903
	$-	$296,483

Current liabilities:
Accounts payable and accrued expenses	$-	$81,733
	$-	$81,733

F-41

Immudyne, Inc.

Notes to Consolidated Financial Statements

March 31, 2018

(unaudited)

4.	Notes Payable

In the third quarter of 2016 the Company commenced an offering pursuant to which it offered 11% subordinated promissory notes in fifty thousand ($50,000) dollar increments combined with 62,500 shares of the Company’s Common Stock for a maximum offering amount of $200,000 (the “Offering”). In August and September 2016, the Company sold promissory notes totaling $150,000 to three unrelated individuals. Two of the promissory notes totaling $100,000 were payable in February 2017 and one promissory note for $50,000 was payable in March 2017. In October 2016, the Company sold promissory notes totaling $50,000 to two unrelated individuals. These promissory notes were payable in October 2017. In connection with these promissory notes sold, pursuant to the Offering, the Company issued 250,000 shares of common stock valued at $58,750 which was recorded as a debt discount and were amortized over the term of these notes. Amortization of the debt discounts for the year ended December 31, 2017 and 2016 was $25,035 and $33,715, respectively. During 2016, the Company repaid $68,600 of the principal balance; and as a result, the outstanding balances of these notes as of December 31, 2016, were $131,400. The balance of debt discount related to the subordinated promissory notes is $25,035 at December 31, 2016. During 2017, the Company repaid $81,420 of the principal balance and converted the remaining balance of $49,980 into 196,000 shares of common stock and 98,000 warrants, which satisfied the notes in full. The fair market value of the shares and warrants issued upon conversion was determined to be $179,384, of which $129,404 was included in loss on extinguishment of debt. Interest expense related to these notes for the three months ended March 31, 2018 and 2017, amounted to $0 and $131,117, respectively.

In December 2016, the Company borrowed $100,000 from an officer and issued a convertible promissory note with a maturity date of February 28, 2017. The loan bore no interest. This note was convertible if not repaid by the maturity date at a conversion price of $0.23 per Unit. Each Unit shall consist of one share of the Company’s common stock and one three-year common-stock warrant to purchase one-half of one share of the Company’s common stock with an exercise price of $0.40 per share. In March 2017, the Company repaid the entire outstanding balance of this note.

In January 2017, the Company borrowed $200,000 and issued a promissory note with a 5% original issue discount for a total principal amount of $210,000. The loan incurred 11% interest per annum and matured in various tranches from February 2017 through April 2017. In addition, the Company issued 217,391 shares of common stock related to this note. In February 2017, the Company repaid $70,000 of the principal balance of this note. In March 2017, the Company converted the remaining $140,000 of the principal balance of this note and accrued interest of $2,212 in exchange for 559,179 shares of common stock and 304,348 warrants which satisfied the note in full. The fair market value of the shares and warrants issued upon conversion was determined to be $566,030, of which $423,818 was included in loss on extinguishment of debt.

In February 2017, the Company borrowed $25,000 from an American Express working capital line with 60 days maturity. The interest for this loan is a flat fee of $250. On April 17, 2017, the Company repaid this loan. In June 2017, the Company borrowed $74,043 from an American Express working capital line with 90 days maturity. The interest for this loan is a flat fee of $1,111. On August 30, 2017, the Company repaid this loan. In September 2017, the Company borrowed $77,333 from an American Express working capital line with 90 days maturity. The interest for this loan is a flat fee of $1,160. In November 2017, $42,479 was drawn from the line of credit and $78,493 was paid back in December 2017. In the first quarter of 2018 the Company repaid this loan. As of March 31, 2018 and December 31, 2017, there was $0 and $42,479 outstanding, respectively.

In December 2017, Immudyne PR received two working capital loans from related parties for $50,000 and $75,000 respectively. The loans accrue at 2% interest per month and mature in February 2018. In February 2018, the Company repaid these loans with all outstanding accrued interest.

Interest expense related to loans from officers, directors and other related individuals amounted to $4,383 and $1,713 for the three months ended March 31, 2018 and 2017, respectively.

Total interest expense on notes payable, inclusive of amortization of debt discount of $0 and $91,556, amounted to $6,450 and $649,357 for the three months ended March 31, 2018 and 2017, respectively.

F-42

Immudyne, Inc.

Notes to Consolidated Financial Statements

March 31, 2018

(unaudited)

5.	Income Taxes

At March 31, 2018, the Company has approximately $2,761,000 of operating loss carryforwards for federal that may be applied against future taxable income. The net operating loss carryforwards will begin to expire in the year 2021 if not utilized prior to that date, expiring during various year through 2037. There is no provision for income taxes because the Company has historically incurred operating losses and maintains a full valuation allowance against its net deferred tax assets.

The Tax Cuts and Jobs Act (the “Act”) was enacted on December 22, 2017. The Act reduces the US federal corporate tax rate from 34% to 21%. The most significant impact of the legislation for the Company was a $242,000 reduction of the value of net deferred tax assets (which represent future tax benefits) as a result of lowering the U.S. corporate income tax rate from statutory rate of 34% to 21%.

The valuation allowance overall decreased by approximately $439,000 during the three months ended March 31, 2018. The Company has fully reserved the deferred tax asset resulting from available net operating loss carryforwards.

The tax effect of temporary differences that gave rise to significant portion of the deferred tax assets were as follows:

Net operating loss	$726,000
Accounts receivable reserves	-
Inventory reserves	-
Stock compensation	73,000
Net deferred tax asset	799,000
Valuation allowance	(799,000)
Total	$-

The net operating loss carryforwards could be subject to limitation in any given year in the event of a change in ownership as defined by IRC Section 382.

6.	Stockholders’ Equity

Common Stock

In January 2017, the Company issued 1,183,490 shares of common stock pursuant to a conversion of Immudyne PR equity contributions of $272,203 into equity of Immudyne, Inc. by the noncontrolling interest.

In January 2017, the Company issued 217,391 shares of common stock in relation to issuance of a $210,000 note payable.

In the first quarter of 2017, the Company commenced an offering to sell up to 4,000,000 shares of common stock at a price of $0.23 per share and warrants to purchase up to 2,000,000 shares of common stock exercisable any time prior to the second anniversary of the issuance. The warrants are paired with the stock on the basis of one warrant for every two shares of stock purchased. During 2017, the Company received subscriptions in the amount of 2,927,156 shares and issued 1,463,578 warrants and proceeds in the amount of $673,246.

F-43

Immudyne, Inc.

Notes to Consolidated Financial Statements

March 31, 2018

(unaudited)

6.	Stockholders’ Equity (continued)

Common Stock (continued)

In March 2017, the Company issued 755,179 shares of common stock for the conversion of the outstanding balance of three notes payable totaling $499,802 (see Note 4).

On April 24, 2017, the Company, issued 217,390 shares of common stock pursuant to a stock subscription agreement and the Company issued 108,696 warrants with an exercise price of $0.40 per share for the stated consideration and satisfaction of obligation to pay $50,000 on the 180-day anniversary of the execution of the Sole and Exclusive License, Royalty, and Advisory Agreement dated September 1, 2016 with Pilaris Laboratories, LLC.

During the second quarter of 2017 the Company received subscriptions in the amount of 110,000 shares and issued 55,000 warrants and proceeds in the amount of $25,300.

On June 1, 2017, the Company entered into an agreement with a consultant to provide services, with a six-month term, and issued 125,000 shares of common stock as compensation. The shares were valued at $45,000 and the Company is recognizing the expense over the term of the agreement. For the year ending December 31, 2017, $45,000 has been expensed and included in compensation and related expenses on the consolidated statement of operations.

In July 2017, the Company and JLS Ventures entered into a separate three year incentivized second amendment to a Service Agreement effective July 1, 2017. As compensation, the Company issued 900,000 shares of common stock valued at $432,000. The Company is recognizing the expense over the term of the agreement. For the three months ending March 31, 2018 and 2017, $36,000 and $0, respectively, has been expensed and included in compensation and related expenses on the consolidated statement of operations.

In July 2017, Mark McLaughlin, the Company’s former President and Chief Executive Officer, exercised 1,500,000 warrants on a cashless basis and was issued 1,140,000 shares of common stock.

In July 2017, Mark McLaughlin exercised 1,000,000 options on a cashless basis and was issued 800,000 shares of common stock.

In July 2017, Mark McLaughlin exercised 339,473 options on a cashless basis and was issued 271,579 shares of common stock.

In August 2017, the Company issued 100,000 shares of common stock valued at $40,000 to Acorn Management Partners L.L.C. (“Acorn”) for financial advisory, strategic business planning and other investor relation services. The Company is recognizing the expense over the term of the agreement. For the year ending December 31, 2017, $40,000 has been expensed and included in compensation and related expenses on the consolidated statement of operations.

In August 2017, the Company issued 50,000 shares of common stock valued at $20,000 to BV Global Fulfillment, LLC (“BV Global”) for fulfillment services.

In November 2017, the Company issued 100,000 shares of common stock valued at $44,000 to an employee as a bonus.

In November 2017, the Company issued 135,721 shares of common stock pursuant to a conversion of Immudyne PR equity contributions of $31,216 into equity of Immudyne, Inc. by the noncontrolling interest.

In February 2018, pursuant to the sale of the Company’s legacy yeast beta glucan assets to the Company’s former CEO, Mr. McLaughlin, 2,000,000 of Mr. McLaughlin’s shares were cancelled.

In March 2018, the Company issued 500,000 shares of common stock valued at $120,000 to a consultant for services with a 4-month term. The Company is recognizing the expense over the term of the agreement. For the three months ending March 31, 2018, $10,909 has been expensed and included in compensation and related expenses on the consolidated statement of operations

F-44

Immudyne, Inc.

Notes to Consolidated Financial Statements

March 31, 2018

(unaudited)

6.	Stockholders’ Equity (continued)

Noncontrolling Interest

On April 1, 2016, the Company increased its ownership in Immudyne PR from to 78.16667% decreasing the minority interest from 66.7% to 21.83% resulting in a charge to noncontrolling interest and additional paid-in-capital of $91,612.

In 2016, the net change in loans, contributions and distributions by other members of Immudyne PR resulted an increase in noncontrolling interests of $63,377. In 2017, the net change in loans, contributions and distributions by other members of Immudyne PR resulted an increase in noncontrolling interests of $119,894.

During 2017, the Company issued a total of 1,319,211 shares of common stock and 659,606 warrants pursuant to a conversion of Immudyne PR equity contributions of $303,418 into equity of Immudyne, Inc. by the noncontrolling interest.

For the three months ended March 31, 2018 and 2017, the net income (loss) of Immudyne PR attributed the Company amounted to $15,689 and (27,730), respectively.

Service-Based Stock Options

In February 2017, the Company issued 500,000 service-based options valued at $113,522 to a director with an exercise price of $0.20 per share. The options are fully vested and expire in 10 years.

In July 2017, the Company issued 75,000 service-based options valued at $20,985 to Brunilda McLaughlin as additional compensation in an employment agreement. These options have an exercise price of $0.35 per shares, are fully vested, and expire in 10 years.

In July 2017, the Company issued 300,000 service-based options valued at $83,939 to three directors with an exercise price of $0.35 per share. The options are fully vested and expire in 10 years.

In July 2017, the Company issued 125,000 service-based options valued at $49,219 to a consultant with an exercise price of $0.40 per share. The options are fully vested and expire in 5 years.

F-45

Immudyne, Inc.

Notes to Consolidated Financial Statements

March 31, 2018

(unaudited)

6.	Stockholders’ Equity (continued)

Service-Based Stock Options (Continued)

In July 2017, the Company issued Mark McLaughlin a ten year option to buy 750,000 shares at $0.35 vesting one-third or 250,000 shares upon signing, and 250,000 shares on July 1, 2018 and 250,000 shares on July 1, 2019. Once the options are fully vested, they expire in 10 years. The options vested at December 31, 2017 are valued at $69,949. In February 2018, Mr. McLaughlin resigned as CEO, therefore no further options will be vested.

On October 1, 2017, Michael Borenstein was appointed to our Board of Directors. As a director, Mr. Borenstein received a ten-year, fully-vested option to purchase 100,000 shares of our common stock at a price of $0.35 per share. In addition, Mr. Borenstein received four ten-year options to each purchase 75,000 shares of our common stock at prices of $0.25, $0.25, $0.35, and $0.35 per share, which vest upon the Company earning $4,000,000, $5,000,000, $6,000,000 and $7,000,000 in earnings before income taxes, respectively.

In October 2017, the Company entered into a consulting agreement with Mr. Kalkstein and issued him a ten-year option to buy 500,000 shares at $0.40 vesting 30% upon signing, 35% shall vest on the two-year anniversary of this Agreement and 35% shall vest on the three year anniversary of this Agreement. Once the options are fully vested, they expire in 10 years. The fair value of the options upon issuance was $199,897 to be recognized as an expense over the three-year term of the agreement. For the three months ended March 31, 2018 and 2017, $16,658 and $0, respectively, has been recognized as expense.

Accordingly, stock-based compensation for the three months ended March 31, 2018 and 2017 included $16,658 and $113,522, respectively, related to such service-based stock options.

A Summary of the outstanding service-based options are as follows:

Number of Options
Balance at December 31, 2016	10,700,273
Exercised	(1,339,473)
Issued	1,600,000

Balance at December 31, 2017	10,960,800
Issued	-
Expired	(500,000)
Exercised	-
Balance at March 31, 2018	10,460,800

All outstanding options are exercisable and have a cashless exercise provision, and certain options provide for accelerated vesting provisions and modifications, as defined, if the Company is sold or acquired. The intrinsic value of options outstanding and exercisable at March 31, 2018 and December 31, 2017 amounted to $650,694 and $1,210,342, respectively.

F-46

Immudyne, Inc.

Notes to Consolidated Financial Statements

March 31, 2018

(unaudited)

6.	Stockholders’ Equity (continued)

Service-Based Stock Options (continued)

The significant assumptions used to determine the fair values of options issued, using a Black-Scholes option-pricing model are as follows:

Significant assumptions:
Risk-free interest rate at grant date	1.49% - 1.98%
Expected stock price volatility	194% - 217%
Expected dividend payout	—
Expected option life-years	3 years
Weighted average grant date fair value	$0.23 - 0.41
Forfeiture rate	0%

The following is a summary of outstanding service-based options at March 31, 2018:

Exercise Price	Number of Options	Weighted Average Remaining Contractual Life

$0.10	40,800	<1 year
$0.20 - $0.25	8,120,000	5 years
$0.35	725,000	10 years
$0.40	1,575,000	5 years
Total	10,460,800

Performance-Based Stock Options

Vested

In February 2017, the Company granted performance-based options to purchase 250,000 shares of common stock at exercise prices of $0.40. The options expire in 2027 and are exercisable upon the Company achieving annual sales revenue of $5,000,000. The options are valued at $55,439. During 2017, the Company met the performance criteria. The Company recorded stock-based compensation expense of $38,867 for the three months ended March 31, 2017, related to these performance-based options.

F-47

Immudyne, Inc.

Notes to Consolidated Financial Statements

March 31, 2018

(unaudited)

6.	Stockholders’ Equity (continued)

Unvested

The Company granted performance-based options to purchase 900,000 shares of common stock at exercise price of $0.80. The options expire at various dates between 2021 and 2027 and are exercisable upon the Company achieving annual sales revenue of $10,000,000. During 2017, these unvested options were cancelled.

In July 2017, the Company granted performance-based options to purchase 6,000,000 shares of common stock with an exercise prices of $0.35 per share. The options expire in 10 years and are exercisable upon cash received by Immudyne, Inc. from Immudyne PR between $4,000,000 and $7,000,000. The aggregate fair value of these performance-based options is $1,688,212.

In the third quarter of 2017, the Company granted performance-based options to purchase 3,150,000 shares of common stock with an exercise prices of $0.25 and $0.35 per share. The options expire in 10 years and are exercisable upon the company achieving pre-tax earnings benchmarks between $4,000,000 and $7,000,000. The aggregate fair value of these performance-based options is $910,146.

In the fourth quarter of 2017, the Company granted performance-based options to purchase 600,000 shares of common stock with an exercise prices of $0.25 and $0.35 per share. The options expire in 10 years and are exercisable upon the company achieving pre-tax earnings benchmarks between $4,000,000 and $7,000,000. The aggregate fair value of these performance-based options is $242,709.

Warrants

The following is a summary of outstanding and exercisable warrants:

	Number of Shares	Weighted Average Exercise Price	Year of Expiration

Balance at December 31, 2016	1,954,981	0.19	2017 - 2019
Issued	2,634,228	0.40	2018 - 2020
Exercised	(1,500,000)	0.12	2017

Balance at December 31, 2017	3,089,119	0.40	2018 - 2020
Issued	100,000	0.50	2028
Exercised	-
Balance at March 31, 2018	3,189,119	0.41	2018 - 2028

In January 2017, the Company issued 591,745 warrants with an exercise price of $0.40 per share, in relation to an issuance of common stock for the conversion of an equity contribution into Immudyne PR by the noncontrolling interest. These warrants are fully vested and expire in two years.

In March 2017, the Company issued 403,348 warrants with an exercise price of $0.40 per share, in relation to an issuance of common stock for the conversion of debt. These warrants are fully vested and expire in two years.

In the first quarter of 2017, the Company issued 1,407,578 warrants with an exercise price of $0.40 per share, in relation to a sale of common stock. These warrants are fully vested and expire in two years.

F-48

Immudyne, Inc.

Notes to Consolidated Financial Statements

March 31, 2018

(unaudited)

6.	Stockholders’ Equity (continued)

Warrants (continued)

In April 2017, the Company issued 55,000 warrants with an exercise price of $0.40 per share, in relation to a sale of common stock. These warrants are fully vested and expire in two years.

In April 2017, the Company issued 108,696 warrants with an exercise price of $0.40 per share, in relation to an issuance of common stock for conversion of a payable. These warrants are fully vested and expire in three years.

In November 2017, the Company issued 67,861 warrants with an exercise price of $0.40 per share, in relation to an issuance of common stock for conversion of an equity contribution into Immudyne PR by the noncontrolling interest. These warrants are fully vested and expire in three years.

In March 2018, the Company issued 100,000 warrants with an exercise price of $0.50 per share, in relation to royalty license agreement. These warrants are fully vested and expire in ten years.

Warrants outstanding and exercisable amounted to 3,189,119 and 3,089,119 at March 31, 2018 and December 31, 2017, respectively. The weighted average exercise price of warrants outstanding at March 31, 2018 and December 31, 2017is $0.41 and $0.40, respectively. The warrants expire at various times between September 2018 and March 2028.

The fair value of options and warrants granted (or extended) during the three months ended March 31, 2018 and 2017, was estimated on the date of grant (or extension) using the Black-Scholes option-pricing model with the following weighted-average assumptions:

	2018	2017

Expected volatility	191%	181% - 211%
Risk free interest rate	2.44%	1.03% - 2.22%
Expected dividend yield	-	-
Expected option term (in years)	3	1.4 - 8.5
Weighted average grant date fair value	$0.21	$0.37 - 0.50

Under ASC 815-40-05, Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in a Company’s Own Stock, in the event the Company does not have a sufficient number of authorized and unissued shares of common stock to satisfy obligations for stock options, warrants and other instruments potentially convertible into common stock, the fair value of these instruments should be reported as a liability. Pursuant to the outstanding option, warrant and convertible debt agreements, there is currently no effective registration statement covering the shares of common stock underlying these agreements, which are currently subject to a cashless exercise whereby the holders, at their option, may surrender their options and warrants to the company in exchange for shares of common stock. The number of shares of common stock into which an option or a warrant would be exchangeable in such a cashless exercise depends on both the exercise price of the options or warrant and the market price of the common stock, each at or near the time of exercise. Because the market price is variable, it is possible that we could have insufficient authorized shares to satisfy a cashless exercise. In this scenario, if we were unable to obtain shareholder approval to increase the number of authorized shares, we could be obligated to settle such a cashless exercise with cash rather than by issuing shares of common stock. Further, ASC 815-40-05 requires that we record the potential settlement obligation at each reporting date using the current estimated fair value of these contracts, with any changes in fair value being recorded through our statement of operations. We reported the potential settlement obligation as a liability until such time as these contracts are exercised or expire or we are otherwise able to modify the agreements to remove the provisions which require this treatment. On September 21, 2017, the Company filed an amendment to its certificate of incorporation with the Delaware Secretary of State increasing the number of authorized shares of the Company’s common stock from 50,000,000 to 100,000,000, which enabled the Company to reclassify the derivative liability.

Stock Based Compensation

The total stock-based compensation expense related to Service-Based Stock Options, Performance-Based Stock Options and Warrants issued for service amounted to $84,313 and $190,189 for the three months ended March 31, 2018 and 2017, respectively. Such amounts are included in compensation and related expenses in the consolidated statement of operations.

F-49

Immudyne, Inc.

Notes to Consolidated Financial Statements

March 31, 2018

(unaudited)

7.	Royalties

The Company is subject to a royalty agreement based upon sales of certain hair care products. For the three months ended March 31, 2018 and 2017, the Company recognized $20,752 and $0, respectively, in royalty expense related to this agreement. As of March 31, 2018 and December 31, 2017, $34,793 and $14,039 was included in accounts payable and accrued expenses in regards to this agreement. In addition, the Company shall pay a performance fee in relation to this agreement. In April 2017, the Company issued 217,390 shares of common stock and 108,696 warrants, pursuant to a subscription agreement, for the stated consideration and satisfaction of obligation to pay $50,000 of the performance fee (see Note 8).

On March 26, 2018, the Company entered into a license agreement (the “Agreement”) with M.ALPHABET, LLC (“Alphabet”), pursuant to which Alphabet agreed to license its PURPUREX business which consists of methods and compositions developed by Licensor for the treatment of purpura, bruising, post-procedural bruising and traumatic bruising (the “Product Line”). Pursuant to the license granted under the Agreement, Immudyne PR obtains an exclusive license to incorporate (i) any intellectual property rights related to the Product Line and (ii) all designs, drawings, formulas, chemical compositions and specifications used or useable in the Product Line into one or more products manufactured, sold, and/or distributed by Alphabet for the treatment of purpura, bruising, post-procedural bruising and traumatic bruising and for all other fields of use or purposes (the “Licensed Product(s)”), and to make, have made, advertise, promote, market, sell, import, export, use, offer to sell and distribute the Licensed Product(s) throughout the world with the exception of China, Hong Kong, Japan, and Australia (the “License”).

The Company shall pay Alphabet a royalty equal to 13% of Gross Receipts (as defined in the Agreement) realized from the sales of Licensed Products. Further, so long as the Agreement is not previously terminated, the Company, also agreed to pay Alphabet $50,000 on the 120-day anniversary of the Agreement and an additional $50,000 on the 360-day anniversary of the Agreement.

Upon execution of the Agreement, Alphabet will be granted a 10-year option to purchase 100,000 shares of the Company’s common stock at an exercise price of $0.50. Further, if Licensed Products have gross receipts of $7,500,000 in any calendar year, the Company will grant Alphabet an option to purchase 100,000 shares of the Company’s common stock at an exercise price of $0.50; (ii) if Licensed Products have gross receipts of $10,000,000 in any calendar year, the Company will grant Alphabet an additional option to purchase 100,000 shares of the Company’s common stock at an exercise price of $0.50 and (iii) If Licensed Products have gross receipts of $20,000,000 in any calendar year, the Company will grant Alphabet an option to purchase 200,000 shares of the Company’s common stock at an exercise price of $0.75.

8.	Commitments and Contingencies

Leases

Immudyne PR utilizes office space in Puerto Rico which is subleased from Mr. Schreiber (President and CEO) and incurs expense of approximately $4,000 a month for this office space. Rent expense for the three months ended March 31, 2018 and 2017, was $12,000 and $36,061, respectively.

Immudyne, Inc. started paying $95 per month to WeWork for a mailing address and the ability to lease conference space on-demand at their locations worldwide. The Company incurred $285 of expenses for the period ended March 31, 2018.

In February 2018, the Company entered into a 3-year agreement to lease office space in Huntington Beach, CA beginning on March 2, 2018. The monthly rent is $2,106 for the first twelve months, $2,149 for the second twelve months and $2,235 for the third twelve months. A security deposit of $2,235 was paid for this lease.

Consulting Agreements

In August 2017, the Company entered into a Professional Service Agreement with Acorn Management Partners L.L.C. (“Acorn”) for financial advisory, strategic business planning and other investor relation services for one year effective August 8, 2017. During the term of the Agreement, Acorn shall receive $7,500 cash monthly. As additional compensation, the Company shall issue within five (5) days of signing 100,000 shares of the Company’s common stock and upon each three (3) month period thereafter during the term of the Agreement an additional 100,000 shares of the Company’s common stock for a total of 400,000 shares of the Company’s common stock.

F-50

Immudyne, Inc.

Notes to Consolidated Financial Statements

March 31, 2018

(unaudited)

8.	Commitments and Contingencies (continued)

Restricted Stock and Options

The Company has entered into two agreements on April 1, 2016 with two consultants of Immudyne PR for business development, marketing and sales related services (the “Consultant Agreements”). The consultants are treated as employees for accounting purposes. Upon signing, each consultant was issued 1,000,000 restricted shares of Immudyne, Inc. common stock. In addition, each consultant shall receive an additional 150,000 restricted shares of Immudyne, Inc. common stock for each $500,000 distributed by Immudyne PR to the Company. For each consultant, the amount of shares to be issued by the Company to the consultants shall be capped at 1,500,000 restricted shares when Immudyne PR has transferred $5,000,000 to the Company, for a combined capped total of 3,000,000 restricted shares. For the year ended December 31, 2016, 2,300,000 restricted shares of common stock have been issued related to these agreements. The Company valued the shares at their grant date for a value of $0.30 per share for a total of $690,000 to be expensed over the estimated service period.

In addition, the Consulting Agreements provided that each consultant shall receive a bonus of an additional 750,000 restricted shares of Immudyne, Inc. common stock, plus an option to buy 1,000,000 shares of Immudyne, Inc. common stock at $0.20/share (including a cashless exercise feature) when Immudyne PR has transferred to the Company at each of the following three (3) thresholds: $1,250,000, $2,000,000 and $3,000,000 for a total of 2,250,000 of restricted shares of Immudyne, Inc. common stock and options to purchase up to 3,000,000 shares of Immudyne, Inc. common stock at $0.20/share. As March 31, 2018 no bonus shares have been issued and no options have been granted under this agreement.

Sole and Exclusive License, Royalty, and Advisory Agreement

On September 1, 2016 Immudyne PR entered into a sole and exclusive license, royalty and advisory agreement with Pilaris Laboratories, LLC (“Pilaris”) relating to Pilaris’ PilarisMax shampoo formulation and conditioner. The term of the agreement will be the life of the US Patent held by Pilaris. As consideration for granting Immudyne PR this license, Pilaris will receive on quarterly basis, 10% of the net income collected by the licensed products based on the following formula: Net Income = total income – cost of goods sold – advertising and operating expenses directly related to the marketing of the licensed products. In addition, Immudyne PR shall pay Pilaris a performance fee of $50,000 on the 180-day anniversary of the agreement and an additional $50,000 performance fee on the 365-day anniversary of the agreement. For the year ended December 31, 2017, the Company recognized expenses related to the performance fee in the amount of $100,000. In April 2017, the Company issued 217,390 shares of common stock and 108,696 warrants, pursuant to a subscription agreement, for the stated consideration and satisfaction of obligation to pay $50,000 on the 180-day anniversary of the execution of this agreement. As of March 31, 2018 and December 31, 2017, $34,793 and $14,039 was included in accounts payable and accrued expenses in regards to this agreement.

Legal Matters

In the normal course of business operations, the Company may become involved in various legal matters. At March 31, 2018, the Company’s management does not believe that there are any potential legal matters that could have an adverse effect on the Company’s financial position.

F-51

Immudyne, Inc.

Notes to Consolidated Financial Statements

March 31, 2018

(unaudited)

9.	Other Receivables

As part of the sale of our legacy beta glucan business, the buyer is required to pay $200,000 on the 120th day after the closing date. As such, the Company has recorded a receivable of $200,000, which it expects to receive on June 12, 2018.

10.	Product Deposit

Many of our vendors require deposits when a purchase order is placed for goods. We recorded $36,992 as a product deposit with two vendors for the purchase of raw materials for products we sell online. Our vendor issues a credit memo when sending their final invoice, reducing the amount the Company owes for the deposit amount on file with the vendor.

11.	Related Party Transactions

Certain related party transactions were incurred by the legacy business that was sold in February 2018, including reimbursement of home office expenditures to the Company’s former President, employment of the Company’s former President’s wife, and legal and business advisory services provided by one of its directors.

Immudyne PR utilizes BV Global Fulfillment, owned by the father of Mr. Schreiber, the Company’s current Chief Executive Officer, and incurred $29,720 and $10,369 for the three months ended March 31, 2018 and 2017, respectively, for these services.

Taggart International Trust (“Taggart”), a shareholder; provides credit card processing services through one or more merchant banks. Taggart did not receive any compensation for these services.

JLS Ventures LLC, owned by our current CEO, provides credit card processing services through one or more merchant banks. JLS Ventures LLC did not receive any compensation for these services.

JSDC, Inc., owned by CEO, provides credit card processing services through one or more merchant banks. JSDC, Inc. did not receive any compensation for these services.

Immudyne PR utilizes office space in Puerto Rico which is subleased from Mr. Schreiber (President and CEO) incurs expense of approximately $4,000 a month for this office space.

In December 2017, Immudyne PR received two working capital loans from Robert Kalkstein, the Company’s CFO, and from Mr. Schreiber for $50,000 and $75,000, respectively. The loans accrue at 2% interest per month and mature in February 2018. Accrued interest relating to the loans were $1,867 as of December 31, 2017. In February 2018, these loans were repaid in full.

During 2017, the Company issued a total of 1,319,211 shares of common stock to Mr. Schreiber pursuant to a conversion of Immudyne PR equity contributions of $303,419 into equity of Immudyne, Inc.

On November 20, 2017, the Company entered into an agreement (the “Agreement”) with JOJ Holdings, LLC (“JOJ”). Pursuant to the terms of the Agreement, Immudyne purchased 2,000,000 shares (post-split from a 2:1 forward split on January 16, 2018) of Blockchain Industries, Inc. (“BCII”) from JOJ. The Agreement was amended on December 8, 2017 and again on March 9, 2018. In consideration for the purchase, Immudyne agreed to issue one (1) share of Immudyne common stock to JOJ for every dollar Immudyne realizes from gross proceeds on the sale of shares of BCII purchased pursuant to the Agreement, up to a total maximum aggregate amount of 5,000,000 shares. The Company has 3 years to sell the shares of BCII and has agreed not to sell more than 20% of the 30-day average daily trading volume of BCII. Justin Schreiber, the Company’s President and CEO, is the President and owner of JOJ. The transaction was determined not to meet the criteria for recognition as an exchange transaction, therefore no asset or liability has been recorded in the financial statements.

12.	Subsequent Events

The Company has evaluated subsequent events through the date these financial statements were issued.

In April 2018, the Company entered into an advisory agreement with Justin Schreiber via JLS Ventures LLC, an entity which he owns a 100% interest, to serve as President, Chief Executive Officer, and Director of the Company. As compensation for his services from January 1, 2018 through December 31, 2018, the Company issued 1,000,000 shares of common stock upon the execution of this agreement and an additional 1,000,000 shares of common stock payable on January 1, 2019 for his services from January 1, 2019 through December 31, 2019, so long as this agreement has not been previously terminated. Mr. Schreiber receives no cash compensation from the Company for his service as President, Chief Executive Officer, and Director of the Company.

In April 9, 2018, the Board of Directors of the Company adopted new by-laws (the “By-laws”), effective immediately to replace the Company’s former by-laws in its entirety. The reasons for the adoption of the By-laws can primarily be attributed to better align with Delaware General Corporation Law and clarify the Company’s quorum requirements at shareholder meetings.

F-52

4,782,610 Shares of Common Stock

Conversion Labs, Inc.

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

July 12, 2018